UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MASSACHUSETTS


                                            )
         In re:                             )         Chapter 11
                                            )
         CAMBRIDGE BIOTECH CORPORATION,     )    Case No. 94-43054-JFQ
                                            )
              Debtor                        )
                                            )



                               AMENDED (MAY 17, 1996)
                REORGANIZATION PLAN OF CAMBRIDGE BIOTECH CORPORATION
                        AS FURTHER AMENDED AS OF MAY 20, 1996



         BROWN, RUDNICK, FREED & GESMER, P.C.
         Attorneys for Cambridge Biotech Corporation
         Debtor-in-Possession

         One Financial Center
         Boston, MA  02111
         617-856-8200

         JOSEPH F. RYAN
         JAMES E. McGUIRE
         JEFFREY L. JONAS
         ANTHONY L. GRAY

         DATED:    Worcester, Massachusetts
                   May 20, 1996




                                  TABLE OF CONTENTS

         INTRODUCTION............................................



         ARTICLE I...............................................


         A. Scope Of Definitions.................................
         B. Definitions..........................................
         C. Rules Of Interpretation..............................
         D. Computation Of Time..................................


         ARTICLE II..............................................


         A. Introduction.........................................
         B. Unclassified Claims (not entitled to vote on the
            Plan)................................................
            1. Administrative Claims.............................
            2. Priority Tax Claims...............................
         C. Unimpaired Class Of Claims (not entitled to vote on
            the Plan)............................................
            1. Class 1:  Other Priority Claims...................
            2. Class 3:  General Unsecured Claims Less Than Or
               Equal To $500 (Convenience Class).................
         D. Impaired Classes Of Claims (entitled to vote on the
            Plan)................................................
            1. Class 2:  Secured Claims..........................
            2. Class 4:  All Other General Unsecured Claims......
            3. Class 5:  Securities Class Claims.................
         E. Impaired Class Of Interests (entitled to vote on the
            Plan)................................................
            1. Class 6:  Old Common Stock Interests..............













         ARTICLE III.............................................


         A. Unclassified Claims..................................
            1. Administrative Claims.............................
            2. Priority Tax Claims...............................
         B. Unimpaired Class Of Claims...........................
            1. Class 1:  Other Priority Claims...................
            2. Class 3:  General Unsecured Claims Less Than Or
               Equal To $500.....................................
         C. Impaired Classes Of Claims...........................
            1. Class 2:  Secured Claims..........................
            2. Class 4:  General Unsecured Claims Exceeding $500
            3. Class 5:  Securities Class Claims.................
         D. Impaired Class Of Interests..........................
            1. Class 6:  Old Common Stock Interests..............


         ARTICLE IV..............................................


         A. Sale of Enterics Business............................
         B. Formation of Aquila And Distribution Of Certain
            Assets...............................................
         C. Sale Of Retroviral Business..........................
            1. Sale of CBC Stock.................................
         D. Tax Issues...........................................
         E. Rights Offering......................................
            1. Rights............................................
            2. Rights Exercise Period; Extension.................
            3. Proration; Oversubscription Procedures............
            4. Reservation Of Right To Make Certain Changes......
            5. Transferability...................................
         F. Directors And Officers...............................
         G. Revesting Of Assets..................................
         H. Substantial Contribution Compensation And Expenses
            Bar Date.............................................
         I. Cancellation Of Old Common Stock.....................
         J. Exclusivity Period...................................





         K. Retained Litigation..................................
         L. Effectuating Documents; Further Transactions.........


         ARTICLE V...............................................


         A. Classes Entitled To Vote.............................
         B. Class Acceptance Requirement.........................
         C. Cramdown.............................................


         ARTICLE VI..............................................


         A. New Common Stock.....................................
         B. Rights...............................................
         C. Units................................................
         D. Warrants.............................................
         E. Registration/Listing.................................


         ARTICLE VII.............................................


         A. Date Of Distributions................................
         B. Interest On Claims...................................
         C. Disbursing Agent.....................................
         D. Record Date For Distributions To Holders Of Old
            Common Stock.........................................
         E. Means Of Cash Payment................................
         F. No Fractional Securities Issued; No Distribution For
            Holders Who Would Receive Less Than Five Shares......
         G. Delivery Of Distributions............................
         H. No Voting By Disbursing Agent........................


         ARTICLE VIII............................................


         A. Assumed Contracts And Leases.........................
         B. Payments Related To Assumption Of Executory Contracts And Unexpired Leases; Bar to Pre-Confirmation Date
            Claims...............................................





         C. Rejected Contracts And Leases........................
         D. Bar To Rejection Damages.............................
         E. Assignment Of Executory Contracts And Unexpired
            Leases To Aquila.....................................
         F. Unidentified Executory Contracts and Unexpired
            Leases...............................................


         ARTICLE IX..............................................


         A. Conditions To The Confirmation Date..................
         B. Conditions To The Consummation Date..................
         C. Waiver Of Conditions To The Confirmation Date Or
            Consummation Date....................................


         ARTICLE X...............................................


         A. No Distributions Pending Allowance...................
         B. Distribution Reserve.................................
         C. Distributions After Allowance........................


         ARTICLE XI..............................................


         A. Modification Of The Plan.............................


         ARTICLE XII.............................................


         ARTICLE XIII............................................


         A. Securities Class Action Settlement...................
            1. Background........................................
            2. Settlement........................................
            3. Terms of Settlement...............................











         ARTICLE XIV.............................................


         A. Setoffs..............................................
         B. Withholding And Reporting Requirements...............
         C. Discharge Of CBC And Aquila..........................
         D. Intentionally Omitted................................
         E. Committees...........................................
         F. Binding Effect.......................................
         G. Revocation, Withdrawal Or Nonconsummation............
            1. Right To Revoke Or Withdraw.......................
            2. Effect Of Withdrawal, Revocation, Or
               Nonconsummation...................................
         H. Post-Confirmation Reservation Of Shares For
            Issuance Upon Exercise Of Rights And Warrants........
         I. Other Post-Consummation Reserves Of New Common
            Stock................................................
         J. Notices..............................................
         K. Indemnification Obligations..........................
         L. Prepayment...........................................
         M. Term Of Injunctions Or Stays.........................
         N. Governing Law........................................




























                                    INTRODUCTION



              Cambridge Biotech Corporation, debtor-in-possession in the above-captioned Chapter 11 reorganization case ("CBC"), hereby proposes the following reorganization plan for the resolution of CBC's outstanding creditor Claims and equity Interests. Reference is made to the Disclosure Statement (as that term is defined herein) for results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters.

              Pursuant to section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a holder of a Claim or Interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of Claims and holders of Interests. All holders of Claims and holders of Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

                                      ARTICLE I
            DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

         A.   Scope Of Definitions

              For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this
         Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

         B.   Definitions

              1. "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving CBC's Estate and operating the business of CBC, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case, Professional Fees, and all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code. For distribution purposes under the Plan, Administrative Claims shall include





         Postpetition Incentive Stock Claims, Senior Executives Stock Options, Rockville Cash Stay Bonus Claims, and Cure payments with respect to executory contracts and unexpired leases to be assumed under the Plan pursuant to section 365 of the Bankruptcy Code.

              2. "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) either (x) that is Scheduled, other than a Claim that is Scheduled at zero or as disputed, contingent or unliquidated, or (y) for which a proof of claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or
         (c) that is expressly allowed in the Plan.

              3. "Allowed Class ... Claim" means an Allowed Claim in the particular Class described.

              4. "Allowed Class ... Interest" means an Interest in the particular Class described (a) that has been allowed by a Final Order, (b) for which (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or (c) that is expressly allowed in the Plan.

              5. "Aquila Biopharmaceuticals, Inc." means a corporation organized by CBC under the laws of the State of Delaware, for the purpose of acquiring the Biopharmaceutical Business under the Plan.

              6. "Aquila By-laws" means Aquila's by-laws, substantially in the form attached as Exhibit B-2 hereto.

              7. "Aquila Certificate of Incorporation" means Aquila's certificate of incorporation in effect under the laws of the State of Delaware substantially in the form attached as Exhibit B-1 hereto.

              8. "Authorized Claimants" means Securities Settlement Class members whose Class 5 Claims are allowed for distribution purposes as provided under the Securities Class Settlement Agreements.

              9. "Ballot" means each of the forms that will be distributed with the Disclosure Statement to holders of Claims and holders of Interests in Classes that are impaired under the Plan and entitled to vote under Section V.A hereof in connection with the solicitation of acceptances of the Plan.








              10. "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified in Title 11 of the United States
         Code, 11 U.S.C.   101-1330.

              11. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Massachusetts (Western Division) or such other court as may have jurisdiction over the Chapter 11 Case.

              12. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein as the case may be.

              13. "bioMerieux" means bioMerieux Vitek, Inc., a Missouri corporation.

              14. "Biopharmaceutical Business" means all assets and business of CBC and the Estate, except the Enterics Business and the Retroviral Business. The Biopharmaceutical Business principally includes all assets and business of CBC relating to the development, manufacture, marketing and sale of vaccines and adjuvants.

              15. "Business Day" means any day, excluding Saturdays, Sundays, and legal holidays, on which national banks are open for business in Boston, Massachusetts.

              16.  "Cash" means legal tender of the United States.

              17. "CBC" means Cambridge Biotech Corporation, debtor and debtor-in-possession, prior to the Consummation Date.

              18. "CBC Certificate of Incorporation" means CBC's certificate of incorporation in effect under the laws of the State of Delaware, substantially in the form attached as Exhibit A hereto.

              19. "Chapter 11 Case" means the Chapter 11 Case of CBC pending in the Bankruptcy Court and bearing case number 94-43054-JFQ.

              20. "Claim" means a claim against CBC, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

              21. "Class" means a category of holders of Claims or holders of Interests described in Section II.

              22.  "Confirmation  Date"  means  the  date  on   which   the
         Confirmation Order is entered by the Bankruptcy Court.

              23. "Confirmation Order" means the order, entered by the Bankruptcy Court, confirming the Plan.





              24. "Confirmation Hearing" means the hearing on confirmation of the Plan under section 1128 of the Bankruptcy Code.

              25. "Consummation Date" means the Business Day on which all conditions to the consummation of the Plan set forth in Section IX.B hereof have been satisfied or waived as provided in Section IX.C hereof, as set forth on a certificate to be filed with the Court by the Proponent, provided that the Consummation Date shall be not more than thirty (30) days after the Confirmation Date, unless otherwise authorized by the Bankruptcy Court.

              26. "Creditors' Committee" means the Official Committee Of Unsecured Creditors appointed in this Chapter 11 Case on or about July 14, 1994 to represent unsecured creditors of CBC, as such Committee may be constituted from time to time.

              27. "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest and irrespective of any otherwise applicable penalty rate, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

              28. "Deloitte & Touche" means Deloitte & Touche, L.L.P., CBC's former auditors.

              29. "Diagnostic Businesses" means the Enterics Business and the Retroviral Business.

              30. "Disallowed Claim" means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order, (b) a Claim that is Scheduled at zero or as contingent, disputed, or unliquidated and as to which no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law, or (c) a Claim that has not been Scheduled and as to which no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law.

              31. "District Court" means the United States District Court for the District of Massachusetts presiding over the Securities Class Action.

              32.  "Disbursing  Agent" means the party designated by CBC to
         serve as a disbursing agent under Section VII.C of the Plan.   CBC
         may designate Aquila as the Disbursing Agent.







              33. "Disclosure Statement" means the written disclosure statement(s) that relate to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement(s) may be amended, modified, or supplemented from time to time.

              34. "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

              35. "Distribution Reserve" means all Cash, New Common Stock, Rights, and other property that would have been distributed on the Consummation Date or the Initial Distribution Date, as the case may be, to the holders of Disputed Claims and Disputed Interests, if such Disputed Claims and Disputed Interests had, in fact, then been allowed (rather than disputed), but which amount is instead held by the Disbursing Agent, pending resolution of such Disputed Claims and Disputed Interests.

              36. "Eligible Rights Holder" means a holder of Rights who has subscribed for all the Units to which he is entitled under his basic Rights.

              37. "Enterics Business" means all assets and business of CBC principally relating to the diagnosis of certain gastrointestinal and other diseases (excluding those caused by retroviruses), all as more particularly described on Exhibit C hereto.

              38. "Enterics Business Buyer" means Carter-Wallace, Inc., the buyer of the Enterics Business pursuant to the Enterics Business Purchase Agreement, or an alternative buyer, as contemplated by the Enterics Business Purchase Agreement.

              39. "Enterics Business Purchase Agreement" means that certain Asset Purchase Agreement entered into by and between CBC and Carter-Wallace, Inc. with respect to the sale of the Enterics Business.

              40. "Equity Committee" means the Official Committee Of Equity Security Holders appointed in this Chapter 11 Case on November 17, 1994 to represent equity security holders of CBC, as such Committee may be constituted from time to time.

              41. "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. 1301 et seq., as amended.

              42. "Estate" means the estate of CBC in its Chapter 11 Case, pursuant to section 541 of the Bankruptcy Code.

              43. "Face Amount" means, (a) when used in reference to a Disputed or Disallowed Claim or Interest, the full stated amount or the full stated number of shares asserted by the holder in any proof of Claim or Interest, as the case may be, timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law,





         and (b) when used in reference to an Allowed Claim or Interest, the allowed amount or number of shares of such Claim or Interest, as the case may be.

              44. "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

              45. "Fiscal Year" means, with respect to CBC, the fiscal year ending December 31 of each year, or such other fiscal year as CBC may designate.

              46. "Initial Distribution Date" means the date, occurring on or as soon as practicable after the Consummation Date, upon which the first distributions of New Common Stock and Rights are made to holders of Allowed Claims under Classes 4, 5, and 6; provided, however, that in no event shall the Initial Distribution Date occur later than thirty (30) Business Days after the Consummation Date.

              47. "Interest" means the right of a holder and owner of issued and outstanding shares of Old Common Stock or any other equity securities of CBC authorized and issued prior to the Confirmation Date and outstanding on the Confirmation Date. Other Equity Securities Claims shall be treated as Interests in accordance with the provisions of section 510 of the Bankruptcy Code and Section III.D hereof.

              48. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

              49. "Maryland Real Estate" means that certain real property owned by CBC and located at 3 and 3 1/2 Taft Court and 1500 East Gude Drive, Rockville, Maryland.

              50. "New Common Stock" means the shares of common stock of Aquila authorized under Article VI of the Plan and the Aquila Certificate of Incorporation.

              51. "New Management and Employee Common Stock Reserve" means the reserve of New Common Stock established pursuant to Section XIV.I of the Plan for purposes of providing incentive equity, whether through stock options or stock purchase plans, or otherwise, to directors, management, employees, and consultants of Aquila.

              52.  "Number of Available Units" has the meaning specified in
         Section IV.E.3.








              53. "Old Common Stock" means issued and outstanding shares of CBC's common stock, and options, warrants, or rights, contractual or otherwise, if any, to acquire any such stock, excluding only Senior Executives Stock Options.

              54. "Other Equity Securities Claim" means all Claims, if any, other than the Securities Class Claims, arising from or in connection with the purchase and sale of equity securities of CBC, including, without limitation, Old Common Stock and any stock options, warrants, and any other rights to acquire interests in CBC, for damages, rescission, or other relief.

              55. "Other Priority Claims" means all claims entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than Priority Tax Claims or Administrative Claims.

              56. "Other Secured Claims" means Secured Claims, if any, other than the Signet Secured Claim.

              57.  "Oversubscription Rights" has the meaning  specified  in
         Section IV.E.1.

              58. "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization, or other entity.

              59. "Petition Date" means July 7, 1994, the date on which CBC filed its petition for reorganization commencing the Chapter 11 Case.

              60. "Plan" means this reorganization plan proposed by CBC for the resolution of CBC's outstanding creditor Claims and equity Interests in this Chapter 11 Case, as such plan may be modified from time to time in accordance with the Bankruptcy Code.

              61. "Postpetition Incentive Stock Claims" means claims under the Postpetition Incentive Stock Programs.

              62.  "Postpetition  Incentive  Stock  Programs" means (a) the stock incentive plans for CBC's Worcester employees and senior managers as described in CBC's Motion for Authority to Implement
         (1) Stock Incentive Plan for Worcester Employees, and (2) Corporation Restructuring Plan for Senior Managers dated September 30, 1994, and (b) the stock incentive bonus or payment arrangements for the following additional persons made by CBC after the Petition Date for services rendered prior to the Confirmation Date: directors, senior managers, and consultants.

              63. "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

              64. "Professional Fees" means a Claim of a professional, retained in the Chapter 11 Case, pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or





         reimbursement of costs and expenses relating to services incurred prior to and including the Confirmation Date as, when and to the extent any such Claim is approved by a Final Order entered pursuant to sections 330, 331, 503(b), or 1103 of the Bankruptcy Code.

              65.  "Proponent" means CBC.

              66. "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim or Interest in a particular Class bears to the aggregate Face Amount of all Claims or Interests, as the case may be (including Disputed Claims or Interests, but excluding Disallowed Claims or Interests), in such Class, unless the Plan provides otherwise.

              67. "Record Date" means the record date for purposes of making distributions under the Plan to holders of Old Common Stock on account of Allowed Interests, which date shall be the Confirmation Date.

              68. "Reinstated" or "Reinstatement" means leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code, thereby entitling the holder of such Claim to, but not more than,
         (a) reinstatement of the original maturity of the obligations on which such Claim is based, and (b) payment of an amount of Cash consisting solely of the sum of (i) matured but unpaid principal installments, without regard to any acceleration of maturity, accruing prior to the Consummation Date, (ii) accrued but unpaid interest as of the Petition Date, (iii) interest on the amount of unpaid principal installments accruing on and after the Petition Date and through the Consummation Date calculated at the simple nondefault interest rate as set forth in any agreement between CBC and the holder of such Claim, and (iv) reasonable fees, expenses and charges, to the extent such fees, expenses and charges are allowed under the Bankruptcy Code and are provided for in the agreement or agreements on which such Claim is based; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not necessarily be reinstated in order to accomplish Reinstatement.

              69. "Reorganization Value" means the estimated value per share of the New Common Stock to be issued on the Consummation Date, after giving effect to the transactions contemplated to occur under the Plan on or prior to the Consummation Date, which is $9.50, subject to approval by the Bankruptcy Court.






              70. "Reorganized CBC" means CBC on and after the Consummation Date, after giving effect to the sale of the Retroviral Business pursuant to the Retroviral Business Purchase Agreement.

              71. "Retroviral Business" means all assets and business of CBC principally relating to the diagnosis of retroviruses, including those associated with AIDS, all as more particularly described on Exhibit D hereto.

              72. "Retroviral Business Buyer" means bioMerieux, the buyer of the Retroviral Business pursuant to the Retroviral Business Purchase Agreement, or an alternative buyer, as contemplated by the Retroviral Purchase Agreement Bidding Procedures.

              73. "Retroviral Business Purchase Agreement" means that certain Purchase Agreement dated as of April 4, 1996, by and between CBC and bioMerieux, a summary of which is attached hereto as Exhibit E.

              74. "Retroviral Business Purchase Agreement Bidding Procedures" means the Bidding Procedures, as defined in the Retroviral Business Purchase Agreement, and previously amended and/or approved by order of the Bankruptcy Court.

              75. "Right" means the transferable basic right to purchase one Unit for each share of New Common Stock issued under this Plan in settlement of Allowed Class 4 and Class 5 Claims and Allowed Class 6 Interests or a Postpetition Incentive Stock Claim, plus the right under certain conditions to exercise Oversubscription Rights as described in Section IV.E.

              76. "Rights Agent" means the Rights Agent with respect to the Rights offering pursuant to the Rights and Warrants Agreement, which is attached hereto as Exhibit F.

              77.  "Rights  Certificate"  means  a  certificate  evidencing
         Rights.

              78. "Rights Exercise Period" means the period commencing on the Initial Distribution Date and ending twenty (20) calendar days thereafter, unless extended for up to fifteen (15) additional calendar days at the option of Aquila.

              79. "Rockville Cash Stay Bonus Claims" means employee Claims under the Rockville Cash Stay Bonus Program.

              80. "Rockville Cash Stay Bonus Program" means the cash stay bonus plan for CBC's Rockville employees as described in CBC's Motion for Authority to Assume Cash Stay Bonus Contracts for Rockville Employees dated September 29, 1994, and approved by the Bankruptcy Court by Final Order.







              81.  "Scheduled"  means,  with  respect  to  any   Claim   or
         Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.

              82. "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by CBC on or about August 8, 1994, as such schedules or statements have been or may be further amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

              83. "Secured Claim" means a Claim secured by a security interest in or lien upon property of the Estate to the extent of the value, as of the Consummation Date, or such later date as is established by the Bankruptcy Court, of such interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by CBC and the holder of such Claim, subject to the effect of an election under section 1111(b)(2) of the Bankruptcy Code.

              84. "Securities Class Action" means the First Consolidated and Amended Class Action Complaint filed May 15, 1995 and pending in the United States District Court for the District of
         Massachusetts, Civil Action No. 93-12486-REK, titled In re Cambridge Biotech Corp. Securities Litigation.

              85. "Securities Class Claims" means all Claims that have been or could have been asserted against CBC by Persons eligible for inclusion in the Securities Settlement Class, including, without limitation, any and all claims reflected in the Securities Class Proof of Claim, whether or not such Persons elect to be excluded from the settlement embodied in the Securities Class Settlement Agreements in accordance with the "opt-out" procedures established by the District Court.

              86.  "Securities  Class  Plaintiffs"  means the plaintiffs in
         the  Securities  Class  Action  and  all  other  members  of   the
         Securities Settlement Class.

              87. "Securities Class Proof of Claim" means the Class Proof of Claim filed on December 15, 1994, in the Bankruptcy Court on behalf of the Securities Settlement Class.

              88. "Securities Class Settlement Agreements" means collectively (a) the Agreement Of Partial Settlement dated as of June 19, 1995 among the Securities Class Plaintiffs, certain of the Securities Class Settling Officers and Directors, and National Union; (b) the Agreement and Release dated as of October 5, 1995 among CBC, the Securities Class Settling Officers and Directors, and National Union; and (c) the Stipulation And Agreement Of Partial Settlement dated as of October 6, 1995 between the Securities Class Plaintiffs and CBC.







              89. "Securities Class Settling Officers and Directors" means the individual defendants named in the Securities Class Action, together with certain other present and former officers and directors of CBC who are parties to the Securities Class Settlement Agreements.

              90. "Securities Settlement Class" means all persons or entities who purchased CBC's stock from and including February 28, 1992 through May 9, 1994, and were allegedly damaged thereby, but excluding CBC, the Securities Class Settling Officers and Directors and the members of their immediate families, Deloitte & Touche, and parents, subsidiaries and affiliates, successors and assigns of CBC or of Deloitte & Touche, and their respective officers and directors.

              91. "Senior Executives Stock Options" means stock options issued to John Scott, Jeffrey T. Beaver, and Alison Taunton-Rigby after the Petition Date that are to be converted as of the Consummation Date into options to acquire shares of New Common Stock, and are to be covered by the New Management and Employee Common Stock Reserve.

              92.  "Signet" means Signet Bank/Maryland.

              93. "Signet Collateral" means the Maryland Real Estate in which CBC granted Signet mortgages to secure CBC's obligations under the Signet Loan Documents, to the extent that such Maryland Real Estate is and remains encumbered by a valid, enforceable, and perfected mortgage lien of Signet, if any, in CBC's Estate's interest in such property, that is not avoidable under the Bankruptcy Code or applicable non-bankruptcy law.

              94. "Signet Loan Documents" means that certain: (i) Promissory Note dated December 21, 1979 in the original principal amount of $703,000, (ii) Deed of Trust Note dated August 28, 1989 in the original principal amount of $4,680,000, and (iii) any and all documents evidencing or securing the indebtedness covered thereby, including all amendments thereto.

              95.  "Signet  Secured  Claim"  means  the  Secured  Claim  of
         Signet.

              96. "Unit" means a unit consisting of one share of New Common Stock and one Warrant entitling the holder to purchase one share of New Common Stock.

              97. "Unsecured Claim" means a Claim that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, Securities Class Claim, or Other Equity Securities Claim.

              98. "Warrant" means a warrant entitling the holder thereof to purchase one share of New Common Stock as described in Section IV.E.





         C.   Rules Of Interpretation

              For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

         D.   Computation Of Time

              In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.


                                     ARTICLE II
                       CLASSIFICATION OF CLAIMS AND INTERESTS

         A.   Introduction

              All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as defined below, have not been classified.

              A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

              A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Consummation Date.









         B.   Unclassified Claims (not entitled to vote on the Plan)

              1.   Administrative Claims

              2.   Priority Tax Claims


         C.   Unimpaired Class Of Claims (not entitled to vote on the Plan)

              1.   Class 1:  Other Priority Claims

                             Class 1 consists of all Other Priority Claims.

              2.   Class 3:  General  Unsecured  Claims  Less Than Or Equal
                             To $500

                             (Convenience Class)

                             Class 3 consists of all Unsecured Claims less than or equal to $500.

         D.   Impaired Classes Of Claims (entitled to vote on the Plan)

              1.   Class 2:  Secured Claims

                             Class 2 consists of all Secured Claims including the Signet Secured Claim and Other Secured Claims, if any. Each holder of a Class 2 Secured Claim shall be treated as a separate class for all purposes under the Plan.

              2.   Class 4:  All Other General Unsecured Claims

                             Class 4 consists of all Unsecured Claims exceeding $500.

              3.   Class 5:  Securities Class Claims

                             Class  5  consists  of  all  Securities  Class
                             Claims.

         E.   Impaired Class Of Interests (entitled to vote on the Plan)

              1.   Class 6:  Old Common Stock Interests

                             Class 6 consists of all Interests with respect to Old Common Stock.











                                     ARTICLE III
                         TREATMENT OF CLAIMS AND INTERESTS

         A.   Unclassified Claims

              1.   Administrative Claims

              On the Consummation Date, or as soon thereafter as practicable, a holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, except that, at the option of Aquila, Postpetition Incentive Stock Claims may be paid in whole or in part in New Common Stock and Senior Executives Stock Options shall be converted into options to acquire New Common Stock issuable out of the New Management and Employee Common Stock Reserve, or (b) such other treatment as to which CBC or Aquila and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by CBC in the ordinary course of its business during the Chapter 11 Case shall be paid by Aquila in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

              2.   Priority Tax Claims

              On  the  Consummation  Date,  or  as   soon   thereafter   as
         practicable, a holder of an Allowed Priority Tax Claim shall be entitled to receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, either, at the option of CBC or Aquila, (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, or (b) deferred Cash payments in an aggregate principal amount equal to the unpaid portion of such Allowed Priority Tax Claim plus interest thereon at a rate to be determined by the Bankruptcy Court (estimated to be approximately ten percent (10%) per annum) from the Consummation Date through the date of payment thereof, or (c) such other treatment as to which CBC or Aquila and such holder shall have agreed upon in writing. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest with the first payment to be due on the Consummation Date or as soon thereafter as practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six (6) years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, together with any accrued and unpaid interest to the date of payment; and, provided further, that Aquila reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after





         the Consummation Date without premium or penalty; and, provided further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Consummation Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

         B.   Unimpaired Class Of Claims

              1.   Class 1:  Other Priority Claims

              On the Consummation Date, or as soon thereafter as practicable, a holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Claim (a) Cash equal to the unpaid amount of such Allowed Class 1 Claim; or (b) such other treatment as to which CBC or Aquila and such holder shall have agreed upon in writing; or (c) at the option of Aquila, such Claims shall be Reinstated.

              2.   Class 3:  General Unsecured Claims Less  Than  Or  Equal
                             To $500

              A holder of an Allowed Class 3 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 3 Claim, Cash payments totaling 100% of the unpaid portion of such Allowed Class 3 Claim, payable on the Consummation Date, or as soon thereafter as practicable.

         C.   Impaired Classes Of Claims

              1.   Class 2:  Secured Claims

              Class 2.01 Signet Secured Claim

              In full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 2.01 Claim and any and all other Claims of Signet, secured or unsecured, Signet shall be entitled to receive either: (1) $4,200,000 upon a cash sale of the Maryland Real Estate to the Retroviral Business Buyer; or
         (2) a promissory note from Aquila in the original sum of $4,200,000, payable on the following terms and conditions:

              a. The note shall be issued on the Consummation Date, and shall mature five (5) years thereafter. Interest shall be payable on the unpaid principal balance of the note at a variable rate equal to Signet prime plus two (2) percentage points. Prior to maturity, level monthly payments of principal and interest (subject to adjustment for interest rate changes) shall be required in an amount sufficient to amortize principal fully on a direct reduction basis over fifteen (15) years. The note may be prepaid at any time without premium or penalty.







              b. To secure the indebtedness evidenced by the note Signet shall retain its mortgage liens on the Maryland Real Estate except that the mortgages, as amended and restated, shall provide that the full note indebtedness shall be secured by each of the separate parcels without limitations on full cross-collateralization.

              c. The note, mortgages and other documentation with respect to the transaction shall contain other customary terms mutually agreeable to the parties, and shall provide further that:

                   (i) Aquila shall direct tenants to remit rents to a lockbox in the name of Aquila but under Signet's control; Signet shall remit to Aquila monthly all rents received in excess of monthly Signet debt service;

                   (ii) Aquila shall have the right to sell either the Taft Court or Gude Drive properties included in the Maryland Real Estate and to obtain a release of Signet's mortgage lien to the property to be sold if the purchase price is not less than the following amounts: Taft Court - $1,900,000; Gude Drive - $3,400,000; provided all net proceeds from the sale, after closing adjustments and sale expenses, are paid over to Signet and applied to the note; and

                   (iii) Signet shall execute reasonable non-disturbance agreements with respect to the lease to be executed by the Retroviral Business Buyer, provided the lease is on terms substantially similar to those set forth in Exhibit E to the Plan and the prospective tenant is reasonably credit-worthy in Signet's reasonable opinion. Signet will consider in good faith and not unreasonably refuse to consent to any requests for non-disturbance agreements made by other tenants at the Maryland Real Estate.

              d. If the Consummation Date does not occur by September 30, 1996, then, in addition to the note described herein, Signet shall be entitled to receive interest on $4,200,000 from and after September 30, 1996, at a variable rate equal to Signet's prime, payable monthly. If the Consummation Date does not occur by December 31, 1996, Signet's agreement to accept the foregoing treatment of its Claims shall expire.

              Classes 2.02 et seq.  Other Secured Claims

              Each Other Secured Claim, if any, shall be classified as a subclass under Class 2 (which for all purposes, including voting, under the Plan shall be considered a separate class).

              On the Consummation Date, or as soon thereafter as practicable, the holder of an Allowed Class 2.02 Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2.02 Claim, shall, in the sole discretion of Aquila, (a) retain its liens securing its Allowed Class 2.01 Claim and receive deferred Cash payments totaling at least the





         unpaid portion of such Allowed Class 2.02 Claim, of a value, as of the Consummation Date, of a least the value of such holder's interest in the Estate's interest in the collateral securing the Class 2.02 Claim, (b) upon abandonment by Reorganized CBC or Aquila receive the collateral securing the Class 2.02 Claim, (c) receive payments or liens amounting to the indubitable equivalent of the value of such holder's interest in the Estate's interest in the collateral securing the Class 2.02 Claim, (d) be Reinstated, or (e) receive such other treatment as CBC and such holder shall have agreed upon in writing as announced at or prior to the Confirmation Hearing.

              2.   Class 4:  General Unsecured Claims Exceeding $500

                   A holder of a Class 4 Claim (Allowed or Disputed), in full satisfaction, settlement, release, and discharge of and in exchange for such Class 4 Claim (to the extent such claim is or becomes an Allowed Class 4 Claim), may elect, at the time such holder casts its ballot, treatment under either Class 4 Option A or Class 4 Option B, as described below. Any holder of a Class 4 Claim who does not make such an election shall be deemed to have elected Class 4 Option B.

                   a.   Class 4 Option A.

                   A holder electing treatment under Class 4 Option A shall receive Cash on the Consummation Date, or as soon as practicable thereafter, equal to fifty-one percent (51%) of the unpaid portion of such Allowed Class 4 Claim (the "Claim Settlement Amount"); provided, however, that if the total amount of Cash distributable on account of all Allowed Class 4 Claims electing Class 4 Option A exceeds $2,000,000, then any holder of an Allowed Class 4 Claim electing Class 4 Option A shall receive instead its Pro Rata share (based on the amount of its Allowed Class 4 Claim in relation to all Allowed Class 4 Claims electing Class 4 Option A) of $2,000,000 in Cash, payable on the Consummation Date, or as soon as practicable thereafter, plus shares of New Common Stock
         (together with one (1) Right per share), distributable on the Initial Distribution Date, or as soon as practicable thereafter, of a value (exclusive of the value of the Rights), based on Reorganization Value equal to one hundred thirty-five percent (135%) of the Cash Deficiency (as defined below) to the extent the Cash Deficiency is equal to or less than five percent (5%) of the Allowed Claim, and one hundred forty-five percent (145%) of the Cash Deficiency, to the extent the Cash Deficiency is greater than five percent (5%) and less than ten percent (10%) of the Allowed Claim, and one hundred sixty percent (160%) of the Cash Deficiency, to the extent the Cash Deficiency is equal to or greater than ten percent (10%) and less than fifteen percent (15%) of the Allowed Claim, and one hundred eighty-five percent (185%) of the Cash Deficiency, to the extent the Cash Deficiency is equal to or greater than fifteen percent (15%) of the Allowed Claim. Cash Deficiency shall mean the difference between the Claim Settlement Amount and the holder's Pro Rata share of the





         $2,000,000 in Cash available to be paid on account of Allowed Class 4 Claims electing Class 4 Option A.

                   b.   Class 4 Option B.

                   A holder electing treatment under Class 4 Option B shall
         receive on the Initial Distribution Date, or as soon as practicable thereafter, shares of New Common Stock of a value, based on Reorganization Value, equal in amount to the holder's Allowed Class 4 Claim.

                   c. Rights to Accompany New Common Stock, Whether Under Option A or Option B.

                   Each share of New Common Stock to be distributed to the holders of Allowed Class 4 Claims, whether the holder has elected Class 4 Option A or Class 4 Option B shall carry with it one (1) Right, provided, however, that Rights distributed on the Initial Distribution Date shall be exercisable only during the Rights Exercise Period, and no Rights shall be distributed on account of any Disputed Class 4 Claim that becomes an Allowed Class 4 Claim only after the Initial Distribution Date.

                   d.   Issuance  of  New  Common  Stock  and   Rights   to
         Disbursing Agent and Distribution Reserve.

                   On the Consummation Date shares of New Common Stock and Rights shall be issued to the Disbursing Agent, for the benefit of the holders of Class 4 Claims, in sufficient number to satisfy the requirements of Class 4 Option A and Class 4 Option B, taking into account all Allowed Class 4 Claims and all Disputed Class 4 Claims, as provided in Section X hereof. If fifty-one percent (51%) of the aggregate amount of Allowed and Disputed Class 4 Claims electing Class 4 Option A exceeds $2,000,000 (or such higher amount as CBC, in its discretion, is prepared to fund, if any), no distribution of New Common Stock (or Rights) shall be made to any holder electing Class 4 Option A until such time as the amount of all Disputed Claims electing Class 4 Option A are determined to be Allowed Claims or Disallowed Claims, provided, however, that at any time prior to the time all Disputed Claims electing Class 4 Option A are so determined, any holder of an Allowed Claim electing Class 4 Option A may by written notice to CBC prior to the Consummation Date, or to Aquila after the Consummation Date, elect to accept New Common Stock (and Rights) in full satisfaction of its then outstanding Cash Deficiency (computed based on Allowed Claims and Disputed Claims) and to waive any right to receive Cash if and when Disputed Claims are disallowed. The amount of New Common Stock to which the holder will be entitled shall be computed in accordance with paragraph a ("Class 4 Option A") above, except that "Cash Deficiency" shall be computed as described in this paragraph d. Any Cash so waived by the holder shall be retained by Aquila. The notice shall be sent to CBC or Aquila, as the case may be, at Biotechnology Research






         Park, 365  Plantation  Street,  Worcester,  MA  01605-2376,  Attn:
         Corporate Secretary.

              3.   Class 5:  Securities Class Claims

              In full satisfaction, settlement, release, and discharge of and in exchange for the Class 5 Securities Class Claims, there shall be issued to the Disbursing Agent on the Consummation Date, or as soon as practicable thereafter, for the benefit of the beneficial holders of Class 5 Claims:

              a.   1,250,000 shares of New Common Stock; and

              b.   One (1) Right for each share so issued.

              CBC shall also permit the Securities Class Plaintiffs to prosecute CBC's claims against CBC's former auditors, Deloitte and Touche, at their own expense, subject to CBC's right to receive 10% of the proceeds recovered thereon net of litigation expenses, all as more particularly described in the Securities Class Settlement Agreements.

              On the Initial Distribution Date, or as soon as practicable thereafter, the Disbursing Agent shall distribute to "Authorized Claimants" their respective shares of New Common Stock and Rights issued on the Consummation Date to the Disbursing Agent on account of Securities Class Claims. The New Common Stock, Rights and other consideration payable or distributable to the Securities Settlement Class shall be distributed in the manner and according to the procedures set forth in the Securities Class Settlement Agreements. Rights distributed on the Initial Distribution Date shall be exercisable only during the Rights Exercise Period. No Rights shall be distributed to any Securities Settlement Class member who is not an Authorized Claimant as of the Initial Distribution Date.

              In settlement of claims against the Securities Class Settling Officers and Directors, the Securities Settlement Class also shall be entitled to receive $1,050,000 in cash from an insurance policy insuring the Securities Class Settling Officers and Directors, as provided in the Securities Class Settlement Agreements.

              Any holder of a Class 5 Claim that elects,  pursuant  to  the procedures established by the District Court, to be excluded from the settlement embodied in the Securities Class Settlement Agreements shall be entitled to receive no distribution under the Plan or the Securities Class Settlement Agreements; provided, however, that if a timely filed proof of claim has been filed with respect to such holder's Class 5 Claim, other than the Securities Class Proof of Claim, and such Claim is allowed by the Bankruptcy Court, the holder shall be entitled to receive its Pro Rata share of the New Common Stock and Rights issued in settlement of all Class 5 Claims as if such holder had not opted-out of the settlement, but no other property. For purposes of distributions





         on Class 5 Claims, a holder's Pro Rata share shall be calculated in the manner set forth in the Securities Class Settlement Agreements.

         D.   Impaired Class Of Interests

              1.   Class 6:  Old Common Stock Interests

              In full satisfaction, settlement, release, and discharge of and in exchange for all Class 6 Old Common Stock Interests, there shall be issued to the Disbursing Agent, on the Consummation Date, or as soon as practicable thereafter, for the benefit of the holders of Class 6 Old Common Stock Interests:

                   a. 3,750,000 shares of New Common Stock, less (i) the number of shares required to be issued on account of the Postpetition Incentive Stock Claims under the Postpetition Incentive Stock Programs, and (ii) the number of shares required to be issued on account of Allowed Class 4 Claims; and

                   b. one (1) Right for each share of New Common Stock so issued.

              On the Initial Distribution Date, or as soon as practicable thereafter, the Disbursing Agent shall distribute to the holders of Allowed Class 6 Old Common Stock Interests their respective Pro Rata share of the shares of New Common Stock and Rights issued on the Consummation Date to the Disbursing Agent on account of Old Common Stock Interests. Rights distributed on the Initial Distribution Date shall be exercisable only during the Rights Exercise Period. No Rights shall be distributed on account of any Disputed Class 6 Interest that becomes an Allowed Interest only after the Initial Distribution Date.

              If any Other Equity Securities Claims have been timely filed, the Bankruptcy Court, at the request of CBC or Aquila, shall estimate such Claims for voting and allowance purposes under section 502(c) of the Bankruptcy Code. If the Bankruptcy Court allows any Other Equity Securities Claims in an amount greater than $0, such Claims shall be treated for purposes of the Plan, including voting and distribution, as Class 6 Old Common Stock Interests, in accordance with the provisions of section 510 of the Bankruptcy Code, and the Bankruptcy Court shall convert the allowed amount of such Claims into Old Common Stock on such basis as may be equitable. No distributions shall be made on account of outstanding options, warrants, or other rights to purchase Old Common Stock which remain unexercised as of the Record Date, except as may otherwise be provided in the Postpetition Incentive Stock Programs, or with respect to Senior Executives Stock Options, which are to be converted into options with respect to New Common Stock issuable out of the New Management and Employee Common Stock Reserve.







                                     ARTICLE IV
                        MEANS FOR IMPLEMENTATION OF THE PLAN

         A.   Sale of Enterics Business

              Prior to the Confirmation Date, CBC will sell the Enterics Business to the Enterics Business Buyer, free and clear of liens, encumbrances, Claims, and Interests, except as may otherwise be provided in the Enterics Business Purchase Agreement (or other sale documents between CBC and the Enterics Business Buyer), the Plan, and the Confirmation Order.

         B.   Formation of Aquila And Distribution Of Certain Assets

              Aquila has been organized by CBC under Delaware law. The New Common Stock and related Rights shall be issued and delivered to the Disbursing Agent on the Consummation Date in exchange for all Interests in CBC and certain Claims against CBC as described elsewhere in this Plan, and CBC shall become a wholly owned subsidiary of Aquila. The number of shares of New Common Stock to be issued to the Disbursing Agent shall be 5,000,000 shares of New Common Stock.

              Each share of New Common Stock so issued shall carry with it one (1) Right (provided that Rights not exercised during the Rights Exercise Period shall expire, and may not thereafter be exercised).

              On the Consummation Date, the assets of the Biopharmaceutical Business shall be distributed to Aquila as the sole stockholder of CBC.

         C.   Sale Of Retroviral Business

              1.   Sale of CBC Stock

              Immediately after giving effect to the transactions described in Sections IV.A and B, Aquila will sell all of the issued and outstanding stock of CBC to bioMerieux pursuant to the Retroviral Business Purchase Agreement, or to another Retroviral Business Buyer pursuant to the Retroviral Business Purchase Agreement Bidding Procedures. Reorganized CBC shall retain assets of the Retroviral Business free and clear of liens, encumbrances, Claims and Interests except as otherwise provided in the Retroviral Business Purchase Agreement (or other sale documents between Aquila and the Retroviral Business Buyer), the Plan and the Confirmation Order.

         D.   Tax Issues

              The transactions described in this Article will be structured to the extent possible so as to preserve the net operating loss carryover of CBC for Aquila, to the extent not consumed in offsetting income that may be realized by CBC or Aquila by reason





         of the sale of assets prior or pursuant to the Plan. The sale of stock in CBC to the Retroviral Business Buyer is intended to be treated as if CBC had sold its assets and then liquidated into Aquila pursuant to section 338(h)(10) of the Internal Revenue Code. It is intended that the distribution of assets from CBC to Aquila pursuant to the Plan will not result in taxable income to either corporation, and that Aquila will succeed to CBC's adjusted tax basis in such assets.

         E.   Rights Offering

              1.   Rights

              Each share of New Common Stock distributed pursuant to the Plan on account of an Allowed Class 4 or Class 5 Claim, an Allowed Class 6 Interest or a Postpetition Incentive Stock Claim shall carry with it a transferable right (a "Right"). Each Right entitles the holder to purchase one (1) Unit, each Unit consisting of one share of New Common Stock and one warrant to purchase one
         (1) share of New Common Stock (a "Warrant"). In addition, each holder of a Right who has fully exercised his basic right to purchase one Unit for each Right received (an "Eligible Rights Holder") also has the right to purchase any desired number of Units that have not been subscribed for by the holders of other Rights (the "Oversubscription Rights"), subject to proration if oversubscribed. The Unit subscription price under the Rights will be a dollar amount up to 100% of the Reorganization Value, as determined by Aquila. However, Aquila reserves the right to reduce the subscription price for the Units in certain circumstances.

              The Rights will be evidenced by a certificate (the "Rights Certificate"). Rights can be exercised only to purchase whole Units. No fractional Rights Certificates will be issued. The Rights may be exercised by mailing or delivering a duly executed and completed Rights Certificate, together with payment of the full subscription price for each Unit purchased under the basic Right, and a subscription for such portion of the Oversubscription Rights as the holder may elect to subscribe for, to the Rights Agent. The Rights Certificates must be received by the Rights Agent on or before the end of the Rights Exercise Period, and any subscriptions received after that date may not be honored. All unexercised Rights Certificates will expire after the Rights Exercise Period and will become worthless. The Rights and Warrants will be issued pursuant to a Rights and Warrants Agreement with a Rights Agent substantially in the form attached as Exhibit F hereto.

              2.   Rights Exercise Period; Extension

              On the Initial Distribution Date, shares of the New Common Stock will be distributed to holders of Allowed Class 4 and Class 5 Claims, and Allowed Class 6 Interests, and on account of Postpetition Incentive Stock Claims. Each share of New Common





         Stock so distributed shall carry with it a Right to purchase one Unit, which shall be evidenced by a Rights Certificate. These Rights will be exercisable at any time after distribution until 5:00 p.m. Eastern Time on the twentieth (20th) calendar day after the Initial Distribution Date, unless the period of exercise is extended prior to such twentieth day at the option of Aquila for up to fifteen (15) additional calendar days (including any such extension, the "Rights Exercise Period"). No Rights may be exercised after the Rights Exercise Period.

              If Aquila elects to extend the Rights Exercise Period beyond the initial twenty (20) days or to reduce the Unit subscription price pursuant to Section IV.E.4 below, it will cause the Rights Agent to promptly give written notice of such change to all record holders of Rights. In the case of a reduction in the Unit subscription price, Aquila will extend the Rights Exercise Period to the extent necessary so that it will end on a date not earlier than ten (10) calendar days after the date of notice of the price reduction.

              3.   Proration; Oversubscription Procedures

              Within three (3) Business Days after expiration of the Rights Exercise Period, the Rights Agent will advise Aquila of the extent to which the Rights were subscribed for.

              To the extent that the rights were not fully subscribed for through the exercise of basic subscription Rights, within five (5) Business Days after expiration of the Rights Exercise Period, the Rights Agent shall notify those subscribers who exercised Oversubscription Rights of the additional amount of Units allocated to them, and all such subscribers shall have until 5:00 p.m. Eastern Time on the tenth (10th) Business Day after expiration of the Rights Exercise Period to make full payment of the subscription price for each Unit subscribed for under the Oversubscription Rights.

              If the aggregate number of Units subscribed for through the exercise of Oversubscription Rights is more than the number of
         Units available for purchase, the available Units will be apportioned among the Eligible Rights Holders who exercised the Oversubscription Rights in proportion to the number of basic Rights originally issued by Aquila to, and exercised by, each of them through repeated application of the proration procedure described in the next paragraph. Each time the procedure is applied, the "Number of Available Units" shall mean the number of Units not apportioned by prior applications of the procedures described therein.

              The Number of Available Units shall be apportioned among all those Eligible Rights Holders who have not yet been apportioned (through previous applications of this procedure) the full number of Units subscribed for by them in their respective exercises of Oversubscription Rights. Apportionment among them shall be based





         on the ratio of the number of basic Rights originally issued by Aquila to, and exercised by, each; provided that, if the number of Units so apportioned to any Eligible Rights Holder exceeds the number of Units subscribed for by that Eligible Rights Holder's exercise of Oversubscription Rights, then the excess shall not be apportioned, and that Eligible Rights Holder shall thereafter not be apportioned any additional Units should there be further applications of this procedure. This procedure shall be repeated until either (i) the Number of Available Units is zero, or (ii) a sufficient number of Units has been apportioned to all Eligible Rights Holders to satisfy all of their exercised Oversubscription Rights, whichever occurs first.

              Notwithstanding the preceding proration procedures, in no event shall any Eligible Rights Holder be able to purchase through the exercise of Oversubscription Rights a number of Units greater than the number which would result in that person or the members of any group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934) of which it is a member owning of record a number of shares of New Common Stock equal to fifteen percent (15%) of the total of (i) the number of shares of New Common Stock outstanding on the last day of the Rights Exercise Period, plus (ii) the shares included in the Units purchased in the Rights Offering (but before taking into account shares issuable upon exercise of the Warrants), plus (iii) the number of shares reserved for issuance under options which are outstanding as of the last day of the Rights Exercise Period, unless the limitation is waived by Aquila. Any Eligible Rights Holder whose subscription would otherwise cause it to exceed the fifteen percent (15%) limitation shall have its subscription treated as having been for a number sufficient only to bring it to fifteen percent (15%).

              4.   Reservation Of Right To Make Certain Changes

              Aquila reserves the right to alter the terms of the Rights Offering or the Rights or Warrants, in any respect, provided that, after the Initial Distribution Date, it may not alter any term in a manner adverse to the interests of Rights or Warrant holders. It may enter into agreements with investors, including holders of Claims or Interests, to acquire and exercise Oversubscription Rights to purchase all or a portion of the Units not otherwise subscribed for by exercise of the basic Rights. The terms of any such agreements may vary. However, if Aquila negotiates a transaction where the negotiated price for the Units is less than the Rights subscription price set forth herein, Aquila shall reduce the subscription price for all Units purchased in the Rights Offering to the same price per Unit negotiated with such investor(s) and written notice of such reduction and any necessary extension of the Rights Exercise Period shall be given by the Rights Agent in accordance with Section IV.E.2 above. In such event, Aquila will recalculate the number of Units purchasable at the new subscription price with the consideration tendered on Rights already exercised and issue to the exercising holder the





         larger number of Units, subject to proration in the event of oversubscription.

              5.   Transferability

              Both the Rights Certificates and the Warrants shall be freely transferable. The shares of New Common Stock included in the Unit and received upon exercise of the Warrant shall be freely transferable.

         F.   Directors And Officers

              On the Consummation Date, the term of the current board of directors of CBC shall expire, and the individuals identified and set forth in the Disclosure Statement shall become the initial board of directors of Aquila. The board of directors of Aquila shall have the responsibility for the management, control, and operation of Aquila on and after the Consummation Date.

         G.   Revesting Of Assets

              All property of CBC transferred or to be transferred to Aquila pursuant to the Plan shall vest in Aquila free and clear of all liens, encumbrances, Claims and Interests, except as otherwise expressly provided in this Plan or the Confirmation Order. Thereafter, Aquila may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. Without limiting the foregoing, Aquila may, without application to or approval by the Bankruptcy Court, pay fees that are incurred after the Confirmation Date for professional fees and expenses.

         H.   Substantial Contribution Compensation And Expenses Bar Date

              Any person or entity who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file a request with the clerk of the Bankruptcy Court, on or before 4:00 p.m. Eastern Time on June 25, 1996, or be forever barred from seeking such compensation or expense reimbursement.

         I.   Cancellation Of Old Common Stock

              On the Consummation Date, the Old Common Stock Interests shall be deemed cancelled and of no further force and effect without further action on the part of the Bankruptcy Court or any Person. The holders thereof shall have no rights against CBC or Aquila arising from or relating to such Old Common Stock, or the cancellation thereof, except the rights provided under this Plan. Except to the extent otherwise provided for herein, any agreements entered into in connection herewith, or the Confirmation Order, as a condition to participating in distributions under the Plan, within two (2) years following the Consummation Date, a holder of





         certificates  representing  shares  of  Old  Common  Stock   shall
         surrender the share certificate or certificates representing such equity securities to the Disbursing Agent.

              Following the Consummation Date, holders of Old Common Stock shall receive, from the Disbursing Agent, specific instructions regarding the time and manner in which the stock certificates are to be surrendered. Pending such surrender, such Old Common Stock shall be deemed cancelled and shall represent only the right to receive the distributions to which the holder is entitled under the Plan. Failure to surrender shares of Old Common Stock within two (2) years from the Consummation Date shall result in the treatment of the distribution attributable thereto as an undeliverable distribution, in accordance with Section VII.G herein. Any stock certificate which is lost, stolen, mutilated, or destroyed, shall be deemed surrendered when the holder of the Interest based thereon delivers to the Disbursing Agent
         (i) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation, or destruction of such certificate, and
         (ii) such security as may be required by the Disbursing Agent to hold the Disbursing Agent harmless with respect thereto.

         J.   Exclusivity Period

              CBC shall retain the exclusive right to amend or modify the Plan and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Consummation Date.

         K.   Retained Litigation

              In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise provided herein or in the Retroviral Business Purchase Agreement, Aquila shall retain and may enforce, at its expense, all claims, rights of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that CBC or the Estate may hold against any entity. Aquila or any of its successors may pursue such retained litigation claims in accordance with the best interests of Aquila or its successors who hold such rights of action.

         L.   Effectuating Documents; Further Transactions

              The Chairman of the Board of Directors, the President, or any other appropriate officer of Aquila, or CBC, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indenture, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of Aquila or CBC, as the case may be, shall be authorized to certify or attest to any of the foregoing actions, if necessary.







                                      ARTICLE V
                   ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
              REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS

         A.   Classes Entitled To Vote

              Each impaired Class shall be entitled to vote to accept or reject the Plan. Any unimpaired Class of Claims shall be deemed to have accepted the Plan and shall not be entitled to vote to accept or reject the Plan.

         B.   Class Acceptance Requirement

              Under section 1126(c) of the Bankruptcy Code, an impaired Class of Claims has accepted the Plan if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class who have voted on the Plan, have voted to accept the Plan.

              Under section 1126(d) of the Bankruptcy Code, an impaired Class of Interests has accepted the Plan if the holders of at least two-thirds (2/3) in amount of the Interests of such Class who have voted on the Plan, have voted to accept the Plan.

         C.   Cramdown

              CBC hereby requests confirmation of the Plan, as  it  may  be
         modified   from   time  to  time,  under  section 1129(b)  of  the
         Bankruptcy Code, if necessary.


                                     ARTICLE VI
                           DESCRIPTION OF SECURITIES TO BE
                         ISSUED IN CONNECTION WITH THE PLAN

         A.   New Common Stock

              The principal terms of the New Common Stock to be issued by Aquila under the Plan shall be as follows:

              Authorization            30,000,000 shares

              Initial Issuance         5,000,000 shares

              Par Value                $.01 per share

              Voting                   One vote per share

              Preemptive Rights        None

              Transfer Limitations     None








         B.   Rights

              Each Right shall entitle the holder thereof to purchase during the Rights Exercise Period (including any extension) one
         (1) Unit (each Unit consisting of one (1) share of New Common Stock and a Warrant to purchase one (1) additional share of New Common Stock).

         C.   Units

              Each Unit shall consist of one (1) share of New Common Stock having the terms described in Section VI.A above and a Warrant to purchase one (1) additional share of New Common Stock having the rights described in Section VI.D below. The subscription price per Unit shall be a dollar amount up to 100% of the Reorganization Value, as determined by Aquila.

         D.   Warrants

              The principal terms of the Warrants to be issued by Aquila in connection with the Plan are as follows:

              Initial Issuance         5,000,000 Warrants

              Warrant Exercise Period  The  Warrants are exercisable at any time after issuance.

              Expiration Date          The Warrants  expire  on  the  third
                                       anniversary     of    the    Initial
                                       Distribution Date.

              Warrant Exercise Price   From the commencement of the Warrant
                                       Exercise  Period  until the Warrants
                                       Expiration   Date,    the    Warrant
                                       Exercise  Price shall be 150% of the
                                       subscription price per Unit.

              Redemption               Aquila   may   redeem    outstanding
                                       Warrants  at  any time upon not less
                                       than  thirty  (30)   days'   written
                                       notice  at a price of $.10, provided
                                       that  the  Warrants   may   not   be
                                       redeemed  by  Aquila  prior  to  the
                                       Warrants Expiration Date, unless the
                                       Warrants  are  then  exercisable and
                                       the price of the  New  Common  Stock
                                       shall have been at least 150% of the
                                       Warrant Exercise  Price  for  twenty
                                       (20)   consecutive   Business   Days
                                       ending within ten (10) trading  days
                                       of   the   date  of  the  notice  of
                                       redemption.  If Aquila exercises its
                                       right  to  redeem  the Warrants, the
                                       Warrants will be  exercisable  until





                                       4:00   p.m.   Eastern  Time  on  the
                                       Business Day  immediately  preceding
                                       the  date  fixed  for  redemption in
                                       such notice.  If any Warrant  called
                                       for  redemption  is not exercised by
                                       such  time,  it  will  cease  to  be
                                       exercisable, and the holders thereof
                                       will  be  entitled   to   only   the
                                       redemption   price.    The  exercise
                                       price and number of  shares  of  the
                                       New Common Stock or other securities
                                       issuable on exercise of the Warrants
                                       and  the redemption triggering price
                                       set  forth  above  are  subject   to
                                       adjustment in certain circumstances,
                                       including in the event  of  a  stock
                                       dividend,        stock        split,
                                       recapitalization,    reorganization,
                                       merger or consolidation of Aquila.

         E.   Registration/Listing

              The  New  Common  Stock and Warrants will be registered under
         Section 12(g) of the Securities Exchange Act of 1934, following the Initial Distribution Date, and listing on the Nasdaq National Market will be sought. The Rights and Units will be transferable, but will not be registered or listed for trading.


                                     ARTICLE VII
                         PROVISIONS GOVERNING DISTRIBUTIONS

         A.   Date Of Distributions

              Distributions under the Plan shall be made as provided under the other relevant provisions of the Plan, except as otherwise provided for herein or ordered by the Bankruptcy Court.

         B.   Interest On Claims

              Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         C.   Disbursing Agent

              The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Section VII hereof). The Disbursing Agent shall not be required to give any bond or





         surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by Aquila.

         D.   Record Date For Distributions To Holders Of Old Common Stock

              At the close of business on the Record Date, the transfer ledgers of the Old Common Stock shall be closed, and there shall be no further changes in the record holders of the Old Common Stock and the Disbursing Agent shall have no obligation to recognize any transfer of the Old Common Stock occurring after the Record Date. The Disbursing Agent shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Record Date.

         E.   Means Of Cash Payment

              Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         F. No Fractional Securities Issued; No Distribution For Holders Who Would Receive Less Than Five Shares

              No fractional shares of New Common Stock, and no fractional Rights shall be issued or distributed under the Plan or by any Disbursing Agent. Each holder entitled under the Plan to receive New Common Stock or Rights shall receive the total number of whole New Common Stock or Rights Certificates to which such holder is entitled. Whenever any distribution to a particular holder would otherwise call for distribution under the Plan of a fraction of a share or Right, the Disbursing Agent shall allocate separately to each such holder one whole share in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share, as the case may be, to a holder in respect of the fractional portion of its entitlement, such fractional portion shall be cancelled. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. One whole Right will then accompany each whole share. Upon the allocation of all of the whole shares or Rights authorized under this Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect.








              Any holder of an Allowed Claim or Interest who would receive fewer than five (5) shares of New Common Stock and related Rights shall not receive any distribution.

         G.   Delivery Of Distributions

              Distributions  to  holders  of  Allowed  Claims  and  Allowed
         Interests shall be made by the Disbursing Agent (a) at the addresses set forth on the proofs of claim filed by such holders (or at the last known addresses of such holders if no proof of claim is filed or if CBC or Aquila has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) at the addresses of the record holders of Interests as of the Record Date.

              If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to Aquila until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Consummation Date. After such date, all unclaimed property shall revert to Aquila and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.


         H.   No Voting By Disbursing Agent

              Neither the Disbursing Agent, nor any other party, shall be entitled to vote any shares of the New Common Stock held by the Disbursing Agent, whether in the Distribution Reserve or otherwise. In the event that any matter requires approval by the shareholders of Aquila prior to the distribution or cancellation of all shares of New Common Stock held by the Disbursing Agent, the shares of New Common Stock held by the Disbursing Agent shall be deemed only for voting purposes not to have been issued.


                                    ARTICLE VIII
               TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         A.   Assumed Contracts And Leases

              All executory contracts and unexpired leases specifically listed on the schedule of assumed contracts and leases attached hereto as Exhibit G shall be deemed automatically assumed as of





         the Consummation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365 of the Bankruptcy Code.

              Each executory contract and unexpired lease that is assumed and relates to the use or occupancy of real property shall include
         (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements have been rejected pursuant to a Final Order of the Bankruptcy Court or is listed on the schedule of rejected contracts and leases attached hereto as Exhibit H.

         B. Payments Related To Assumption Of Executory Contracts And Unexpired Leases; Bar to Pre-Confirmation Date Claims

              Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code by Cure. Exhibit G sets forth as to each executory contract and unexpired lease whether such contract or lease is, in CBC's opinion, in default, and the amount, if any, required to Cure. By Order dated May 9, 1996, the Bankruptcy Court established July 9, 1996 as the deadline for other parties to such contracts and leases to file objections to assumption (and, where applicable, assignment) of such contracts and leases, including any disagreements with CBC as to whether such contracts or leases are in default, the amount required to Cure, if any, and the adequacy of future performance assurances, and any other objections. Any party who fails to file such an objection timely is and shall be forever barred from objecting to assumption (and, where applicable, assignment), and from asserting any claim arising out of a default prior to the Confirmation Date; provided only that, as to any default acknowledged by CBC on Exhibit G, Cure shall be made in accordance with the terms set forth on Exhibit G. Any dispute regarding (i) whether or not an executory contract or unexpired lease is in default, (ii) the nature or the amount of any Cure, (iii) the ability of Aquila to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iv) any other matter pertaining to assumption (and, where applicable, assignment) shall be heard and determined by the Bankruptcy Court, and, except to the extent determination of a particular dispute is deferred with the consent of CBC, all such disputes shall be determined no later than the Confirmation Date, and the Confirmation Order shall constitute an order determining all such disputes.





         C.   Rejected Contracts And Leases

              All executory contracts and unexpired leases specifically listed on the schedule of rejected contracts and leases attached hereto as Exhibit H shall be deemed automatically rejected as of the Consummation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code.

         D.   Bar To Rejection Damages

              By order dated May 9, 1996, the Bankruptcy Court established July 9, 1996 as the deadline for other parties to executory contracts and unexpired leases which CBC proposes to reject to file proofs of claims arising from the rejection of such contracts or leases.

         E.   Assignment Of Executory Contracts  And  Unexpired  Leases  To
              Aquila

              On the Consummation Date, each of the executory contracts and unexpired leases that is being or previously has been assumed and is specifically listed on the schedule of assumed and assigned executory contracts and unexpired leases which is attached as
         Exhibit I hereto, shall be assigned to Aquila, pursuant to section 365 of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assignments, pursuant to section 365 of the Bankruptcy Code.

         F.   Unidentified Executory Contracts and Unexpired Leases

              Any executory contract or unexpired lease of CBC which is not specifically listed on either Exhibit G, H, or I, shall be deemed to be automatically rejected as of the Consummation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejection, pursuant to section 365 of the Bankruptcy Code. No rejection shall affect the obligations of any party to CBC or Aquila under confidentiality covenants executed in favor of CBC, which covenants shall survive rejection.


                                     ARTICLE IX
                                CONDITIONS PRECEDENT

         A.   Conditions To The Confirmation Date

              The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section IX.C of the Plan:

              1.   The  Bankruptcy  Court  shall have approved a disclosure
         statement  with  respect  to  the  Plan  in  form  and   substance
         reasonably acceptable to the Proponent.






              2. The Confirmation Order shall be in form and substance reasonably acceptable to the Proponent.

         B.   Conditions To The Consummation Date

              The following are conditions precedent to the occurrence of the Consummation Date, each of which may be satisfied or waived in accordance with Section IX.C of the Plan:

              1. The Confirmation Order shall have been entered by the Court and shall not be stayed, suspended, or vacated.

              2.   The   Confirmation  Order  shall,  among  other  things,
         provide that:

                   a.   The  provisions  of  the  Confirmation  Order   are
         nonseverable and mutually dependent;

                   b. The Court shall approve the assumption or the assumption and assignment, as the case may be, of all executory contracts and unexpired leases proposed to be assumed or assumed and assigned by CBC on the terms provided in the Plan, or substantially similar thereto, and all executory contracts or unexpired leases assumed (or assumed and assigned) by CBC during the Chapter 11 Case or under the Plan and so designated by CBC shall remain in full force and effect for the benefit of Reorganized CBC or Aquila, as assignee and transferee as the case may be, notwithstanding any provision in such contract or lease (including those described in sections 365(b) (2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;

                   c. The transfers of property by CBC (a) to Reorganized CBC or Aquila (i) are or shall be legal, valid, and effective transfers of property, (ii) vest or shall vest Reorganized CBC and Aquila with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (iv) do not and shall not subject Reorganized CBC or Aquila to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (b) to holders of Claims and holders of Interests under the Plan are for good consideration and value and are in the ordinary course of CBC's business;

                   d. Except as expressly provided in the Plan, CBC shall be discharged effective upon the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy
         Code), and CBC's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted,





         fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of CBC that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of CBC incurred before the Confirmation Date, or from any conduct of CBC prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                   e. Except as expressly provided in the Plan, all Interests shall be terminated effective upon the Consummation Date;

                   f. The Plan does not provide for the liquidation of all or substantially all of the property of CBC and its confirmation is not likely to be followed by the liquidation of Reorganized CBC or Aquila or the need for further financial reorganization; and

                   g. The Bankruptcy Court shall have determined that the New Common Stock and Rights (and the Units shares, Warrants and Warrant shares issued pursuant thereto) to be issued under the Plan and distributed by the Disbursing Agent in exchange for Claims against or Interests in CBC are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of any such securities are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code.

                   h. The Bankruptcy Court shall have determined that the Reorganization Value is not less than $9.50/share of New Common Stock.

              3. The Bankruptcy Court shall have entered one or more orders (which may be the Confirmation Order) authorizing the assignment of all assumed leases and executory contracts as designated by CBC to Aquila.

              4. The Bankruptcy Court shall have estimated all Disputed Claims for purposes of establishing the Distribution Reserve.

              5. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

         C.   Waiver Of Conditions To The Confirmation Date Or Consummation
              Date

              The conditions set forth in Section IX.A and IX.B of the Plan may be waived by CBC, without notice or a hearing. The failure to satisfy or waive any condition to the Confirmation Date or Consummation Date may be asserted by CBC regardless of the circumstances giving rise to the failure of such condition to be





         satisfied (including any action or inaction by CBC). The failure of CBC to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.


                                      ARTICLE X
                        PROCEDURES FOR RESOLVING AND TREATING
                    DISPUTED AND CONTINGENT CLAIMS AND INTERESTS

         A.   No Distributions Pending Allowance

              Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, provided, however, where an objection is made only to a portion of a Claim and no timely objection is made to the balance of such Claim, such undisputed balance shall be treated as an Allowed Claim for purposes of distribution.

         B.   Distribution Reserve

              The Disbursing Agent shall withhold the Distribution Reserve from the Cash and other property to be distributed under the Plan. As to any Disputed Claim or Disputed Interest, upon a request for estimation by CBC or Aquila, the Bankruptcy Court shall determine what amount is sufficient to include in the Distribution Reserve. CBC shall request estimation for every Disputed Claim that is unliquidated and the estimated amount of such Claims shall be used to compute the Distribution Reserve. If CBC elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Distribution Reserve shall be computed based upon the Face Amount of such Claim. The Disbursing Agent shall also place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property withheld as the Distribution Reserve under this Section, to the extent that such property continues to be withheld as Distribution Reserve at the time such distributions are made or such obligations arise. For purposes of establishing the Distribution Reserve disputed Cure amounts shall constitute Disputed Claims.

         C.   Distributions After Allowance

              Payments and distributions from the Distribution Reserve to each holder of a Disputed Claim or Disputed Interest, to the extent that all or part of such Claim or Interest ultimately becomes an Allowed Claim or Allowed Interest shall be made in accordance with the provisions of the Plan governing the class of Claims or Interests to which the respective holder belongs. Promptly after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim or Interest





         becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim or Interest any Cash and other property in the Distribution Reserve that would have been distributed on the Consummation Date or the Initial Distribution Date, as the case may be, had such Allowed Claim or Allowed Interest been then allowed. After a Final Order has been entered, or other final resolution has been reached, with respect to each and every Disputed Claim and Disputed Interest, (i) any Cash held in the Distribution Reserve shall become property of Aquila, and (ii) any New Common Stock shall be distributed Pro Rata to the holders of Allowed Class 6 Old Common Stock Interests.


                                     ARTICLE XI
                            MODIFICATIONS AND AMENDMENTS

         A.   Modification Of The Plan

              CBC may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, CBC or Aquila  may,  under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the disclosure statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or holders of Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.


                                     ARTICLE XII
                             RETENTION OF JURISDICTION

              After the Confirmation Date and until the Chapter 11 Case is closed:

              1. The Bankruptcy Court shall retain jurisdiction over the Chapter 11 Case for the following purposes:

                   a. to hear and determine any and all pending or future proceedings for the estimation of or objections to the allowance of Claims or Interests relating to events or transactions occurring on or prior to the Consummation Date;

                   b. to consider and act on the compromise and settlement of any Claim against or Interest in CBC, or cause of action on behalf of CBC's Estate provided, however, that there shall be no requirement that CBC seek Bankruptcy Court approval of any such compromise and settlement;





                   c. to hear and determine all pending or future controversies, suits, and disputes that may arise under the Plan, and controversies arising in connection with the interpretation of the Plan, including any and all schedules, documents, and exhibits hereto, or any documents intended to implement the provisions of the Plan;

                   d. to hear and determine any and all applications for the allowance of compensation and reimbursement of expenses;

                   e.   to   hear   and   determine  any  and  all  pending
         applications for rejection or assumption of executory contracts and unexpired leases to which CBC is a party or with respect to which CBC may be liable, and to hear and determine, if necessary, or to estimate or liquidate, any and all Claims arising therefrom or from assumption or rejection of executory contracts or unexpired leases pursuant to the Plan or otherwise;

                   f.   to consider any modifications of the Plan;

                   g. to correct any defect, cure any omission, or reconcile any inconsistency in the Plan, including any Exhibit thereto, or in any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary, to carry out the purposes and intent of the Plan and to implement and effectuate the Plan;

                   h. to determine such other matters as may be provided for in the Confirmation Order or other orders of the Bankruptcy Court as may be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                   i. to enforce all orders, judgments, injunctions, and rulings entered in connection with CBC's Chapter 11 Case;

                   j.   to  issue  such  orders  as  may  be  necessary  or
         appropriate  in   aid   of   confirmation,   and   to   facilitate
         consummation, of the Plan; and

                   k.   to enter an order closing the Chapter 11 Case.

              2. The Bankruptcy Court shall retain and have original, but not exclusive, jurisdiction over the Chapter 11 Case to hear and determine any and all applications, adversary proceedings, and contested and litigated matters pending on the Confirmation Date or thereafter instituted by or on behalf of Aquila, including, without limitation, all proceedings for the estimation of or objection to Claims, any disputes between Aquila and the
         Retroviral Business Buyer or the Enterics Business Buyer concerning the sale of the Retroviral Business and the Enterics Business, respectively, except as otherwise provided in the Retroviral Business Purchase Agreement with respect to Post-Consummation Date matters, any and all applications for the allowance of compensation and reimbursement of expenses, and any claims by or on behalf of Aquila arising under the Bankruptcy Code





         to avoid any preferences, fraudulent transfers, or other avoidable transfers.


                                     ARTICLE XII
                                    SETTLEMENTS

              Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), CBC shall effectuate the compromise(s) and settlement(s) described below.

         A.   Securities Class Action Settlement

              1.   Background

              In the Securities Class Action, the Securities Class Plaintiffs have asserted claims against CBC, certain of the Securities Class Settling Officers and Directors, and Deloitte & Touche. Claims against CBC were stayed and have been incorporated in the Securities Class Proof of Claim. Claims against Deloitte & Touche were dismissed without prejudice. The Securities Class
         Plaintiffs alleged that CBC violated Rule 10(b)-5, under the Securities Exchange Act of 1934, by disseminating materially false and misleading information to the public. The Securities Class Plaintiffs allege that, as a result, they purchased CBC's stock at artificially inflated prices between February 28, 1992 through May 9, 1994.

              2.   Settlement

              Pursuant to the Securities Class Settlement Agreements, the Securities Class Plaintiffs have agreed to settle all claims against CBC and the Securities Class Settling Officers and Directors. Pleadings have been filed with the United States District Court for the District of Massachusetts for the purpose of approving the settlement. The District Court: (i) has withdrawn the reference with respect to the Securities Class Proof of Claim; (ii) has certified the Securities Settlement Class for purposes of settling both the Securities Class Claims against CBC and the claims against the Securities Class Settling Officers and Directors; (iii) approved and/or authorized counsel to the Securities Class Plaintiffs to file the Securities Class Proof of Claim and to vote such Claim in the Chapter 11 Case; and (iv) approved the terms of the Securities Class Settlement Agreements as being fair and reasonable from the standpoint of the Securities Class Plaintiffs. A hearing on final approval of the Securities Class Settlement Agreements was held on April 4, 1996. Without objection, the District Court entered a Final Order and Judgment approving the Securities Class Settlement Agreements.

              3.   Terms of Settlement

              Under the Securities Class Settlement Agreements the holders of the Securities Class Claims will be entitled to receive their





         Pro Rata share of: (i) 1,250,000 shares of New Common Stock and 1,250,000 Rights to be distributed to them on the Initial Distribution Date; and (ii) 90% of any recoveries from prosecution of claims (whether held by the Securities Class Plaintiffs or CBC), if any, against CBC's former accountants, Deloitte & Touche. CBC also shall permit the Securities Class Plaintiffs to prosecute CBC's claims against CBC's former accountants, at their own expense. CBC shall be entitled to receive 10% of any recoveries from prosecution of such claims. All distributions, whether to holders of Securities Class Claims or to CBC, shall be net of any fees and expenses of legal counsel to the Securities Class Plaintiffs which are approved by the District Court.

              Under the Securities Class Settlement Agreements members of the Securities Settlement Class will also be entitled to receive their Pro Rata share of $1,050,000 in insurance proceeds payable under a National Union insurance policy (reduced from the original face amount of $3,000,000) insuring the Securities Class Settling Officers and Directors against amounts paid in settlement of claims against them, net of fees and expenses of legal counsel to the Securities Class Plaintiffs which are approved by the District Court.

              The Securities Class Settlement Agreements also provide for reimbursement of up to $100,000 of legal fees and expenses of the Securities Class Settling Officers and Directors payable under the same National Union insurance policy.

              The Securities Class Action Settlement Agreements include provisions retroactively amending the National Union insurance policy as of the date of policy inception to reduce the limit of liability amount from $3,000,000 to $1,150,000, with National Union relinquishing any and all rights to CBC's 10% share of any recoveries from Deloitte & Touche. This amended limit of liability will be exhausted by National Union's payment of $1,050,000 to the Securities Settlement Class and further reimbursement of up to $100,000 for legal fees and expenses of the Securities Class Settling Officers and Directors, and no further insurance recoveries from National Union will be possible.

              CBC is requesting that the Bankruptcy Court determine that the Securities Class Settlement Agreements are fair and reasonable from the standpoint of CBC and the Estate, which the Bankruptcy Court will determine at the Confirmation Hearing. Accordingly, the Securities Class Settlement Agreements are subject to confirmation of the Plan.

                                    ARTICLE XIII
                              MISCELLANEOUS PROVISIONS

         A.   Setoffs

              Aquila may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant





         to the Plan in respect of such Claim, claims of any nature whatsoever that CBC may have against the holder of such Claim; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by CBC of any such claim that CBC may have against such holder.

         B.   Withholding And Reporting Requirements

              In connection with the Plan and all instruments issued in connection therewith and distributions thereon, Aquila shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         C.   Discharge Of CBC And Aquila

              All  property distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against CBC, Reorganized CBC, and Aquila and/or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and upon the Confirmation Date, CBC, Reorganized CBC, and Aquila shall be deemed discharged and released under section 1141(d)(i)(A) of the Bankruptcy Code from any and all debts. The Confirmation Order shall be a judicial determination of discharge of all liabilities of CBC, Reorganized CBC, and Aquila, subject to the occurrence of the Consummation Date.

         D.   Intentionally Omitted

         E.   Committees

              The Equity Committee and the Creditors' Committee shall terminate on the Consummation Date.

         F.   Binding Effect

              The Plan shall be binding upon and inure to the benefit of CBC, Aquila, Reorganized CBC, the holders of Claims, the holders of Interests, and their respective successors and assigns.

         G.   Revocation, Withdrawal Or Nonconsummation

              1.   Right To Revoke Or Withdraw

              The Proponent reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date.

              2.   Effect Of Withdrawal, Revocation, Or Nonconsummation

              If the Proponent revokes or withdraws the Plan prior to the Confirmation Date, or if the Confirmation Date or the Consummation





         Date does not occur, then the Plan, any settlement or compromise effected in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against CBC or any other Person, to prejudice in any manner the rights of CBC or any Person in any further proceedings involving CBC, or to constitute an admission of any sort by CBC or any other Person.

         H. Post-Confirmation Reservation Of Shares For Issuance Upon Exercise Of Rights And Warrants

              Aquila shall at all times keep reserved, out of authorized and unissued New Common Stock, a number of shares of New Common Stock sufficient to provide for (i) exercise of the subscription rights under the Units, and (ii) the exercise of the right to purchase New Common Stock upon exercise of the Warrants.

         I.   Other Post-Consummation Reserves Of New Common Stock

              Aquila shall establish a New Management and Employee Common Stock Reserve consisting of 2,400,000 shares of New Common Stock. The New Common Stock reserved in the New Management and Employee Common Stock Reserve shall be used to grant incentive equity, whether through stock options or stock purchase plans, or otherwise, to directors, management, employees, and consultants of Aquila, pursuant to Aquila's (i) Employee Stock Purchase Plan,
         (ii) Stock Award and Option Plan, and (iii) Directors Stock Award and Option Plan, as each such plan is summarized on Exhibit J hereto. This shall include, without limitation, the Senior Executives Stock Options. Confirmation of the Plan will be deemed to constitute approval of these plans for purposes of Rule 16b-3(b) of the Securities Exchange Act of 1934 and section 422 of the Internal Revenue Code.

         J.   Notices

              Any notice required or permitted to be provided to CBC under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

                   Cambridge Biotech Corporation
                   Biotechnology Research Park
                   365 Plantation Street
                   Worcester, MA  01605-2376
                   Attn: President

                   with a copy to:






                   Brown, Rudnick, Freed & Gesmer, P.C.
                   One Financial Center
                   Boston, MA  02111
                   Attn: Joseph F. Ryan, Esquire
                         Jeffrey L. Jonas, Esquire

         K.   Indemnification Obligations

              Except as otherwise provided in the Plan, the Securities Class Settlement Agreements, or any ancillary documents executed in connection therewith, Aquila will assume any obligations of CBC to indemnify Frederick V. Casselman and any of CBC's officers or directors employed as of the Petition Date, or subsequent thereto, pursuant to the CBC Certificate Of Incorporation, by-laws, and policy of providing employee indemnification, and applicable state law or specific agreements in respect of claims, based upon any act or omission related to their service with, for, or on behalf of CBC, irrespective of whether indemnification is owed in connection with an occurrence before or after the Petition Date; provided, however, any obligation to indemnify such indemnitees for matters arising prior to the Petition Date shall survive only to the extent a timely proof of claim therefor was duly filed by the affected indemnitee.

         L.   Prepayment

              Unless the Plan or the Confirmation Order otherwise provides, Aquila shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

         M.   Term Of Injunctions Or Stays

              Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Consummation Date.

         N.   Governing Law

              Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of Commonwealth of Massachusetts shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan. The laws of State of Delaware shall govern corporate governance matters.










         Dated: As of May 20, 1996          CAMBRIDGE BIOTECH CORPORATION
                Worcester, Massachusetts

                                            By: /s/ Alison Taunton-Rigby
                                              Name:  Alison Taunton-Rigby,
                                                      Ph.D.
                                               Title: President and Chief
                                                      Executive Officer

         Joseph F. Ryan
         James E. McGuire
         Jeffrey L. Jonas
         Anthony L. Gray
         BROWN, RUDNICK, FREED & GESMER, P.C.
         Attorneys for Cambridge Biotech Corporation
         One Financial Center
         Boston, MA  02111
         617-856-8200





































                                       - 50 -





                                     EXHIBIT A

                 RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

                                        OF

                           CAMBRIDGE BIOTECH CORPORATION


             FIRST.    The name of the corporation is Cambridge Biotech
        Corporation.

             SECOND.   The address of its registered office in the State
        of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

             THIRD.    The nature of the business or purpose to be
        conducted or promoted is:

                  To engage in any lawful act or activity for which
             corporations may be organized under the General Corporation Law of Delaware.

             FOURTH.

             A.   Number of Shares.

                  The total number of shares of capital stock which the corporation shall have the authority to issue is forty-five million (45,000,000) shares, of which forty million (40,000,000) shares shall be common stock, par value $.01 per share, and five million (5,000,000) shares shall be preferred or special stock, par value $.01 per share.

                  The number of authorized shares of preferred or special stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred or special stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the class or series of preferred or special stock.

             B.   General.

                  No holder of any stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.




                  The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be as set forth below in Paragraphs C and D of this Article FIFTH.

             C.   Preferred or Special Stock.

                  Subject to any limitations prescribed by law, the board of directors of the corporation is expressly authorized to provide for the issuance of the shares of preferred or special stock in one or more classes or one or more series within any class, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations and restrictions thereof. Any action by the board of directors under this Paragraph C shall require the affirmative vote of a majority of the directors then in office. The authority of the board of directors with respect to each class or series of preferred or special stock shall include, but not be limited to, the right to determine or fix one or more of the following:

                  (a) The distinctive class or serial designation and the number of shares constituting such class or series;

                  (b) The dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

                  (c) The voting powers, full or limited, if any, of the shares of such class or series;

                  (d) Whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                  (e) The amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                  (f) Whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;




                  (g) Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (h) The price or other consideration for which the shares of such class or series shall be issued;

                  (i) Whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of preferred or special stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                  (j)  Such other powers, preferences, rights,
        qualifications, limitations and restrictions thereof as the board of directors of the company may deem advisable.

             All stock issued pursuant to this Paragraph C shall be hereinafter referred to as "preferred stock."

             D.   Common Stock.

                  Subject to all of the rights of the preferred stock, and except as provided by law or in this Article FIFTH (or in any certificate of designations of any class or series of preferred stock) or by the board of directors pursuant to this Article
        FIFTH:

                  (a) the holders of the common stock shall have the exclusive right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote;

                  (b) dividends may be declared and paid or set apart for payment upon the common stock out of any assets or funds of the corporation legally available for the payment of dividends, but only when and as declared by the board of directors or any committee thereof authorized by the board of directors to declare dividends; and

                  (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the net assets of the corporation shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests.




             FIFTH.    In furtherance and not in limitation of the powers
        conferred by the State of Delaware:

                  A. The board of directors shall have the power to adopt, alter, amend and repeal the by-laws of the corporation.
        Any by-laws of the corporation adopted by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders. Notwithstanding the foregoing or any other provisions of this certificate of incorporation or the by-laws of the corporation to the contrary, any such action by the board of directors to adopt, alter, amend or repeal the by-laws of the corporation shall require the affirmative vote of a majority of the directors then in office at a duly constituted meeting of the board of directors. Notwithstanding the foregoing or any other provisions of this certificate of incorporation or the by-laws of the corporation to the contrary, any action by the shareholders to adopt, alter, amend or repeal the by-laws of the corporation shall require the affirmative vote of the holders of at least eighty percent of the then outstanding shares of stock entitled to vote thereon, voting together as a single class, at a duly constituted meeting of shareholders called expressly for such purpose.

                  B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

                  D. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation law is amended after approval by the stockholders of this Paragraph D to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Paragraph D by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.




                  E. Except as otherwise fixed pursuant to the provisions of Article FIFTH hereof relating to the rights of the holders of any class or series of preferred stock to elect directors, the number of directors of the corporation shall be fixed from time to time by or in the manner provided in the corporation's by-laws. The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified, with respect to the term for which they severally hold office into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws.

                  At the annual shareholders, meeting in 1989, one class of such directors shall be elected for a one-year term, one class for a two-year term and one class for a three-year term, with the members of each class to hold office until their respective successors are elected and qualified. Commencing with the annual shareholders' meeting in 1990 and at each succeeding annual meeting of the shareholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned by the board of directors among the classes so as to maintain the number of directors comprising each class as nearly equal as possible, provided that no decrease in the number of directors shall affect the term of any director then in office.

                  F. Subject to the rights of any class or series of preferred stock to elect or remove directors, any director (including persons elected by directors to fill vacancies in the board of directors) may be removed from office only with cause and by the affirmative vote of (i) the holders of at least eighty percent of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, at a duly constituted meeting of shareholders called expressly for such purpose, or (ii) at least two-thirds of the directors then in office. A director may not be removed from office without cause. At least 30 days prior to any such meeting of shareholders, written notice shall be sent to the director whose removal will be considered at the meeting.

                  G. Except as otherwise fixed pursuant to the provisions of Article FIFTH hereof relating to the rights of the holders of any class or series of preferred stock to elect directors, any vacancy occurring in the board of directors, including any newly created directorships resulting from an increase in the number of directors or any vacancy resulting from death, resignation, disqualification, removal or other cause, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director appointed in




        accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

             SIXTH.    Any action required by law to be taken at any
        annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, shall be taken only at such a meeting.

                  Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of the shareholders of the corporation may be called only by (i) the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the board, if one is elected, or (iii) the President. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law. Advance notice of any matters which shareholders intend to propose for action at an annual meeting shall be given in the manner provided in the by-laws of the corporation.

             SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

             EIGHTH.   The corporation reserves the right to repeal, alter
        or amend this certificate of incorporation in the manner now or hereafter prescribed by statute and this certificate of incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation. No repeal, alteration or




        amendment of this certificate of incorporation shall be made unless the same is first approved by the board of directors of the corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter approved by the shareholders. For the purposes of the foregoing sentence, and notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the affirmative vote of the holders of at least two-thirds, or eighty percent in the case of Sections A, B and F of Article SIXTH, of the then outstanding shares of stock entitled to vote thereon (or such greater proportion as may be required by law) voting together as a single class, at a duly constituted meeting of shareholders called expressly for such purpose, shall be required to repeal, alter or amend any provision of, or adopt any provision inconsistent with, this Article NINTH, Sections B, C and D of Article FIFTH, Article SIXTH, or Article SEVENTH.




                                    EXHIBIT B-1

                           CERTIFICATE OF INCORPORATION
                                        OF
                          AQUILA BIOPHARMACEUTICALS, INC.

                     [As Proposed to Be Amended and Restated]

             FIRST.  The name of the corporation is Aquila
        Biopharmaceuticals, Inc.

             SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

             THIRD. The nature of the business or purpose to be conducted or promoted is: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

             FOURTH.  The name and address of the incorporator is:
        Jane V. Hawkes of 311 Main Street, Worcester, Massachusetts.

             FIFTH.

             A.   Number of Shares.

             The total number of shares of capital stock which the corporation shall have the authority to issue is thirty-one million five hundred thousand (31,500,000) shares, of which thirty million (30,000,000) shares shall be common stock, par value $.01 per share, and one million five hundred thousand (1,500,000) shares shall be preferred or special stock, par value $.01 per share.

             The number of authorized shares of preferred or special stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred or special stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the class or series of preferred or special stock.

             B.   General.

             No holder of any stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.




             The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be as set forth below in Paragraphs C or D of this Article FIFTH; provided, that in no event shall the corporation have authority to issue any class or series of stock which does not have the right to vote generally in the election of directors, notwithstanding anything in Paragraphs C or D of Article FIFTH to the contrary.

             C.   Preferred or Special Stock.

             Subject to any limitations prescribed by law, the board of directors of the corporation is expressly authorized to provide for the issuance of the shares of preferred or special stock in one or more classes or one or more series within any class, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations and restrictions thereof. Any action by the board of directors under this Paragraph C shall require the affirmative vote of a majority of the directors then in office. The authority of the board of directors with respect to each such class or series of preferred or special stock shall include, but not be limited to, the right to determine or fix one or more of the following:

             (a) The distinctive class or serial designation and the number of shares constituting such class or series;

             (b) The dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

             (c) The voting powers, full or limited, if any, of the shares of such class or series;

             (d) Whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

             (e) The amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

             (f) Whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;





             (g) Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

             (h) The price or other consideration for which the shares of such class or series shall be issued;

             (i) Whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of preferred or special stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

             (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the board of directors of the corporation may deem advisable.

             All stock issued pursuant to this Paragraph C shall be hereinafter referred to as "preferred stock".

             D.   Common Stock

             Subject to all of the rights of the preferred stock, and except as provided by law or in this Article FIFTH (or in any certificate of designations of any class or series of preferred stock) or by the board of directors pursuant to this Article
        FIFTH:

             (a) the holders of the common stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote;

             (b) dividends may be declared and paid or set apart for payment upon the common stock out of any assets or funds of the corporation legally available for the payment of dividends, but only when and as declared by the board of directors or any committee thereof authorized by the board of directors to declare dividends; and

             (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the net assets of the corporation shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests.

             SIXTH. In furtherance and not in limitation of the powers conferred by the State of Delaware:






             A. The board of directors shall have the power to adopt, alter, amend and repeal the by-laws of the corporation. Any by-laws of the corporation adopted by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders. Notwithstanding the foregoing or any other provisions of this certificate of incorporation or the by-laws of the corporation to the contrary, any such action by the board of directors to adopt, alter, amend or repeal the by-laws of the corporation shall require the affirmative vote of a majority of the directors then in office at a duly constituted meeting of the board of directors. Notwithstanding the foregoing or any other provisions of this certificate of incorporation or the by-laws of the corporation to the contrary, any action by the shareholders to adopt, alter, amend or repeal the by-laws of the corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock entitled to vote thereon, voting together as a single class, at a duly constituted meeting of the stockholders called expressly for such purpose.

             B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

             C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

             D. A director of the corporation shall be relieved of any personal liability to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the corporation to the extent provided either (i) in the order of the United States Bankruptcy Court for the District of Massachusetts confirming the Reorganization Plan of Cambridge Biotech Corporation (Case No. 94-43054-JFQ), but in any event to no greater extent than is permitted by Section 102(b)(7) or any successor or similar provision of the Delaware General Corporation Law, or (ii) by the Delaware General Corporation Law, as now or hereafter in effect and interpreted by the courts of the State of Delaware, in the absence of any specific provision in a corporation's certificate of incorporation.

             E. Except as otherwise fixed pursuant to the provisions of Article FIFTH hereof relating to the rights of the holders of a class or series of preferred stock to elect directors, the number of directors of the corporation shall be fixed from time to time by or in the manner provided in the corporation's by-laws. The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified with respect to the term for which they severally hold office into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws.







             The corporation shall call a special meeting of stockholders for a date approximately one hundred twenty days after the Consummation Date under the Reorganization Plan of Cambridge Biotech Corporation confirmed by the United States Bankruptcy Court for the District of Massachusetts (Case No. 94-43054-JFQ). At that meeting, the term of office of the class of directors designated as the Class I directors shall expire and new Class I directors shall be elected for a term to expire at the annual stockholders meeting in 1999. At the annual stockholders meeting in 1997, the term of office of the class of directors designated as the Class II directors shall expire and new Class II directors shall be elected for a term expiring in 2000, and at the annual shareholders meeting in 1998, the term of office of the class of directors designated as the Class III directors shall expire and new Class III directors shall be elected for a term expiring in 2001. At each succeeding annual meeting of stockholders of the corporation, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned by the board of directors so that each class is as nearly equal as possible, provided that no decrease in the number of directors shall affect the term of any director then in office.

             F. Subject to the rights of any class or series of preferred stock to elect or remove directors, any director (including persons elected by directors to fill vacancies on the board of directors) may be removed from office, with or without cause, by the affirmative vote of (i) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) at least two-thirds of the directors then in office. At least thirty (30) days prior to any such meeting of shareholders, written notice shall be sent to the director whose removal will be considered at the meeting.

             G. Except as otherwise fixed pursuant to the provisions of Article FIFTH hereof relating to the rights of the holders of any class or series of preferred stock to elect directors, any vacancy occurring in the board of directors, including any newly created directorships resulting from an increase in the number of directors or any vacancy resulting from death, resignation, disqualification, removal or other cause, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was






        created or the vacancy occurred and until such director's successor shall have been elected and qualified.

             SEVENTH. Any action required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, shall be taken only at such a meeting.

             Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of the shareholders of the corporation may be called only by (i) the board of directors pursuant to a resolution approved by affirmative vote of majority of the directors then in office, (ii) the Chairman of the Board, if one is elected, (iii) the President, or (iv) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock entitled to vote generally in the election of directors. Only those matters set forth in the notice of special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law. Advance notice of any matters which shareholders intend to propose for action at an annual meeting shall be given in the manner provided in the by-laws of the corporation.

             EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

             NINTH. The corporation reserves the right to repeal, alter or amend this certificate of incorporation in the manner now or hereafter prescribed by statute and this certificate of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or





        amendment of this certificate of incorporation shall be made unless the same is first approved by the board of directors of the corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter approved by the shareholders. For the purposes of the foregoing sentence, and notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock entitled to vote thereon (or such greater proportion as may be required by law), voting together as a single class, at a duly constituted meeting of shareholders called expressly for such purpose, shall be required to repeal, alter or amend any provision of, or adopt any provision inconsistent with, this Article NINTH, Sections B, C and D of Article FIFTH, Article SIXTH, or Article SEVENTH.





































                                       - 7 -




                                   EXHIBIT B-2

                         AQUILA BIOPHARMACEUTICALS, INC.
                                     BY-LAWS


                                    ARTICLE I
                             MEETING OF STOCKHOLDERS

            Section 1.   Place of Meetings.  All meetings of the
        stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors or the chief executive officer, or if not so designated, at the registered office of the corporation.

            Section 2. Annual Meeting. Annual meetings of stockholders shall be held on the second Tuesday in April in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors or the chief executive officer, at which meeting the stockholders shall elect by a plurality vote a board of directors and shall transact such other business as may properly be brought before the meeting. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon as thereafter as convenient.

            Section 3. Matters to be Considered at Meetings. At a meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting (i) by, or at the direction of, a majority of the board of directors, or (ii) by any stockholder of the corporation who complies with the notice procedures set forth in this Section 3. For a proposal to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days nor more than 150 days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice of prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (1) the day on which such notice of the date of the scheduled meeting was mailed or (2) the day on which such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and




        address of other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the corporation's capital stock which are beneficially owned by such stockholder and beneficial owners (if any) on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (d) any financial interest of the stockholder in such proposal.

                 If the board of directors, or a designated committee thereof, determines that any stockholder proposal was not timely made in accordance with the terms of this Section 3, the board of directors may determine that such stockholder proposal will not be acted upon at the meeting. If the board of directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any respect, the secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed seven days from the date such deficiency notice is mailed or five days from the date such deficiency notice is given to the stockholder, as the board of directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the board of directors or such committee determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this
        Section 3 in any respect, then the board of directors may determine that such stockholder proposal will not be acted upon at the meeting. The secretary of the corporation shall notify a stockholder in writing if the board of directors, or a designated committee thereof, determines that his proposal does not meet the time and informational requirements of this Section 3; provided, however, that any notice from a person or entity who is not a stockholder of record shall not be deemed to be a "notice" for the purposes of this Section 3 and may be disregarded by the corporation and its officers.

                 Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the meeting shall determine and declare at the meeting whether the stockholder proposal was made in accordance with the terms of this Section 3. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section 3, he shall so declare at the meeting and ballots, if so requested by such stockholder, shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 3, he shall so declare at the






        meeting and any such proposal shall not be acted upon at the meeting.

                 The provisions of this Section 3 shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the board of directors, but in connection with such reports, no new business shall be acted upon at such meeting unless the proposal with respect thereto has been stated, filed and received as herein provided.

            Section 4. Special Meetings. Special meetings of the stockholders of the corporation may be called only in the manner provided in the certificate of incorporation.

            Section 5. Matters to be Considered at Special Meetings. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

            Section 6. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

            Section 7. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            Section 8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these by-laws. Where more than one class or series of capital stock is entitled to vote separately at such a meeting, a majority of the shares of each such class or series of






        capital stock entitled to vote at such meeting shall constitute a quorum at such meeting.

            Section 9. Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            Section 10. Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the question shall decide any other question brought before such meeting, unless the question is one upon which by express provision (whether of law, the certificate of incorporation or these by-laws) a different vote is required, in which case such express provision shall govern and control the decision of such question.

            Section 11. Voting and Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.










                                    ARTICLE II
                                    DIRECTORS

            Section 1. Number, Election, Tenure and Qualification. The number of directors which shall constitute the whole board shall be not less than one. Except as otherwise fixed pursuant to the provisions of Article FIFTH of the certificate of incorporation relating to the rights of the holders of any class or series of preferred stock to elect directors, the number of directors of the corporation shall be fixed by resolution duly adopted from time to time by the board of directors. The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in
        Section 4 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

            Section 2. Enlargement. The number of the board of directors may be increased at any time by vote of a majority of the directors then in office.

            Section 3. Director Nominations. Nominations of candidates for election as directors of the corporation at any annual or special meeting of stockholders at which directors will be elected may be made (a) by, or at the direction of, a majority of the board of directors or a subcommittee thereof or (b) by any stockholder entitled to vote at such meeting. Only persons nominated in accordance with the procedures set forth in this
        Section 3 shall be eligible for election as directors at a meeting of stockholders.

                 Nominations, other than those made by, or at the direction of, the board of directors or a committee thereof, shall be made pursuant to timely notice in writing to the secretary of the corporation as set forth in this Section 3. To be timely, a stockholder's notice shall be delivered to, or mailed to and received at, the principal executive offices of the corporation not less than 60 days nor more than 150 days prior to the date of the scheduled annual or special meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (a) the day on which such notice of the date of the scheduled meeting was mailed or (b) the day on which such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director





        (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such act or rules and regulations promulgated thereunder); and
        (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of the corporation's capital stock which are beneficially owned by such stockholder and beneficial owners (if any) on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the board of directors, any person nominated by, or at the direction of, the board of directors or a committee thereof for election as a director at a stockholder meeting shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

                 No person shall be elected by the stockholders as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3 and unless such candidate is placed into nomination by the board of directors or a stockholder at the meeting. Election of directors at a meeting need not be by written ballot, unless otherwise provided by the board of directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated at the meeting for election as directors at the meeting in accordance with the procedures set forth in this Section 3 shall be provided.

                 The board of directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 3. If the board of directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any respect, the secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed seven days from the date such deficiency notice is mailed or five days from the date such deficiency notice is given to the stockholder, as the board of directors or such committee shall reasonably determine. If the deficiency is not cured within such





        period, or if the board of directors or such committee reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 3 in any respect, then the board of directors may reject such stockholder's nomination. The secretary of the corporation shall notify a stockholder in writing if the board of directors, or a designated committee thereof, determines that his nomination does not meet the time and informational requirements of this Section 3; provided, however, that any notice from a person or entity who is not a stockholder of record shall not be deemed to be a "notice" for purposes of this Section 3 and may be disregarded by the corporation and its officers.

                 Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the meeting shall determine and declare at the meeting whether a nomination was made in accordance with the terms of this Section 3. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, he shall so declare at the meeting and ballots, if so requested by such stockholder, shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3, he shall so declare at the meeting and such nomination shall be disregarded.

            Section 4. Vacancies. Any vacancy occurring on the board of directors, including any newly created directorships resulting from an increase in the number of directors or any vacancy resulting from death, resignation, disqualification, removal or other cause, shall be filled in the manner provided in Article SIXTH, paragraph G of the certificate of incorporation.

            Section 5. Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any director may be removed from office in the manner provided in Article SIXTH, paragraph F of the certificate of incorporation.

            Section 6. General Powers. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board until the vacancy is filled.






            Section 7.   Chairman of the Board.  If the board of
        directors appoints a chairman of the board, he shall, when present, preside at all meetings of the board of directors. He shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board or as may be vested in him by the board of directors.

            Section 8. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

            Section 9. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given notice of such determination at least three days in advance of any such meeting. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

            Section 10. Special Meetings, Notice. Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Two days notice to each director, orally, by overnight courier service or by written electronic means permitted by
        Section I of Article IV sent to his business or home address, or three days notice by written notice deposited in the mail, shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

            Section 11. Quorum, Action at Meeting, Adjournments. At all meetings of the board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 12. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.





            Section 13. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            Section 14. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, exchange, mortgage, pledge or encumbrance of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be designated from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and make such reports to the board of directors as the board of directors may request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these by-laws for the conduct of its business by the board of directors.

            Section 15. Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations





        in any other capacity and receiving compensation therefor. The board of directors may also allow members of special or standing committees compensation for service on such committees.


                                   ARTICLE III
                                 INDEMNIFICATION

            Section 1. Actions Other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            Section 2. Suits by or in Right of Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of





        the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

            Section 3. Success on the Merits. To the extent that any person described in Section 1 and 2 of this Article III has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            Section 4. Specific Authorizations. Any indemnification under Sections 1 and 2 of this Article III (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even is obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

            Section 5. Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in Sections 1 and 2 of this Article III to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation as authorized in this Article III.

            Section 6. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article III shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            Section 7. Insurance. The board of directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the





        power to indemnify him against such liability under the provision of this Article III.

            Section 8. Benefits. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors or administrators of such person.

            Section 9. Severability. If any word, clause or provision of this Article III or any award made hereunder shall for any reason be determined to be invalid, all the other provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

            Section 10. Intent of Article. The intent of this Article III is to provide for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this
        Article III shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law.


                                    ARTICLE IV
                                     NOTICES

            Section 1. Delivery. Whenever, under the provisions of law, the certificate of incorporation or these by-laws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given by telegram, cable, telecopy, telex or similar electronic means or by overnight courier services, addressed to such director or stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

            Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.





                                    ARTICLE V
                                     OFFICERS

            Section 1. Enumeration. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the board of directors shall from time to time determine, including a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the board of directors, the chairman of the board, if any, or the president may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

            Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting, or by written consent.

            Section 3. Compensation. The compensation of all officers of the corporation shall be fixed from time to time by the board of directors.

            Section 4. Tenure. Each officer of the corporation shall hold office until his successor is chosen and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal. Any officer elected or appointed by the board of directors or a committee duly authorized to do so. Any vacancy occurring in any office of the corporation may, at its discretion, be filled by the board of directors. Any officer may resign by delivering his written resignation to the corporation at its principal place of business or to the president or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

            Section 5. President. The president shall be the chief operating officer of the corporation. He shall also be the chief executive officer unless the board of directors otherwise provides. The president shall, unless the board of directors provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the board of directors, have general and active management of the business of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly






        delegated by the board of directors to some other officer or agent of the corporation.

            Section 6. Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties and have such other powers as the board of directors or the chief executive officer of the corporation may from time to time prescribe.

            Section 7. Secretary. The secretary shall have such powers and perform such duties as are incident to the office of secretary. He shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be from time to time prescribed by the board of directors or chief executive officer of the corporation, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it. When so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

            Section 8. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer of the corporation or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

            Section 9. Treasurer. The treasurer shall perform such duties and shall have such powers as may be assigned to him by





        the board of directors or the chief executive officer. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, when the board of directors or chief executive officer so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

            Section 10. Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the treasurer may from time to time prescribe.

            Section 11. Bond. If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the corporation.


                                    ARTICLE VI
                                  CAPITAL STOCK

            Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar before such certificate is issued, it may be issued





        by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

            Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

            Section 3. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

            Section 4. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                 If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining





        stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

            Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE VII
                               CERTAIN TRANSACTIONS

            Section 1. Transaction with Interested Parties. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

                         (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                         (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.








            Section 2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE VIII
                                GENERAL PROVISIONS

            Section 1. Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

            Section 2. Statement of Condition. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

            Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

            Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

            Section 5. Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.


                                    ARTICLE IX
                                    AMENDMENTS

            These by-laws may be altered, amended or repealed, or new by-laws may be adopted, by the board of directors or by the stockholders, in each case in the manner provided in the certificate of incorporation.







                                      - 18 -




                                     EXHIBIT C

                      SUMMARY OF ENTERICS ASSETS AND BUSINESS



        The Enterics Business consists of tangible and intangible assets related to the following products (the "Enteric Products") manufactured by CBC:

             Rotaclone
             Adenoclone GSA
             Adenoclone 40/41
             Cytoclone A+B
             Lyme EIA

        Included in the assets, as they relate to the Enteric Products, are inventories of finished product held by CBC; customer lists, historical customer records, contracts and pending purchase orders; goodwill; copyrights and trademarks specifically related to the Enteric Products; marketing materials; manufacturing documentation; product development documentation; technical information, trade secrets, patents, patent applications and licenses; regulatory permits and authorization, filings and documentation; and certain equipment and instrumentation.

        In connection with the sale of the Enterics Business, Aquila expects to have ongoing obligations, to be performed during 1996, to manufacture approximately one year's supply of Enteric Products, to supply certain raw materials, to assist in transferring the manufacturing technology to the purchaser, and to train certain of the purchaser's personnel in various aspects of the business.




                                    EXHIBIT D

                    SUMMARY OF RETROVIRAL ASSETS AND BUSINESS

        All right, title and interest of CBC in and to the assets constituting the Diagnostics Business (as defined on Annex G), including all the following:

        A. All CBC's right, title and interest in the machinery, equipment, and inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs and dies) of CBC located in Rockville, Maryland.

        B. All rights and obligations under employment contracts with employees located in Rockville, Maryland.

        C. All claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment, including any such item relating to the payment of Taxes.

        D. All franchises, approvals, permits, licenses, orders, registration, certificates, variances and similar rights obtained from governments and governmental agencies that pertain to the Diagnostics Business.

        E. All CBC's right, title and interest to the following intellectual property, including any goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto (except as otherwise provided below), rights thereunder, remedies against infringements thereof and rights to protection of interests therein under the laws of all jurisdictions:

             1    The following United States patents and patent
             applications (and corresponding foreign patents and patent applications) and rights under the licenses owned or controlled by CBC:

             Immunoassay Strip Cutter      U.S. Patent No. 4,738,177
                                                           (abandoned)

             Process for Purifying         U.S. Patent No. 06/911/455




             Recombinant Proteins, and                     4,734,362
             Use of Products Thereof
             (the "Protein Purifying
             Patent")

             Detection of Antibodies to    U.S. Patent No. 07/044,665
              Human immunodeficiency                       4,921,787
              Agglutination of Antigen
              Coated Latex

             Diagnostic Proteins To        U.S. Patent No. 07/433,7O9
              Test for More Than
              One Antibody

             T-Lymphocropic Virus          U.S. Patent No. 08/378,872

             U.S. Patent No. 5,145,784, Double Capture Assay

             License Agreement with Harvard University dated May 1, 1987 as amended, covering among other patents and patent applications the following (the "Harvard Patents"):

                  U.S. Patent Nos. 4,743,678 and 5,045,448, HTLV-I virus proteins and antigens (gp61) and diagnostic methods

                  U.S. Patent No. 4,725,669 and U.S. Patent Application Ser. No. 056,134, HIV Glycoproteins (gp120) and diagnostic methods

                  U.S. Patent Application Ser. No. 07/602,846, T-
                  Lymphotrophic Virus proteins and antigens (SIV/HIV-2) and diagnostic methods

                  U.S. Patent No. 5,068,174, T-Cell Lymphotrophic Virus Protein (p27) and Assay

             License Agreement between the President and fellows of Harvard and CDC, dated October 29, 1993. (CBC has abandoned the patent which is the subject of this Agreement.)

             License Agreement among National Technical Information Service, E.I. Du Pont de Nemours and Company and Biotech Research Laboratories, Inc. dated June 19, 1984.

             License Agreement with National Technical Information Service dated February 1, 1989 relating to HIV-1 (Gallo portfolio).

             License Agreement dated June 15, 1988 with National
             Technical information Service relating to HTLV-I









             Royalty-Bearing Cross License Agreement, Royalty-Free Cross License Agreement (and associated Agreements not to
             Challenge) with Diagnostic Pasteur dated October 25, 1989, covering the patents and patent applications identified therein (the "DP HIV Technology").

             Biological Material Transfer Agreement effective April 17, 1991 with the Centers for Disease Control/Center for Infectious Disease (HIV-2 cell line)

             License Agreement with Hugh Cottingham dated February 15, 1982, as amended, covering the patents and patent application issuing therefrom (agglutinographic reaction chamber and detection apparatus) including:

             U.S. Des. Patent No. 355,493, Slide Immunoassay Detection
             System

             U.S. Patent No. 4,459,361, Ligand Assay with I or 2
             Particulate Reagents, (1984)

             U.S. Patent No. 4,806,015, Agglutination Detection
             Apparatus, (1989)

             U.S. Patent No. 07/984,231, T-Lymphotropic Virus (1985)

             Methods of Conjugation of Proteins for FC Capture Assays, no patent applied for.

             2    The following agreements:

             License Agreement between Syva Company, Syntex (U.S.A.) Inc., and CBC dated June 29, 1992, covering the "Tom" patent (U.S. Patent No. 4,366,241).

             License Agreement between CBC and Syva Company dated
             June 29, 1992.

             Biomira-CBC License Agreement dated February 28, 1994 (relating to Biomira's cancer markers).

             License Agreement between CBC and Biomira dated February 28,
             1994.

             License Agreement between CBC and ADI Diagnostics, Inc. dated February 28, 1994 (hepatitis and syphilis antigens).

             License Agreement between CBC and ADI Diagnostics, Inc. dated February 28, 1994.

             Selfcare/Galway Agreements dated November 30, 1993 pertaining to Sale of Irish Subsidiary and Related
             Transactions (approved by Order of U.S. Bankruptcy Court on November 14, 1994).





             License, Supply and Development Agreement among CBC, Ortho Diagnostics Systems Inc. and Chiron Corporation, dated
             March 30, 1993 (relating to the following Harvard patents licensed by CBC: 4,743,678; 5,045,448; 795,944; 664,972)
             unless rejected at Purchaser's direction pursuant to Section
             6.18 of the Agreement.

             License Agreement between CBC and F. Hoffman-La Roche Ltd., dated March 29, 1991 (relating to the following patent licensed by CBC: 4,596,695).

             License Agreement between Hoffman-La Roche, Inc. and
             Angenics, dated August 19, 1986 (relating to the following patent licensed by CBC: 4,596,695).

             License Agreement between Hoffman-La Roche, Inc. and
             Angenics, dated July 23, 1986 (relating to the following patent licensed by CBC: 4,597,944).

             Sublicense Agreement between CBC and Abbott Laboratories, dated December 2, 1988 (relating to the following Harvard patents licensed by CBC: 4,725,669 and 056,134).

             Sublicense Agreement between CBC and Abbott Laboratories, dated June 30, 1992 (relating no the following Harvard patents: 4,743,678 and 5,045,448).

             Sublicense Agreement between CBC and Baxter International, Inc., dated June 21, 1989 (relating to the following Harvard patents licensed by CBC: 4,725,669 and 056,134).

             Sublicense Agreement between CBC and Smithkline Beckman Corporation, dated June 30, 1989 (relating to the following Harvard patents licensed by CBC: 4,725,669 and 056,134)

             Sublicense Agreement between CBC and Pharmacia ENI Diagnos-tics, Inc., dated December 29, 1989 (relating to the following Harvard patents licensed by CBC: 4,725,669; 056,134; and 795,997).

             Sublicense Agreement between CBC and Becton, Dickinson and Company, dated January 3, 1989 (relating to the following Harvard patents licensed by CBC: 4,725,669 , 795,997 and 056,134).

             Sublicense Agreement between CBC and Behringwerke
             Aktiengesellschaft, dated September 30, 1989 (relating to the following Harvard patents licensed by CBC: 4,725,669, 795,997 and 056,134).

             Sublicense Agreement between CBC and IAF Biochem
             International, Inc., dated June 26, 1991 (relating to the following Harvard patents licensed by CBC: 4,725,669 and 056,134).





             Sublicense Agreement between CBC and Progenics
             Pharmaceuticals, Inc., dated March 17, 1995.

             Sublicense Agreement between CBC and Urnotech Calypte Biomedical Corporation, dated March 31, 1992 (relating to the following Harvard patents licensed by CBC: 4,725,669 and 056,134).

             Cross-License Agreement among CBC, Chiron Corporation and The President and Fellows of Harvard College, dated
             September 23, 1991 (relating to the following Harvard patents licensed by CBC: 4,725,669 and 056,134).

             Sublicense Agreement between CBC and Chiron Corporation, dated August 21, 1992 (relating to the following Harvard patents licensed by CBC: 4,725,669 and 056,134).

             Sublicense Agreement between CBC and Genentech, Inc., dated September 30, 1991 (relating to the following Harvard patents licensed by CBC: 4,725,669 and 056,134).

             Sublicense Agreement between CBC and Repligen Corporation, dated April 4, 1990 (relating to the following Harvard patents licensed by CBC: 4,725,669, and 056,134).

             License and Sublicense Agreement between International Murex Technologies Corp. and CBC, dated June 30, 1992 (relating to the following Harvard patents licensed to CBC: 4,743,678 and 5,045,448).

             License Agreement between Mitest Ltd. and CBC, dated
             December 15, 1993 (relating to the following patents licensed by CBC: 4,596,695 and 4,775,515).

             Amended License Agreement between CBC and Pasteur Merieux Serums & Vaccins, S.A., dated December 14, 1990 (relating to CBC-owned patent: 4,734,362 and CBC-licensed Harvard patent 4,725,669).

             Sublicense Agreement between MicroGeneSys, Inc., dated February 29, 1996 (relating to the CDC-licensed Harvard patent 4,725,669) (subject to the approval of the Bankruptcy Court).

             License Agreements among Angenics, Hugh V. Cottingham, and Carter-Wallace, Inc., dated April 1, 1987.

             3    Manufacturing and research and development trade
             secrets and documentation relating to the Products.

             4    Clones and seed stocks relating to the Products.








             5    U.S. Patent No. 4,753,873, Peptides for the Diagnosis
             of HTLV-III Antibodies, Their Preparation and Use; provided that CBC shall grant to the Seller a paid-up worldwide non-exclusive license, not sublicensable except as to affiliates, to make, have made, use and sell products using the patented technology in the diagnostic field.

             6 All copyrights, trademarks and tradenames applicable to or used in connection with the Products including the following: RECOMBIGEN, CAPILLUS, and CAMBRIDGE BIOTECH and "VIRUS" design. To the extent necessary, arrangements shall be made for the Seller to receive rights to use the name Recombigen in connection with Products for which it shall be responsible.

        F. All CBC's supply and distribution agreements relating to the Products .

              including the following:

             Any distribution agreement with Ortho Diagnostic Systems Inc. which CBC may enter into.

             License, Supply and Development Agreement among CBC, Ortho Diagnostic Systems, Inc. and Chiron Corporation, dated March 30, 1993 (HTLV).

             Material Transfer and License Agreement between CBC and Ortho Diagnostic Systems, Inc., dated November 15, 1993.

             Material Transfer and License Agreement between CBC and Chiron Corporation, dated November 15, 1993.

             Material Transfer Agreement between Ortho, Chiron and CBC dated January 7, 1993.

             Any distribution agreement with Dade Diagnostics Pty Ltd which CBC may enter into.

             Any agreement with Calypte Biomedical, relating to modification of the HIV-1 Western Blot product for use with urine samples and distribution of such product, which CBC may enter into.

             Any Agreement with Seradyn, Inc. relating to distribution of HIV-1 Western blot products for use with urine samples.

             Any agreement with Direct Access which CBC may enter into.











             G. All books, records, ledgers, files, documents, regulatory file histories, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising, promotional or sales and marketing materials, laboratory notebooks, vendor information, studies, reports and other printed or written material or documentation of CBC located in Worcester, Massachusetts and Rockville, Maryland relating to (i) the development, manufacture, use or sale of the Products or (ii) the Diag-nostics Business.

             H.   CBC's equity interest in CBC Affiliate Corp. ("CAC").

             I. Sublease Agreement between CBC and DynCorp, dated April 6, 1995 for 1,044 square feet of office and laboratory space in a building located at 1 Taft Court, Rockville, Maryland.

             As used above, the term "Diagnostics Business" refers to

                  (i)

                  such operations which relate to the line of screening and confirmatory products directed to retroviruses and other infectious diseases, except for (a) Lyme EIA products, (b) enterics products to the extent rights thereto are retained (c) diagnostic products for tick borne diseases including human granulocytic ehrlichiosis, and (d) CBC's animal health diagnostic tests, but including, without limitation, HIV-1 Western Blot (FDA-licensed), HIV-1 AP Western Blot, HIV-2 Western Blot, HTLV-1/IT Western Blot, HTLV-I EIA, HTLV-I (rp21e) EIA, HTLV Envelope EIA, Recombigen HIV-1 LA, Lyme IgM Western Blot, and Lyme IgG Western Blot, recombinant antigen p21e, HIV-1 EIA, HIV-1/2 EIA, Microtrak HIV-1 EIA and HIV-1/2 EIA and Recombigen HIV-1 LA (Such line of included screening and confirmatory products being referred to herein as the "Products").

                  (ii) all operations and the assets thereof of CBC located in Rockville, Maryland and all assets of CBC
                  (a) utilized by CBC for the manufacture, use and sale of the Products, and (b) relating to the intellectual property identified in paragraph (iii) below (except, in the case of (a) and (b), real property, plant and equipment located in Worcester, Massachusetts and real property located in Rockville, Maryland except to the extent a leasehold interest therein is to be conveyed to CBC, and

                  (iii) all CBC's patents, patent applications, licenses, cross-licenses, and other intellectual property, including, without limitation, trade secrets and know-how, in the retroviral area, in respect of HTLV-I and -II, and in respect of the Products (excluding the License Agreement with Stanford University dated August 1, 1988 (Cohen-Boyer portfolio), and the Licnse Agreement with Genentech, Inc. dated December 31, 1989 (methods of recombinant production)), and certain intellectual property in respect of hepatitis antigens from ADI, capillus patent portfolio (subject to the provisions of Section 6.16(d) hereof and Lyme Western Blots.

                                      - 7 -




                                     EXHIBIT E

                 SUMMARY OF RETROVIRAL BUSINESS PURCHASE AGREEMENT


        Pursuant to the Retroviral Business Purchase Agreement, bioMerieux has agreed to purchase from Aquila all of the outstanding stock of CBC for $6,500,000. At closing, Reorganized CBC's assets will consist principally of CBC's retroviral intellectual property and CBC's manufacturing operations in Rockville, Maryland. ("Reorganized CBC" means CBC after acquisition thereof by bioMerieux).

             In summary, the transaction is as follows:

             Price: $6,500,000 cash, paid to Aquila at closing, in consideration of all of the outstanding stock in CBC.

             Lease: bioMerieux will lease from Aquila approximately 40,300 square feet of manufacturing and laboratory space located in Rockville, Maryland. The lease term is ten years with an opportunity to extend thereafter at fair market value. The per foot rental rate, triple net, is $11.50 for the first three years, $12.50 for the next four years, and $13.50 for the last three years. bioMerieux also has an option to purchase Aquila's Rockville, Maryland real estate at fair market value.

             Principal Assets:   The assets of the retroviral business at
                                 the time of sale are set forth in detail in Exhibit D to the Plan. In summary, the principal assets are as follows:

             Products Manufactured in Rockville: CBC manufactures in Rockville the following FDA-licensed products: HIV-1 Western Blot and HTLV-I (rp21e-enhanced) EIA. In addition, CBC has product license applications pending with the FDA for Western blots for HIV-2 and HTLV-I and an amendment to its HIV-1 Western Blot license to permit use of urine samples. CBC has recently completed development of two Western blot products for the diagnosis of Lyme disease. Under bioMerieux ownership, Reorganized CBC is expected to continue to commercialize these products and is leasing the necessary facilities in Rockville, including viral lysate manufacturing laboratories and manufacturing suites for the EIA and Western blot products.




             Products Manufactured in Worcester: CBC manufactures in Worcester the following FDA-licensed products: Recombigen HIV-1 EIA and Syva MicroTrak HIV-1 EIA. In addition, CBC has product license applications pending with the FDA for Recombigen HIV-1/2 EIA and Syva MicroTrak HIV-1/2 EIA. After bioMerieux acquires the stock of CBC, ownership of the intellectual property necessary for these assets will remain with Reorganized CBC, but the equipment and manufacturing assets used for production of these products in Worcester will remain with Aquila. Under contract between Reorganized CBC and Aquila, Aquila will continue to manufacture some of these products for existing CBC customers for a limited time. CBC manufactures its recombinant diagnostic antigens in Worcester. After bioMerieux acquires the CBC stock, Aquila, as operator of the Worcester facility will supply one of these antigens in bulk to Reorganized CBC during 1996.

             Intellectual Property: By purchasing all of the outstanding stock of CBC, bioMerieux will acquire all of CBC's diagnostic intellectual property relating to retroviruses. This includes, among other things, CBC's patented CBre3 antigen for detection of HIV-1; exclusive licenses from Harvard University relating to HIV-1 and HTLV-I; licenses from Sanofi Diagnostic Pasteur relating to HIV-1 and HIV-2; licenses from the National Institutes of Health relating to HIV-1 and HTLV-I; a license from the Centers for Disease Control relating to HIV-2; and a license from Hugh Cottingham relating to rapid testing by latex agglutination. Reorganized CBC will also continue to hold relevant seed stocks, clones, and manufacturing documentation.

             Business Relationships: Reorganized CBC will assume rights and obligations under various supply and distribution agreements. At present, it is expected these will include arrangements with Ortho Diagnostic Systems.

             Excluded Assets: Excluded from the purchase is CBC's enterics diagnostics business, its Lyme disease EIA test, any assets included in the biopharmaceutical business, and any assets physically located in CBC's Worcester facility.

             As part of the Chapter 11 reorganization process, bioMerieux will acquire CBC free of all pre-existing liabilities except certain liabilities which bioMerieux has agreed to assume and certain other potential liabilities with respect to which Aquila has agreed to indemnify bioMerieux.

        Aquila will have certain ongoing support obligations to Reorganized CBC. Aquila also will supply Reorganized CBC with certain proteins up to the end of 1996. Aquila also will provide certain management information systems support services.




                                     EXHIBIT F

                          AQUILA BIOPHARMACEUTICALS, INC.
                              a Delaware corporation


                                        and


                         THE FIRST NATIONAL BANK OF BOSTON



                           RIGHTS AND WARRANTS AGREEMENT




                                 TABLE OF CONTENTS
        ARTICLE I - RIGHTS AGENT
        1.1. Appointment as Rights Agent
        1.2. Form of Rights Certificates
        1.3. Issuance of Rights Certificates
        1.4. Exercise of Rights
        1.5 Oversubscription Procedures
        1.6 Rules Applicable to Exercise
        1.7. Subdivision and Transfer of Rights
        1.8. Mutilated or Missing Rights Certificates
        1.9. Information Provided to the Company
        ARTICLE II - ESCROW
        2.1. Establishment of Escrow Account
        2.2. Escrow Period
        2.3. Collection Procedure
        2.4.  Cancellation of Rights Offering; Return of Funds
        ARTICLE III - WARRANT AGENT
        3.1. Appointment As Warrant Agent
        3.2. Form of Warrant
        3.3. Issuance of Warrants; Registration
        3.4. Exercise of Warrants
        3.5. Transfers and Exchanges
        3.6. Mutilated or Missing Warrants
        3.7. Payment of Taxes
        3.8. Reservation of Common Stock
        3.9. Warrant Exercise Price Adjustments
        3.10.  Fractional Interest
        3.11.  Notices to Warrantholders
        3.12. Redemption of Warrants
        3.13. Disposition of Proceeds on Exercise of Warrants
        ARTICLE IV - MISCELLANEOUS
        4.1. Definitions
        4.2. Duties of FNBB
        4.3. Merger or Consolidation or Change of Name of FNBB
        4.4. Change of Warrant Agent
        4.5. Identity of Transfer Agent
        4.6. Legal Counsel
        4.7. Compensation for Services
        4.8. Notices
        4.9. Supplements and Amendments
        4.10. Governing Law
        4.11. Benefits of this Agreement
        4.12. Successors




                           RIGHTS AND WARRANTS AGREEMENT

             RIGHTS AND WARRANTS AGREEMENT ("Agreement") dated as of
        July 29, 1996, by and between AQUILA BIOPHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national bank, (referred to herein, variously, as "FNBB," the "Rights Agent," and the "Warrants Agent" as the circumstances require). (Certain capitalized terms used herein are defined in Section 4.1)

                               W I T N E S S E T H:

             WHEREAS, the Company intends to issue up to a maximum of 5,000,000 rights (the "Rights") to its holders of Claims and Interests who receive Common Stock pursuant to the confirmed Plan of Reorganization in Case 94-43054-JFQ in the United States Bankruptcy Court for the District of Massachusetts (the "Plan") entitling them to purchase a Unit consisting of one share of its Common Stock, and one warrant to purchase a share of common stock (a "Warrant"), for each share of Common Stock held of record on the Consummation Date (the "Rights Offering"); and

             WHEREAS, the Company desires that FNBB act on behalf of the Company, and FNBB is willing to so act, in various capacities herein described in connection with the Rights Offering; and

             NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                             ARTICLE I - RIGHTS AGENT

             1.1. Appointment as Rights Agent. The Company hereby appoints FNBB to act as Rights Agent in connection with the Rights Offering, and FNBB hereby accepts such appointment.

             1.2. Form of Rights Certificates. The Rights Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein). The Rights Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Rights Certificates).

             1.3. Issuance of Rights Certificates.

             (a) Upon written order of or on behalf of the Company, on the Initial Distribution Date the Rights Agent shall mail or deliver Rights Certificates to those persons entitled to receive Common Stock pursuant to the Plan. During the Rights Exercise Period, the Rights Agent shall issue Rights Certificates in whole number denominations to the person entitled thereto in connection with any partial exercise, transfer or exchange permitted under




        this Agreement to the extent there is sufficient time to do so prior to the end of the Rights Exercise Period.

             (b) The Rights Agent shall keep a register of the registered holders reflecting the ownership of all Rights Certificates and the transfer and exchange thereof. Except as provided in this Agreement, no Rights Certificates shall be issued during the Rights Exercise Period, except (i) Rights Certificates initially issued hereunder, (ii) Rights Certificates issued, upon the exercise of any Rights, to evidence unexercised Rights held by the exercising registered holder and (iii) Rights Certificates issued upon any transfer or exchange of Rights, or in lieu of mutilated, lost, stolen or destroyed Rights Certificates. No Rights Certificates shall be issued after the Right Exercise Period.

             (c) All Rights Certificates surrendered to the Rights Agent shall be promptly cancelled by the Rights Agent and thereafter retained by it for one year, and then shall be delivered to the Company.

             1.4. Exercise of Rights.

             (a) The Rights represented by Rights Certificates may be exercised at any time on or after the Initial Distribution Date, but not after 5:00 p.m., Eastern Time on the last day of the Rights Exercise Period, upon the terms and subject to the conditions set forth herein, in the Plan and in the Rights Certificates. Payment must be made in cash or by check, bank certified or bank check or wire transfer payable to the order of "First National Bank of Boston" in an amount of lawful money of the United States of America equal to the Rights Exercise Price of the Rights exercised.

              (b) A Rights Certificate shall be deemed to have been properly exercised if before the end of the Rights Exercise Period a properly completed and signed Rights Certificate has been deposited with a bank, trust company, or member firm of the New York Stock Exchange, American Stock Exchange or National Association of Securities Dealers, Inc., and the Rights Agent has received a notice, by mail, telegraph or telefax from such bank, trust company or member firm that: (i) sets forth the name of the holder of the Rights Certificate(s), the serial number(s) of the Rights Certificate(s) being exercised, and the number of Units represented by the Rights Certificate to be purchased, (ii) specifies the number of Units, if any, for which Oversubscription Rights are exercised, (iii) guarantees payment of the full Rights Exercise Price for all Units subscribed, including the Oversubscription Units, and (iv) states that the Rights Certificate has been properly completed and signed and has been or will be promptly forwarded to the Rights Agent by such bank, trust company, or member firm. Rights exercised in this manner will be included in the Rights Offering only if the properly completed Rights Certificate(s) and full payment are received within three Business Days after the Rights Expiration Date.





             (c) The Rights Agent will date and time stamp, upon receipt, all documents received by it as Rights Agent. The Rights Agent shall examine the Rights Certificates and other documents delivered or mailed to the Rights Agent by or for shareholders of the Company to ascertain whether (i) the Rights Certificates are properly completed and duly executed in accordance with the instructions set forth herein, (ii) the proper payment accompanies the Rights Certificates, (iii) any other necessary documents are properly completed and duly executed. The Rights Agent need not pass on the legal sufficiency of any signature or verify any
        signature guarantee.    The Rights Agent is authorized, upon
        consultation with the Company or one or more of its representatives, to request from any person exercising Rights such additional undertakings as the Rights Agent may deem appropriate. The Rights Agent is not authorized to accept any alternative, conditional or contingent purchase, or any purchase of fractional Units.

             (d) Once a registered holder of Rights has delivered or mailed a completed Rights Certificate, the exercise of the Rights represented thereby is not revocable for any reason.

             1.5. Oversubscription Procedures

             (a) If less than all Units are subscribed for through exercise of the Rights represented by the Rights Certificates, the Rights Agent shall allocate the unsubscribed Units among those Eligible Rights Holders who in the exercise of their Rights elected to purchase additional Units by completing the Oversubscription election. Within five Business Days after expiration of the Rights Exercise Period, the Rights Agent shall notify those Eligible Rights Holders who exercised Oversubscription Rights of the additional number of Units allocated to them. All such subscribers shall have until 5:00 p.m. Eastern Time on the tenth Business Day after expiration of the Rights Exercise Period to make full payment of the subscription price for each Unit subscribed for pursuant to the Oversubscription Rights in the same manner as for Rights represented by the Rights Certificate under Section 1.4(b) hereof.

             (b) Only an Eligible Rights Holder shall be eligible to exercise Oversubscription Rights.

             (c) If the aggregate number of Units subscribed for through the exercise of Oversubscription Rights is more than the number of Units available for purchase, the available Units will be apportioned among the Eligible Rights Holders who exercised the Oversubscription Rights in proportion to the number of basic Rights originally issued by the Company to, and exercised by, each through repeated application of the proration procedure described in the next paragraph. Each time the procedure is applied, the "Number of Available Units" shall mean the number of Units not apportioned by prior applications of the procedures described therein.





             (d) The Number of Available Units shall be apportioned among all those Eligible Rights Holders who have not yet been apportioned (through previous applications of this procedure) the full number of Units subscribed for by them in their respective exercises of Oversubscription Rights. Apportionment among them shall be based on the ratio of the number of basic Rights originally issued by the Company to, and exercised by, each; provided however, that if the number of Units so apportioned to any Eligible Rights Holder exceeds the number of Units subscribed for by that Eligible Rights Holder's exercise of Oversubscription Rights, then the excess shall not be apportioned, and that Eligible Rights Holder shall thereafter not be apportioned any additional Units should there be further applications of this procedure. This procedure shall be repeated until either (i) the Number of Available Units is zero, or (ii) a sufficient number of Units has been apportioned to all Eligible Rights Holders to satisfy all of their exercised Oversubscription Rights, whichever occurs first.

             (e) Notwithstanding the preceding proration procedures, in no event shall any Eligible Rights Holder be able to purchase through the exercise of Oversubscription Rights a number of Units greater than the number which would result in that person owning of record a number of shares of Common Stock equal to fifteen percent (15%) of the total of (i) the number of shares of Common Stock outstanding on the last day of the Rights Exercise Period, plus (ii) the shares included in the Units purchased in the Rights Offering (but before taking into account shares issuable upon exercise of the Warrants), plus (iii) the number of shares reserved for issuance under options which are outstanding as of the last day of the Rights Exercise Period, unless the limitation is waived by Aquila. Any Eligible Rights Holder whose subscription would otherwise cause it to exceed the fifteen percent (15%) limitation shall have its subscription treated as having been for a number sufficient only to bring it to fifteen percent (15%).

             1.6  Rules Applicable to Exercise

             (a) The Rights Agent shall direct the Transfer Agent to issue certificates for the Shares and Warrants purchased in the Rights Offering not later than the Closing Date specified in
        Section 2.3, provided that the Rights Agent shall have previously received good funds in the amount of the Rights Exercise Price therefor. No Rights holder, as such, shall be a shareholder with respect to such Shares and no such Shares shall be deemed to be outstanding until such Shares are issued in accordance herewith.

             (b) The Company shall not issue any fractional Rights nor any fractional Units upon exercise of a Rights Certificate. In the event that payment is submitted in an amount less than the Rights Exercise Price for the Rights intended to be exercised, only the number of whole Units for which payment was received will be issued. If a holder of Rights exercises for fewer than all of





        the Units to which his Rights Certificate applies, the Rights Agent shall issue a new Rights Certificate representing the balance of the unsubscribed Rights, to the extent that there is sufficient time to do so prior to the expiration of the applicable Rights Exercise Date.

             (c) The Company shall pay all federal and state transfer taxes required to be paid on the issuance of Rights or of Units, Common Stock or Warrants upon exercise of Rights.

             (d) The Rights Agent shall promptly notify the Company of any irregularities in any documents related to exercise of Rights received by the Rights Agent. All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to the beneficial ownership) and the acceptance of subscriptions and payment of the Rights Exercise Price will be determined by the Company, which determinations will be final and binding. No alternative, conditional or contingent exercises of Rights will be accepted. The Company reserves the absolute right to reject any or all exercises of Rights not properly submitted or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions, and the Company's interpretations of the terms and conditions of the Rights Offering shall be final and binding. Any irregularities in connection with exercises of Rights must be cured within such time as the Company shall determine, unless waived. Rights will not be deemed to have been exercised until such irregularities have been cured or waived. Rights Certificates received by the Rights Agent that are not properly submitted and as to which the irregularities have not been cured or waived shall be returned by the Rights Agent to the appropriate holder of the Rights, to the extent there is sufficient time to do so prior to the expiration of the applicable Rights Exercise Period; and funds submitted with such Rights Certificates shall be returned without interest by the Rights Agent to such holder.

             (e) The Rights Agent will follow and act upon any amendments, modifications or supplements to these instructions, and upon any further information in connection with the terms of the Rights Offering, any of which may be given to the Rights Agent by the Company or by its legal counsel, including instructions with respect to (i) any extension or other modifications of the Rights Offering, (ii) the amount or manner of payment for any Units purchased, and (iii) the cancellation of the Rights Offering.

             (f) If the Company determines to reduce the Rights Exercise Price as permitted by the Plan, to the extent practicable and permissable under applicable rules, including those of the Depository Trust Company, the Rights Agent shall recalculate the number of Units purchasable at the reduced price with subscription monies received on Rights already exercised and shall issue any resulting additional share certificates or Warrants in accordance





        with the terms hereof; otherwise it will return the extra funds without interest to the exercising Rights Holder.

             1.7. Subdivision and Transfer of Rights.

             (a) Subject to any provisions to the contrary contained in this Agreement, Rights Certificates may be subdivided into other Rights Certificates representing an equal aggregate number of Rights. Rights Certificates to be subdivided shall be surrendered to the Rights Agent, and the Rights Agent shall deliver in exchange therefor in denominations of 100 Rights (or multiples thereof), as requested by the registered holder thereof, Rights Certificates representing the Rights which the registered holder making the exchange shall be entitled to receive; provided, however, that the Rights Agent may issue, in response to requests for subdivision, two but not more than two Rights Certificates of a denomination that is not a multiple of 100.

             (b) Rights may be transferred in whole by endorsing the Rights Certificate for transfer. Rights may be transferred in part by delivering to the Rights Agent a Rights Certificate which has been properly endorsed for transfer, with instructions to reissue the Rights in part in the name of the transferee and reissue the balance to the registered holder thereof or an additional transferee. The Rights Certificate must be received by the Rights Agent by the close of business on the second Business Day prior to the expiration of the applicable Rights Exercise Period for a Rights Certificate to be reissued upon transfer or subdivision.

             (c) Prior to due presentment for registration of transfer thereof, the Company and the Rights Agent may deem and treat the registered holder of any Rights Certificate as the absolute owner thereof and of each Right represented thereby (notwithstanding any notation of ownership or writing thereon made by anyone other than the Company or the Rights Agent) for all purposes and shall not be affected by any notice to the contrary.

             1.8. Mutilated or Missing Rights Certificates. In case any of the Rights Certificates shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Rights Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Rights Certificate, or in lieu of and in substitution for the Rights Certificate lost, stolen or destroyed, a new Rights Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction and, in case of a lost, stolen or destroyed Rights Certificate, indemnity, if requested, also satisfactory to them. Applicants for such substitute Rights Certificates shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Rights Agent may prescribe.






             1.9. Information Provided to the Company.

             (a) The Rights Agent will record and hold all Rights Certificates received by it and promptly notify the Company by facsimile after the close of business on each Business Day as to the total number of Units covered by Rights exercised on such day and the cumulative number of Units exercised and funds received through the time of such call. The Company's facsimile number for such reports is 508-751-5585.

             (b) In addition, the Rights Agent will also provide, and will cooperate in making available to the Company, upon oral request made from time to time, such other information as the Company may reasonably request.


                                ARTICLE II - ESCROW

             2.1. Establishment of Escrow Account. On or prior to the date of commencement of the Rights Offering, the Company shall establish an interest-bearing escrow account with State Street Bank & Trust Company, as Escrow Agent, which escrow account shall be entitled "Aquila Biopharmaceuticals, Inc. Rights Offering Escrow Account" (the "Escrow Account"). Subscribers in the Rights Offering shall be directed to make checks for subscriptions payable to the order of the Rights Agent.

             2.2. Escrow Period. The period during which funds shall remain in escrow (the "Escrow Period") with respect to the Rights Exercise Period shall begin with the commencement of the Rights Offering and shall terminate upon the earlier to occur of the following dates:

             (a) The date which shall not be later than ten Business Days after (i) the last day of the Rights Exercise Period, or (ii) the later expiration of the Oversubscription Period in Section 1.5 above, on which the Rights Agent directs the Transfer Agent to issue the certificates for shares and Warrants purchased under Sections 1.4 and 1.5 hereof and release the purchase price for such certificates to the Company ("Closing Date"); or

             (b)  The date upon which the Rights Offering is cancelled.

             During the Escrow Period, the Company shall not be entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

             2.3. Collection Procedure. If the Rights Agent rejects any Rights exercise (including any Oversubscription) for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Rights Agent rejects any Rights exercise for which the Escrow





        Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

             2.4. Cancellation of Rights Offering; Return of Funds. In the event the Rights Offering is withdrawn for any reason, upon the Company's direction, the Rights Agent shall direct the Escrow Agent to refund to each subscriber the amount received from the subscriber.


                            ARTICLE III - WARRANT AGENT

             3.1. Appointment As Warrant Agent. The Company hereby appoints the FNBB to act as Warrant Agent for the Company in accordance with the instructions hereinafter set forth, and FNBB hereby accepts such appointment.

             3.2. Form of Warrant.

             (a) The text of the Warrants and of the form of election to purchase Common Stock to be printed on the reverse thereof shall be substantially as set forth in Exhibit B attached hereto.

             3.3. Issuance of Warrants; Registration.

             (a) Warrants shall be dated as of the date of issuance by the Warrant Agent, either upon initial issuance or upon transfer or exchange. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present Chairman of the Board or Vice Chairman of the Board or any future President or Vice President of the Company, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

             (b) The Warrant Agent shall maintain books for the transfer and registration of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

             3.4. Exercise of Warrants.





             (a) Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised commencing on the date of issuance and continuing until the Warrant Expiration Date, to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable shares of Common Stock specified in such Warrants upon surrender of such Warrants to the Company at the office of the Warrant Agent, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Exercise Price for the number of shares of Common Stock in
        respect of which such Warrants are then exercised.   Payment of
        the Warrant Exercise Price shall be made in cash or by certified check or bank draft to the order of the Company.

             (b) Subject to Section 3.7 and any applicable Federal or state securities law restrictions, upon surrender of Warrants and payment of the Warrant Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants.
        Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of the surrender of such Warrants and payment of the Warrant Exercise Price as aforesaid.

             (c) The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for a portion of the shares of Common Stock specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares of Common Stock specified therein at any time prior to the Warrant Expiration Date, a new Warrant or Warrants will be issued to the registered holder for the remaining number of shares of Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3.3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

             3.5. Transfers and Exchanges. The Warrant Agent shall transfer on and after the Closing Date any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Warrant Agent. Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be





        exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

             3.6. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction and, in case of a lost, stolen or destroyed Warrant, indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

             3.7. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of any certificates of shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case, neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

             3.8. Reservation of Common Stock. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the shares of Common Stock and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the Warrants are irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares, validly issued and outstanding, fully paid and nonassessable and shall be listed on any national securities exchange or automated stock trading system upon which the other shares of Common Stock are then listed. The Company will keep a copy of this Agreement on file with the transfer agent for the shares of Common Stock and with every subsequent transfer agent for any shares of the Company's Common





        Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed stock certificates for that purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the Warrant Expiration Date, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants which shall have expired.

             3.9. Warrant Exercise Price Adjustments.

                  (a) Price Adjustment. The Warrant Exercise Price shall be subject to adjustment from time to time as follows:

                       (i) In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Warrant Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                            (A)  an amount equal to the total number of
        shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Warrant Exercise Price in effect immediately prior to such dividend or distribution, by

                            (B)  the total number of shares of Common
        Stock outstanding immediately after such issuance or sale.

             For the purposes of any computation to be made in accordance with the provisions of this clause (i), Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                       (ii) In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Warrant Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the time such subdivision or combination shall become effective.


                  (b) Share Adjustment. In the event that the number of outstanding shares of Common Stock is increased by a stock





        dividend payable in Common Stock or by a subdivision of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Exercise Price becomes effective pursuant to paragraph (a) of this Section by reason of such dividend or subdivision, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased in proportion to
        such increase in outstanding shares.   In the event that the
        number of shares of Common Stock outstanding is decreased by a combination of the outstanding Common Stock, then, from and after the time at which the adjusted Warrant Exercise Price becomes effective pursuant to paragraph (a) of this Section by reason of such combination, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

                  (c) Reorganization. In the case of any reorganization or reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company into, another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of each Warrant then outstanding shall thereafter have the right to purchase the kind and amount of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which the holder of such Warrant shall then be entitled to purchase; such adjustments shall apply with respect to all such changes occurring between the date of this Agreement and the date of exercise of such Warrant. If, at any time, as a result of an adjustment made pursuant to this paragraph, the holders of a Warrant or Warrants shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such securities so purchasable upon exercise of each Warrant and the Warrant Exercise Price for such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (a) and (b).

                  (d) Calculation of Adjustments. The following provisions shall apply with respect to any adjustments under paragraphs (a)-(c) above:

                       (i) Within a reasonable time after the close of each quarterly fiscal period of the Company during which the Warrant Exercise Price has been adjusted as provided in paragraph
        (a), the Company shall file with the Warrant Agent a certificate signed by the President, Vice President, the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail the facts requiring all such adjustments occurring during such period and the Warrant Exercise Price after each such adjustments.





                       (ii) The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

                       (iii) Notwithstanding anything contained herein to the contrary, no adjustment of the Warrant Exercise Price shall be made if the amount of such adjustment shall be less than $.10, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than $.10.

                       (iv) The Warrant Agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection by holders of Warrants during reasonable business hours, and the Warrant Agent may conclusively rely upon the latest certificate furnished to it hereunder. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment of the Warrant Exercise Price, or with respect to the nature or extent of any adjustment of the Warrant Exercise Price when made, or with respect to the method employed in making any such adjustment, or with respect to the nature or extent of the property or securities deliverable hereunder. In the absence of a certificate having been furnished, the Warrant Agent may conclusively rely upon the provisions of the Warrants with respect to the Common Stock deliverable upon the exercise of the Warrants and the applicable Warrant Exercise Price thereof.

                  (e) Any adjustment pursuant to this Section 3.9 shall be made on the basis of the number of shares of Common Stock which the holder of the Warrant would have been entitled to acquire by the exercise of the Warrant immediately prior to the event giving rise to such adjustment.

                  (f) Irrespective of any adjustments in the Warrant Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrants previously or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

                  (g) Dissolution. In case of the dissolution, liquidation or winding up of the Company, all rights under the Warrants shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last





        registered holder of the Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

                  (h) Subscription Offering. In case the Company shall, at any time prior to the expiration of the Warrants and prior to the exercise thereof, offer to the holders of its Common Stock any rights to subscribe for additional shares of any class of the Company (other than the Rights under Article I hereof), then the Company shall give written notice thereof to the last registered holder of the Warrants not less than ten (10) days prior to the date on which the books of the Company are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as which the books shall be closed or the record date fixed with respect to such offer of subscription and the right of the holder of the Warrant to participate in such offer of subscription shall terminate if the Warrant shall not be exercised on or before the date of such closing of the books or such record date.

             3.10. Fractional Interest. The Warrants may only be exercised to purchase full shares of Common Stock and the Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. However, if a Warrant holder exercises all Warrants then owned of record by him and such exercise would result in the issuance of a fractional share, the Company will pay to such Warrant holder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the Daily Market Price on the last trading day prior to the Warrant Exercise Date.

             3.11.  Notices to Warrantholders.

             (a) Upon any adjustment of the Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of a Warrant, then and in each such case, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company may also mail such notice to the holders of the Warrants at their addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

             (b)  In case at any time:

                       (i) the Company shall pay dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; or






                       (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                       (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of substantially all of its assets to another corporation; or

                       (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

        then in any one or more of such cases, the Company shall give written notice in the manner set forth in Section 3.11(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up as the case may be. Such notice shall be given at least ten
        (10) days prior to the action in question and not less than ten
        (10) days prior to the record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this
        Section 3.11.

             (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are sent to its stockholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing in the warrant register as of the record date for the determination of the stockholders entitled to such documents.

             3.12.     Redemption of Warrants.

             (a) The then outstanding Warrants may be redeemed, at the option of the Company, at a price of $.10 per Warrant at any time prior to Warrant Expiration Date; provided, however, that they may not be so redeemed unless the Daily Market Price per share of the Common Stock for twenty consecutive Business Days shall have equaled or exceeded 150% of the then current Warrant Exercise Price as a result of adjustments in the Warrant Exercise Price under Section 3.9. The Daily Market Price of the Common Stock shall be determined by the Company as of the end of each Business Day (or, if no trading occurred in the Common Stock on such day, as of the end of the immediately preceding day in which trading occurred) and verified by the Warrant Agent before the Company may give notice of redemption. All outstanding Warrants must be





        redeemed if any are redeemed, and any right to exercise an outstanding Warrant shall terminate at 5:00 p.m. (Eastern time) on the Business Day immediately preceding the date fixed for redemption. A trading day shall mean a day in which trading of securities occurred on the New York Stock Exchange.

             (b) The Company may exercise its right to redeem the Warrants by giving the notice set forth in the following sentence by the end of the tenth Business Day after the provisions of
        Section 3.12(a) hereof have been satisfied. In case the Company shall exercise its rights to redeem, it shall give notice to the Warrant Agent and the registered holders of the outstanding Warrants, by mailing to such registered holders a notice of redemption, first class, postage prepaid, at their address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice.

             (c) The notice of redemption shall specify the redemption price, the date fixed for redemption (which shall be not sooner than on the thirtieth (30th) Business Day after such notice is mailed), the place where the Warrant certificate shall be delivered and the redemption price shall be paid, and that the right to exercise the Warrant shall terminate at 4:00 p.m. (Central time) on the Business Day immediately preceding the date fixed for redemption.

             3.13.     Disposition of Proceeds on Exercise of Warrants.

                  (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

                  (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.


                            ARTICLE IV - MISCELLANEOUS

             4.1. Definitions.

             (a) As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  "Common Stock" means the Company's Common Stock, $.01 par value per share.

                  "Closing Date" has the meaning specified on Section 2.3.

                  "Daily Market Price" means (i) if the Common Stock is traded in the over-the-counter market and not in the Nasdaq National Market nor on any national securities exchange, the





        closing bid price of the Common Stock on the trading day in question, as reported by Nasdaq or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the Nasdaq National Market or on a national securities exchange, then the closing sale price of the Common Stock in the Nasdaq National Market or on the principal stock exchange on which it is listed on the trading day in question, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated or the NASD Electronic Bulletin Board. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the Nasdaq National Market or on the national securities exchange on which the Common Stock is then listed.

                  "Initial Distribution Date" means the date on which the Rights Certificates were initially issued as provided in the Plan.

                  "Oversubscription Rights" means the right to elect to purchase additional Units beyond the number represented by the Rights Certificate from among all of the Units not purchased by holders of Rights, as provided in Section 1.5.

                  "Plan" means the Plan of Reorganization confirmed by order of the Bankruptcy Court for the District of Massachusetts in Case No. 94-43054-SFQ.

                  "Rights" means the rights to purchase Units in accordance with the terms of the Rights Offering approved by the Board of Directors of the Company.

                  "Rights Certificate" means a certificate evidencing
        Rights.

                  "Rights Exercise Period" has the meaning specified in the Plan.

                  "Rights Exercise Price" means the price at which Rights may be exercised to acquire Units, which price shall be specified in the Plan and set forth on the Rights Certificate.

                  "Shares" means shares of Common Stock included within the Units.

                  "Unit" means the right to purchase one share of Common Stock and one Warrant to purchase a share of Common Stock, as described in the Plan.

                  "Warrants" means the common stock purchase warrants included in the Units.






                  "Warrant Exercise Date" means the date on which a Warrant is surrendered to the Warrant Agent for exercise in accordance with the terms hereof.

                  "Warrant Exercise Price" means the price at which Common Stock shall be purchasable upon the exercise of the Warrants, as specified in the Plan and as set forth in the Warrant Certificate, subject to adjustment as provided in Section 3.9.

                  "Warrant Expiration Date" means the date upon which the Warrants expire, which date shall be 5:00 p.m., Eastern time on the third anniversary of the Initial Distribution Date. In the event the Warrant Expiration Date falls on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange is closed, then the Warrants shall expire at 5:00 p.m. Eastern time on the next succeeding Business Day.

             (b) `Any capitalized term used in this Agreement and not defined herein shall have the meaning specified in the Plan.

             4.2. Duties of FNBB. FNBB, as Rights Agent and Warrant Agent, undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights and Warrants, by their acceptance thereof, shall be bound:

             (a) The statements of fact and recitals contained herein and in the Rights and Warrants shall be taken as statements of the Company, and FNBB assumes no responsibility for the correctness of any of the same except such as describe FNBB or action taken or to be taken by it. FNBB assumes no responsibility with respect to the distribution of the Rights or Warrants except as herein expressly provided.

             (b) FNBB shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement or in the Rights or Warrants to be complied with by the Company.

             (c) FNBB may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility to the Company or to any holder of any Right or Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the reasonable opinion or advice of such counsel.

             (d) FNBB shall incur no liability or responsibility to the Company or to any holder of any Right or Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

             (e) The Company agrees to reimburse FNBB in the execution of this Agreement, to reimburse FNBB for all expenses, taxes and





        governmental charges and other charges incurred by FNBB in the execution of this Agreement and to indemnify FNBB and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by FNBB in the execution of this Agreement except as a result of FNBB's negligence, willful misconduct or bad faith.

             (f) FNBB, in its capacity as Rights Agent or Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Rights or Warrants shall furnish it with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of FNBB to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Rights or Warrants may be enforced by FNBB without the possession of any of the Rights or Warrants or the production thereof at any trial or other proceeding, and any such action, suit or proceeding instituted by FNBB shall be brought if FNBB, in its capacity as Rights Agent or Warrant Agent as the case may be, and any recovery of judgment shall be for the ratable benefit of he registered holders of the Rights or Warrants, as their respective rights and interests may appear.

             (g) FNBB and any stockholder, director, officer, partner or employee of FNBB may buy, sell or deal in any of the Rights or Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not FNBB under this Agreement. Nothing herein shall preclude FNBB from acting in any other capacity for the Company or for any other legal entity.

             (h) FNBB shall act hereunder solely as agent and its duties shall be determined solely by the provisions hereof.

             (i) FNBB may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and it shall not be answerable or accountable for any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued retention thereof.

             (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to FNBB by a copy thereof certified by the Secretary or a Assistant Secretary of the Company.






             4.3. Merger or Consolidation or Change of Name of FNBB.

             (a) Any corporation or company which may succeed to the corporate trust business of FNBB by any merger or consolidation or otherwise shall be the successor to it as Rights Agent and Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent, and Rights Agent under the provisions of this Agreement. In case, at the time such successor shall succeed to the agency created by this Agreement, any of the Rights or Warrants shall have been countersigned but not delivered, any such successor to FNBB may adopt the countersignature of the original Warrant Agent and deliver such Warrants or Rights so countersigned.

             (b) In case at any time the name of the Rights Agent or Warrant Agent, shall be changed and at such time any of the Warrants or Rights shall have been countersigned but not delivered, the Warrant Agent or the Rights Agent may adopt the countersignature under its prior name and deliver Warrants or Rights so countersigned. In all such cases such Warrants or Rights shall have the full force provided in the Warrants and in the Agreement.

             4.4. Change of Warrant Agent. FNBB may resign as Warrant Agent and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to the holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. FNBB may be removed by like notice to FNBB from the Company and the like mailing of notice to the holders of the Warrants. If FNBB shall resign or be removed or shall otherwise become incapable of acting in any of those capacities, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity or after the Company has received such notice from a registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under federal law or the laws of the Commonwealth of Massachusetts. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all cancelled Rights or Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance or conveyance necessary for the purpose. Failure to





        file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

             4.5. Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent for the shares of Common Stock or of any subsequent transfer agent for the shares of Common Stock or other shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Rights or Warrants, the Company will file with the Rights Agent and Warrant Agent a statement setting forth the name and address of such transfer agent.

             4.6. Legal Counsel. FNBB may consult with legal counsel, and the opinion of such counsel shall be full and complete authorization and protection to FNBB as to an action taken or omitted by it in accordance with such opinion.

             4.7. Compensation for Services. The Company agrees to pay FNBB for its services hereunder and reimburse it for its reasonable expenses hereunder, all in accordance with the fee agreements attached as Exhibit C hereto and made a part hereof by this reference.

             4.8. Notices. Any notice pursuant to this Agreement to be given by FNBB, or by the registered holder of any Right or Warrant to the Company, shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another is filed in writing by the Company with the Warrant Agent) as follows:

                  Aquila Biopharmaceuticals, Inc.
                  365 Plantation Street
                  Worcester, MA  01605
                  Attn:  General Counsel

        and a copy thereof to:

                  Joseph F. Ryan
                  Brown, Rudnick, Freed & Gesmer
                  One Financial Center
                  Boston, MA  02111

             Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Right or Warrant to the Rights Agent or Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by such agent with the Company) as follows:

                  The First National Bank of Boston
                  P.O. Box 1889
                  Mail Stop 42-02-53
                  Boston, MA  02105





             4.9. Supplements and Amendments. The Company and FNBB may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and FNBB may deem necessary or desirable and which shall not be inconsistent with the provisions of the Rights or Warrants and which shall not adversely affect the interest of the holders of Rights or Warrants.

             4.10. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and shall be construed in accordance with the laws of Delaware applicable to agreements to be performed wholly within Delaware.

             4.11. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent or Warrant Agent and the registered holders of the Rights or Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, Warrant Agent and the registered holders of the Rights or Warrants.

             4.12. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or FNBB shall bind and inure to the benefit of their respective successors and assigns hereunder.


             IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                      AQUILA BIOPHARMACEUTICALS, INC.


                                      By:  ______________________________
                                           Name:
                                           Title:


                                      THE FIRST NATIONAL BANK OF BOSTON,
                                      as Rights Agent and Warrant Agent


                                      By:  ______________________________
                                           Name:
                                           Title:










                                     EXHIBITS


        Exhibit A - Form of Rights Certificate

        Exhibit B - Form of Warrant Certificate

        Exhibit C - Fee Agreement















































                                      - 23 -





                                     EXHIBIT A

        THE RIGHTS EVIDENCED HEREBY WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON AUGUST ___, 1996 (UNLESS EXTENDED PRIOR TO THAT DATE) AND WILL BE VALUELESS THEREAFTER
                               (See Reverse hereof)

                                RIGHTS CERTIFICATE
                                    Certificate
                                        for

               Units, Each Comprising One Share of Common Stock and
                  a Warrant to Purchase One Share of Common Stock
                                        of

                       AQUILA BIOPHARMACEUTICALS, INC.
                      Incorporated under the laws of Delaware
        No. ____________                   Certificate for _______ Rights

        THIS CERTIFIES THAT


        or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner to subscribe to purchase one Unit of Aquila Biopharmaceuticals, Inc., a Delaware corporation (the "Company") in exchange for each Right held. The price to be paid to exercise each Right is $________. ________. If the number of Rights exercised results in a fraction of a cent, the holder should make payment that has been rounded downward to the nearest cent.

             Each Unit consists of one share of the Company's Common Stock and one Warrant to purchase an additional share of Common Stock for $___________. _______________ during the period from the issue date to August ____, 1999. Certificates representing the shares of Common Stock and the Warrants purchased will be issued to holders exercising their Rights within ten Business Days after the expiration of the Rights Exercise Period or after the later expiration of the Oversubscription allotment period, provided full payment has been made.

             The Rights are exercisable until 5:00 p.m., Eastern Time, on August ____, 1996 unless prior to that date the Company extends the Rights Exercise Period to not later than 5:00 p.m., Eastern Time on September ____, 1996. The Rights are only exercisable upon the terms specified herein and in the Rights, Warrants and Escrow Agreement between the Company and the Rights Agent dated July ____, 1996. The exercise of all of the Rights represented by this certificate shall also entitle the holder to exercise Oversubscription Rights to purchase Units not purchased by the other holders of Rights, as more fully described in the Rights, and Warrants Agreement.




             The holder of this Rights Certificate, as such, shall not be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock, Warrants or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein, be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting of the Company, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders, or otherwise, until all or a portion of the Rights evidenced by this Rights Certificate have been exercised and the shares of Common Stock and Warrants have been issued.

             This Certificate shall not be valid for any purpose unless countersigned by the Rights Agent.

             WITNESS the facsimile seal of the Company and facsimile signature of the proper officers thereof.

        DATED:                        AQUILA BIOPHARMACEUTICALS, INC.


        COUNTERSIGNED:                By:
                                                President

        The First National Bank of Boston
           as Rights  Agent

        By
                                      Attest:
        Authorized Signature                    Secretary










        Please mail, deliver cash, check or money order payable to The First National Bank of Boston for $_______ for each Unit subscribed for pursuant to the exercise of Basic Rights only to the following:

        By Overnight of Express Delivery:  By Facsimile Transmissions:
        The First National Bank of Boston  The First National Bank of
        Shareholder Services Division      Boston
        150 Royall Street                  Corporate Reorganization
        Mail Stop:  45-02-53               Dept.
        Canton, MA  02021                  (617) 774-4519





        By Hand Delivery:             By First Class Mail:
        BancBoston Trust Company      The First National Bank of Boston
         of New York                  P.O. Box 1889
        55 Broadway, 3rd Floor        Mail Stop:  45-02-53
        New York, NY                  Boston, MA  02105

        ___________________________________________________________________

                              FORM 1 - BASIC EXERCISE

        TO EXERCISE THE RIGHTS, complete the following section and return this Rights Certificate, with your check, to The First National Bank of Boston:

             Upon the terms and conditions set forth in the Disclosure Statement, I hereby exercise the number of Rights set forth below.

        Number of Rights Exercised:
                  (Note:  No fractional Rights may be exercised)
        Payment Required*: No. of basic Rights exercised x ______ per Right = $___________.
        (*Make your check payable to The First National Bank of Boston.
        If the number of Rights exercised results in a fraction of a cent, you should round downward to the nearest cent. If the subscription price per Unit is for any reason reduced, the corporation reserves the right to accept your subscription and either treat your subscription as one to buy the increased number of Units purchasable for the aggregate payment amount, or return the difference.)

                  Payment in Full Must Accompany this Certificate
                           to Exercise the Basic Rights

        Authorized Signature of Subscriber:
        Print Name:
        Telephone Number(s): (_____)  _________________ (_____)
        Social Security No.:
        If you have any questions, call: (617) 575-3100


        ___________________________________________________________________

                        FORM 2 - OVERSUBSCRIPTION EXERCISE

        IF YOU WISH TO EXERCISE OVERSUBSCRIPTION RIGHTS, complete the following form as well as Form 1 above. You may not exercise Oversubscription Rights unless you have exercised the basic Rights in full (or, in the case of securities held in street name, the particular beneficial owner has exercised its basic Rights in full).

        Upon the terms and conditions set forth in the Disclosure
        Statement, I hereby irrevocably elect to purchase the additional number of Units set forth below, to the extent such Units are





        available for purchase. I understand that the actual number available for purchase will depend upon the number of basic Rights exercised by all holders hereof, and is subject to proration as set forth in the Rights and Warrants Agreement and described in the Disclosure Statement.

        Payment Required:_____________ x ___________ = __________
                  No. of Units elected     per Unit    Total price
                  for purchase

        I hereby irrevocably promise to make payment of the purchase price for the Units actually allotted to me in cash, by bank certified or bank cashier's check or by wire transfer of funds within ten Business Days after expiration of the Rights Exercise Period.

        I hereby certify that I have been provided with a copy of the Plan and the Disclosure Statement.

        Date:____________, 1996
                                      Authorized Signature

        If you have any questions call (617) 575-3100

        ___________________________________________________________________

                        FORM 3 -TO SELL OR TRANSFER RIGHTS

        For value received, _____ hereby sell, assign and transfer unto ________________________________ Rights to purchase Units represented by the within Certificate , and do hereby irrevocably constitute and appoint _____________________ to transfer said Rights on the books of the within corporation with full power of substitution in the premises.

        Holder's Signature
        (Your signature must appear exactly as your name appears on the other side of this Certificate.)

        Dated:
        Signature Guaranteed by:
        (To be guaranteed by your bank, your broker, etc.  See
        instructions in the Rights Offering Description and Subscription Instructions.)


                               DELIVERY INSTRUCTIONS

        (Fill out ONLY if delivery is to be made to an address not shown on the other side of this Certificate.)

        Name:

        Address:


                                       - 4 -




                                     EXHIBIT B

        WARRANT NO.                             Number of Shares: _______
        W-______________


             VOID AFTER 5:00 P.M., EASTERN TIME, ON ____________, 1999

                                      WARRANT
                                    TO PURCHASE
                             SHARES OF COMMON STOCK OF

                          AQUILA BIOPHARMACEUTICALS, INC.

               Incorporated Under the Laws of the State of Delaware

        This certifies that

        or registered assigns (the "Holder"), is entitled to purchase from Aquila Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), at any time after 9:00 a.m. Eastern time on the date of issuance and before 5:00 p.m., Eastern time, on ______________, 1999, at the purchase price per share of $______ (the "Warrant Exercise Price"), the number of shares of Common Stock, $.01 par value, of the Company set forth above (the "Shares"). This Warrant is subject to redemption by the Company at a redemption price of $.10 per Share of Common Stock purchasable upon exercise hereof at any time prior to expiration of the Warrant; provided, that the Warrant is not subject to redemption unless the Warrant is then exercisable and the Daily Market Price per share of the Company's Common Stock for 20 consecutive Business Days shall have equaled or exceeded $_______ (the "Redemption Trigger Price"), ending within 10 Business Days prior to the date of the notice of redemption. The number of Shares purchasable upon exercise of this Warrant, the Warrant Exercise Price per Share and the Redemption Trigger Price shall be subject to adjustment from time to time as set forth in the Rights and Warrants Agreement referred to below.

             This Warrant is one of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 5,000,000 shares of Common Stock, $.01 par value, of the Company and is issued under and in accordance with a Rights and Warrants Agreement dated as of _____________, 1996, between the Company and The First National Bank of Boston (the "Warrant Agent"), and is subject to the terms and provisions contained in such agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Rights and Warrants Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

             This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee as provided




        in the Rights and Warrants Agreement) and simultaneous payment of the Warrant Exercise Price at the principal office of the Warrant Agent in Boston, Massachusetts. Payment of such price shall be made at the option of the Holder in cash or by certified or bank check, all as provided in the Rights and Warrants Agreement.

             Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder a new Warrant in respect of the Shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant properly endorsed (with a signature guarantee) either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as here evidenced in the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Rights and Warrants Agreement.

             The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes.

             This Warrant does not entitle the Holder hereof to any of the rights of a stockholder of the Company.

             This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

        WITNESS the facsimile seal of the Company and the proper officers thereof

        Dated ____________, 1996



















        COUNTERSIGNED:

        The First National Bank of Boston,      AQUILA BIOPHARMACEUTICALS,
        as Warrant Agent                        INC.



        By:                                     By: ______________________
              Authorized Signature                   President

                                                Attest:


                                                By:_______________________
                                                     Treasurer

                       [REVERSE SIDE OF WARRANT CERTIFICATE]

        By Overnight or Express Delivery:
        The First National Bank of Boston
        Shareholder Services Division
        150 Royal Street
        Mail Stop 45-02-53
        Canton, MA  02021

        By Facsimile Transmission:
        The First National Bank of Boston
        Corporate Reorganization Dept.
        (617)575-2233 or 2232

        By Hand Delivery:
        BancBoston Trust Company of New York
        55 Broadway, 3rd Floor
        New York, NY

        By First Class Mail:
        The First National Bank of Boston
        P.O. Box 1889
        Mail Stop: 45-02-53
        Boston, MA 02105


        FORM 1 - TO EXERCISE THE WARRANT, complete the following section and return this Certificate, with your check, to The First National Bank of Boston:

             I hereby exercise the number of Warrants set forth below.

        Number of Warrants Exercised:
                            (Note: No fractional shares)

        Payment Required*: No. of Warrants Exercised x then current Warrant Exercise Price = $___________






        (*Make your check payable to " The First National Bank of Boston". If the number of Warrants exercised results in a fraction of a cent, you should round downward to the nearest cent.)

                  Payment in Full Must Accompany this Certificate
                              to Exercise the Warrant

        Signature of Recordholder: _______________________________________

        Print Name: ___________________________________________

        Telephone Number(s): (_____) ____________________      (_____)
        ________________

        Social Security No.: _____________________________

                  ______________________________________________

                    If you have questions, call:(617) 575-3100

                  ______________________________________________


        FORM 2 - TO SELL OR TRANSFER A WARRANT, you should contact your broker, or if you have questions on how to complete this section, call(617) 575-3100.

             For Value Received, ______ hereby sell, assign and transfer unto _____________________


        Warrants to purchase shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________________ to
        transfer the said Warrant on the books of the within named Corporation with full power of substitution in the premises.

             Dated ______________ 199_     ___________________________
                                           Signature
             Signature Guaranteed


             ________________________












                                       - 4 -
                                   EXHIBIT G
                                   (Assumed)

Employment                      Description                     Cost to Cure*
Agreements                      Date Signed                     Amount (in
                                                                Dollars)

Alison Taunton-Rigby            Employment Agmt. 4/6/95         0.00
Gerald A. Beltz                 Employment Agmt. 8/21/95        0.00
Deborah Grabbe                  Employment Agmt. 8/21/95        0.00
Robert Kammer                   Employment Agmt. 8/21/95        0.00
Rebecca Leaper                  Employment Agmt. 5/1/95         0.00
Stephen J. DiPalma              Employment Agmt. 3/1/96         0.00













































* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                          Page 1
                                  EXHIBIT G
                                   (Assumed)

                                Description                     Cost to Cure*
*Consulting Agreement           Date Signed                     Amount

Frederick Casselman             Consulting Agmt. 6/14/1994      0.00
Elliott Hillback                Consulting Agmt. 11/10/95       0.00
Keystone Consulting             Consulting Agmt. 11/9/1995      0.00
Science Regulatory Service      Consulting Agmt. 10/29/92       0.00
Inter.
Arthur Hurvitz                  Consulting Agmt. 1/1/95         0.00
John David                      Consulting Agmt. 1/1/95         0.00
Takis Papas                     Consulting Agmt. 1/1/95         0.00
Mary-Lou Clements               Consulting Agmt. 1/1/95         0.00
Richard J. Whitley              Consulting Agmt. 1/1/95         0.00
Michael Hawkins                 Consulting Agmt. 1/1/95         0.00
William Goodger                 Consulting Agmt. 1/27/95        0.00
Edwin C. Allen                  Consulting Agmt. 11/1/94        0.00
Musket Research Associates,     Consulting Agmt. 5/25/95        0.00
Inc.





































* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                          Page 2
                                EXHIBIT G
                                   (Assumed)

Leases                          Description                     Cost to Cure*
Real Estate & Equipment         Date Signed                     Amount

Worcester Business Development  Lease - 1/1/87, & all           148,841.51
Corporation                     amendments (365 Plantation St.
                                Worcester, MA)

Shrewsbury Central Park Assoc.  Entension and Amendment of      15,298.00
                                Lease for Unit 2 at 840 Boston
                                Turnpike Road - 8/10/93

1 Taft Court                    Lease between Dyncorp & CBC     0.00
Rockville, MD                   4/6/95

3 Taft Court                    Lease between CBC and           0.00
Rockville, MD                   BTRL contracts & Services Inc.
                                6/30/92

Pitney Bowes Credit Corporation Equipment Leasing               288.00

General DATA Comm Leasing       11/1/95-10/31/96                0.00
                                Data Training Equipment
                                Rockville & Worcester

AT&T Leasing                    Communication and Equipment     0.00
                                Leasing

Norwest Equipment Finance, Inc. Equipment Lease Contract No.    962.00
                                001-0007911-700


























* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                          Page 3
                                 EXHIBIT G
                                   (Assumed)

                                Description                     Cost to Cure*
Insurance                       Date Signed                     Amount

Glen Falls Insurance            Property/Boiler                 0.00
                                11/1/95-11/1/96
Glen Falls Insurance            Commercial General Liability    0.00
                                11/1/95-11/1/96
Glen Falls Insurance            Out of State Automobile         0.00
                                11/1/95-11/1/96
Glen Falls Insurance            Umrella LIability               0.00
                                11/1/95-11/1/96
Glen Falls Insurance            Mass Auto                       0.00
                                11/1/95-11/1/96
Firemand Fund                   Inland Marine/Ocean Cargo       0.00
                                11/1/95-11/1/96
Chubb                           Crime/Kidnap & Ransom           0.00
                                11/1/95-11/1/96
MEDMARC/National Union Fire     Product Liability               0.00
Ins. Co.                        5/1/95-5/1/96

Fidelity & Casulty Co. of NY/   Foreign Liabilty/Foreign Auto/  0.00
Continental
                                Foreign Workers Compensation
                                11/1/95-11/1/96
Injured Workers' Insurance Fund Maryland Workers Compensation   0.00
                                open effective 7/7/94
Continental/National Ben        Illinoise Workers Compensation  0.00
Franklin
                                2/28/95-2/28/96
Atlantic Employers              New Jersey Workers Compensation 0.00
                                10/31/95-10/31/96
Mass Biotech SIG c/o Chubb      Mass Workers Compensation       0.00
Services
                                1/1/95-1/1/96
Continental                     Florida & Texas Workers Comp.   0.00
                                6/4/95-6/4/96
The Travelers                   Georgia Workers Compensation    0.00
                                6/4/95-6/4/96
State Compensation Insurance    California Workers Compensation 0.00
Fund
                                open effective 7/7/94
U.S. Fire Ins. Co./Crum &       Excess Umbrella                 0.00
Forster
                                11/1/95-11/1/96
Pacific Ins. Co./Continental    Product Liability - Adjuvants   0.00
Excess
& Select                        12/1/95-12/1/96
Reliance Standard Life          Business Travel Accident        0.00
                                2/11/95-2/11/96






* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                          Page 4
                                EXHIBIT G
                                   (Assumed)

                                Description                     Cost to Cure*
GRANTS                          Date Signed                     Amount

National Institute of Health    A135193                         0.00
                                7/1/95 - 6/30/96
National Institute of Health    A130837                         0.00
                                9/1/95 - 8/31/96
World Health Organization       EBA-175                         0.00
                                3/1/95-2/28/96














































* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                          Page 5
                                 EXHIBIT G
                                   (Assumed)

                                Description                     Cost to Cure*
BIOPHARM General                Date Signed                     Amount

American Cyanamid               Supply Agmt.  4/27/93           0.00
American Cyanamid License Agmt. License Agmt. - 4/27/93         0.00
AXIS Genetics Limited           Collaborative research and      0.00
                                development agreement 3/28/94
Bell Flavors and Fragrances,    Agmt. 3/17/1994                 0.00
Inc.
Berghausen Corp                 Agmt. 3/2/1994                  0.00
Genentech                       License Agmt. - 12/31/89        27,535.00
Genentech                       License and Supply Agmt. -      0.00
                                6/29/92
Immucell Corp.                  Research & Evaluation and Tech. 0.00
                                Transfer Agmt. (7/22/92)
Inserm                          Research Agmt.                  0.00
Leland Stanford Junior          License Agmt. 8/1/88            76,359.00
University

Mallinckrodt Veterinary, Inc.   Agmt. 10/16/1991all amendments, 0.00
                                and all agmt. referred therein
                                or thereto

Mallinckrodt Veterinary, Inc.   Confidential Disclosure Agmt.   0.00
                                12/17/1993 all amendments, and
                                all agmt. referred therein or
                                thereto
Mallinckrodt Veterinary, Inc.   Agmt. 10/16/1991                0.00

Memorial Sloan Kettering        Research Agmts. - 9/24/92       0.00
New York Medical College        Memorandum of Agmt. for
                                Research Contract 12/5/91, as
                                amended

Pasteur Merieux Serums &        Agmt. - 3/30/92, all            0.00
Vaccins. S.A.                   amendments, and
                                all agmt. referred therein or
                                thereto
Pasteur Merieux Serums &        Agmt. - 9/28/1992               0.00
Vaccins, S.A.
SmithKline Beecham, P.L.C.      Dated  9/11/92                  0.00
                                License, Dvlp. and Supply Agmt
                                as amended, and all associated
                                Agmts. referenced therein &
                                thereto
Univax Biologics, Inc.          License and Supply Agmt.        0.00
                                4/20/93
                                as amendments & all associated
                                Agmts. referenced therein &
                                thereto
The Regents of theUnivercity of License - 10/5/92               0.00
California



* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                          Page 6
                                 EXHIBIT G
                                   (Assumed)

University of Wisconsin-Madison Standard Research Agmt.         0.00
                                - 3/13/95
                                as may be amended from time to
                                time, & all referenced therein
                                & thereto

Virbac S.A.                     Agmt. between Virbac S.A. and   0.00
                                CBC, dated XXXas of June 1983,
                                all amendments thereto and all
                                associated agmts.

                                referenced therein and thereto.
Virbac S.A.                     Agmt. between Virbac S.A. and   0.00
                                CBC, dated as of June 1991, all
                                amendments thereto and all
                                associated agmts.
                                referenced therein and thereto.

Virbac Inc.                     Agmt. between Virbac S.A. and   0.00
                                CBC, dated as of May 1989, all
                                amendments thereto and all
                                associated agmts. referenced
                                therein and thereto.

Alfa-Laval Agri International   Agmt. dated as of 11/16/92 by   0.00
AB/CBC                          and between CBC and Alfa-Laval
                                Agri Int. AB, as amended from
                                time to time and all associated
                                Agmts. referenced therein or
                                thereto.

Virbac S.A.                     Agmt. dated as of 9/30/93, as   0.00
                                amended from time to time and
                                all associated Agmts.
                                referenced threin or thereto.

Walter Reed Army Instit. of     Agmt. 10/23/90                  0.00
Research
GRF Corporation                 Joint Venture Agmt. - 7/23/1992 0.00
                                among CBC, OT Company,
                                BioNebraska, Inc., & GRF
                                Corporation and all associated
                                agmts. referred therein.












* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                          Page 7
                                 EXHIBIT G
                                   (Assumed)

                                Description                     Cost to Cure*
Scientific Cooperation          Date Signed                     Amount
Agreements

Affymax                         MTA - 7/26/93                   0.00
British Bio-technology Ltd.     MTA - 6/2/94                    0.00
Imclone                         MTA - 6/23/93                   0.00
Inselburg, Joseph               MTA- 5/23/94                    0.00
Max-Planch Institut for         MTA  -  5/19/94                 0.00
Biologic
Medimmune                       MTA  - 2/2/94                   0.00
Therion Biologic Corporation    MTA  8/25/94                    0.00
Univercity of California        MTA  10/5/94                    0.00
Johns Hopkin                    MTA dated as of:                0.00
                                     a)   6/17/94
                                     b)   8/16/93
University of Kentucky          MTA - 5/13/94                   0.00
Ludwig Institute                MTA. - 5/25/94                  0.00
BioMira Inc.                    8/2/93                          0.00
BioMira Inc.                    8/2/93                          0.00
Escola Paulista De Medicina     11/30/93                        0.00
Leonard Wood Memorial American  4/23/93                         0.00
Leprosy Foundation
Medical Universitats Klinik     7/9/93                          0.00
Perseptive Biosystems           2/22/93                         0.00
Pharmakon Research              8/6/93                          0.00
International Inc.
The Wistar Institute            4/25/93                         0.00
"USAID" U.S. Agency for         11/24/93                        0.00
International Dev./"NYU"/CBC
U.S. Army Medical Research      6/30/93                         0.00
Institute of Infectious
Diseases
University of Rhode Island of   8/26/93                         0.00
Kingston ("URI")
British Bio-technology Limited  6/3/94                          0.00
Lyophilization Technology       1/5/94                          0.00
St. Louis University            3/22/94                         0.00
Ulfik, Lawrnece A.              2/16/94                         0.00
University of Connecticut       4/5/94                          0.00
Health Center
University of Kentucky          5/13/94                         0.00
University of Kentucky          5/13/94                         0.00
University of Oxford            1/7/94                          0.00
University of Oxford            3/1/94                          0.00
Cornell University School of    1/18/90                         0.00
Veterinary Medicine
University of Washington School 11/10/92                        0.00
of Medicine
University of Kentucky /        5/13/94                         0.00
Chandler Medical Ctr

NCI, Frederick Cancer Research  9/6/94                          0.00
Ctr

* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                          Page 8
                                   EXHIBIT G
                                   (Assumed)

Harvard University School of    1/19/93                         0.00
Public Health
Stanford University School of   5/7/92                          0.00
Medicine
Centers for Disease Control     7/13/93                         0.00
The Scripps Institute           6/3/92                          0.00
Dartmouth University Medical    7/14/93                         0.00
School
US Army Medical R&D Command     7/20/93                         0.00
Memorial Sloan-Kettering Cancer 9/12/89                         0.00
Center
Memorial Sloan-Kettering Cancer 9/24/92                         0.00
Center
University of Alabama at        6/24/92                         0.00
Birmingham
Johns Hopkins Univ. School of   8/17/93                         0.00
Medicine
Walter Reed Army Institute of   6/7/91                          0.00
Research
State Veterinary Inst. for      6/25/91                         0.00
Virus Research
MedImmune, Inc.                 2/3/94                          0.00
Therion Biologics               8/26/94                         0.00
Max-Planck Institute            5/20/94                         0.00
Dartmouth Medical School        5/23/94                         0.00
Britsh Bio-Technology           6/6/94                          0.00
Novo Nordisk A/S                NDA - 10/29/92                  0.00
St. Louis University School of  3/22/94                         0.00
Medicine
New York Univ. School of        5/11/95                         0.00
Medicine
NCI-NIH                         9/12/94                         0.00
UCLA                            4/3/95                          0.00
US Army Inst. of Research       11/4/94                         0.00
New York Medical College        10/17/94                        0.00
NIAID-NIH                       4/6/95                          0.00
Newcastle Mater Hospital,       4/4/95                          0.00
Australia
Johns Hopkins Univ.             6/20/94                         0.00
Univ. of California - Irvine    6/14/94                         0.00
Roswell Park Cancer Institute   7/27/95                         0.00
Harvard School of Public Health 11/14/94                        0.00
Thomas Jefferson Univ. Medical  3/21/95                         0.00
School
MD Anderson Cancer Ctr, Univ.   12/20/95                        0.00
of Texas
NIAID-NIH                       4/6/95                          0.00
Univ. of Rochester              4/6/95                          0.00
Univ. of Virginia               7/27/95                         0.00
Dana Farber Cancer Institute                                    0.00
The Immune Response Corporation 2/13/95                         0.00
Hawaii Biotechnology Group      3/17/95                         0.00
Georgia State University        3/30/95                         0.00
PHRI, New York, NY              6/29/95                         0.00

* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                          Page 9
                                  EXHIBIT G
                                   (Assumed)

MicroCarb                       1/16/95                         0.00
National Cancer Institute-NIH   8/31/94                         0.00
Tulane Univ. Medical Center     11/28/94                        0.00
New Jersey Medical School       10/24/94                        0.00
Wishard Memorial Hospital       10/14/94                        0.00
Univ. of Tennessee Medical      4/19/95                         0.00
Center
Int'l Center for Med. Res. &    11/2/95                         0.00
Training - Columbia
der Technischen Universitat     6/6/95                          0.00
Munchen - Germany
National Institutes of Health   7/27/95                         0.00
Montana State Univ.             7/27/95                         0.00
Fox Chase Cancer Center         11/28/95                        0.00
University of London - England  10/18/95                        0.00
M. D. Anderson Cancer Center,   8/25/95                         0.00
Univ. of Texas
Statens Seruminstitut - Denmark 12/7/95                         0.00
Frederick Cancer Research &     10/26/95                        0.00
Development Center - NCI
Universidad Nacional de         8/4/95                          0.00
Colombia
Queen Elizabeth II Medical      12/1/95                         0.00
Center
Ludwig Institute for Cancer                                     0.00
Research
National Institute of Allergy & 8/24/95                         0.00
Infectious Diseases - NIH
Yale University                 8/9/95                          0.00
University of Newcastle         12/7/95                         0.00

























* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 10
                                   EXHIBIT G
                                   (Assumed)

                                Description                     Cost to Cure*
DIAGNOSTIC AGREEMENTS           Date Signed                     Amount

Abbott Laboratories             Sublicense Agmt. - 12/2/88      0.00
Abbott Laboratories             Sublicense Agmt. - 6/30/92      0.00
Baxter International, Inc.      Sublicense Agmt. 6/21/89        0.00
Becton, Dickinson and Company   Sublicense Agmt. 1/4/89         0.00
Behringwerke Aktiengesellschaft Sublicense Agmt. 9/30/89        0.00
Biochem International Inc.      Sublicense Agmt. - 6/26/91      0.00
Calypte Biomedical Corporation  Sublicense Agmt. 3/31/92        0.00
Chiron Corporation              Cross License Agmt. - Among     0.00
                                Chiron Corp. the President &
                                Fellows of Harvard College, &
                                CBC as of  9/23/91
Chiron Corporation              Agmt. - 8/21/1992               0.00
Diagnostics Pasteur             Agmt's among Diagnostic         38,450.00
                                Pasteur, CBC, the Fellows of
                                Harvard college, dated 10/89,
                                and any amendments thereto, and
                                all associated agmts.
                                referenced therein or thereto.

Genentech                       Sublicense Agmt. - 9/30/91      0.00
Murex Diagnostics Ltd.          License & Supply 6/30/92        0.00

President & Fellows of Harvard  License Agmt. - 5/1/87          59,026.00
College
Pasteur Merieux Serums &        Amended License Agmt.           0.00
Vaccins, S.A.                    12/14/1990
Pasteur Merieux Serums &        Termination Agmt. - 12/14/90    0.00
Vaccins, S.A.
Pharmacia                       AGMT 12/29/1989                 0.00
President & Fellows of Harvard  License Agmt.                   0.00
College
                                10/29/93

Progenics Pharmaceuticals, Inc. Sublicense - 3/17/95            0.00
Repligen Corporation            Sublicense Agmt. - 4/4/90       0.00
SmithKline Beecham              Sublicense 6/30/89              0.00
Syva                            Sublicense - 6/29/92            0.00
Carter Wallace                  Sublicense Agmt. - 4/1/1989     0.00
MicroGeneSys Inc.               Sublicense Agmt. - 2/29/1996    0.00













* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 11
                                   EXHIBIT G
                                   (Assumed)

Diagnostic Agreements           Description                     Cost to Cure*
General                         Date Signed                     Amount

Hugh Cottingham                 License Agmt.  2/15/82          17,198.00
                                between Cottingham & Angenics
                                and all amendments
Center for Disease Control      License Agmt. - 11/15/93        7,273.00
Hoffman-La Roche Inc.           Agmts. dated 7/23/86-8/19/86-   0.00
                                3/29/91 Hoffman-LaRoche,
                                Angneics Inc, & CBC and all
                                agmts, & all associated
                                agmts. referred therein &
                                thereto
Massachusetts Institute of      License Agmt. - 11/1/85         31,130.00
Technology
MIT Development Corporation     Nondisclosure Agmt. - 11/19/91  0.00
MITEST Ltd.                     License Agmt. - 12/15/93        0.00
National Technical Information  License Agmt. 6/1/84            137,431.50
Service

National Technical Information  2/1/89                          137,431.50
Service
National Technical Information  License Agmt.                   105,137.00
Service
                                6/15/88
Ortho/Chiron/CBC                Among Ortho Diag. Inc.; Chiron  0.00
                                Corp. & CBC; dated 3/30/93 &
                                any amendts & all associated
                                agmts. referrenced therein &
                                thereto.
Ortho/Chiron/CBC                Among Ortho Diag. Inc.; Chiron  0.00
                                Corp. & CBC; dated 6/10/93 &
                                any amendts & all associated
                                agmts. referrenced therein &
                                thereto.
Ortho/Chiron/CBC                Among Ortho Diag. Inc.; Chiron  0.00
                                Corp. & CBC; dated 11/15/93 &
                                any amendts & all associated
                                agmts. referrenced therein &
                                thereto.
Otsuka Pharmaceutical           Nondisclosure Agmt. 9/17/1992   0.00
SelfCare Inc.                   Purchase & Sale of the          0.00
                                Authorized Share
                                Capital of Ordinary Shares of
                                Cambridge
                                Biotech Limited, by CBC to
                                Selfcare, Inc.
                                dated as of 11/30/94, and any
                                amendments and all assciated
                                Agreements referenced therein &
                                thereto.
Sienna Biotech Inc.             Option Agmt. 11/12/1992         0.00
Gary Pearson & Biotech Research                                 0.00
Laboratories, Inc.

* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 12
                                   EXHIBIT G
                                   (Assumed)

Syva Company                    License Agmt. - 6/29/1992       147,297.00
                                between Syva Co., Syntex
                                (U.S.A.) Inc.
                                and CBC
The Regents of the Univ. of     10/26/84                        1,070.00
California
The Regents of the Univ. of     Research Agmt. - 10/5/1992      0.00
California
Univ. of Alabama at Birmingham  Contract Services Agmt. -       0.00
                                11/18/1992
University of Massachusetts     License Agmt. 6/17/1988         6,411.00
University of Massachusetts     License Agmt. 11/1/1984         42,358.00
Virginia Tech Intellectual      Licensing Agmt. 4/19/1990       21,379.00
Properties, Inc.
Toray Fuji                      Distribution Agmt. 11/1/1987    0.00
                                Stock Purchase and Transfer
                                Agmt. btwn. CBC and BioMira,    0.00
                                Inc. - 2/28/1994
                                Transfer  Agmt. btwn. CBC and
                                ADI
                                Diagnostics, Inc. - 2/28/1994   0.00
                                CBC-BioMira Licence Agmt. -     0.00
                                2/28/1994
                                BioMira-CBC Licence Agmt. -     0.00
                                2/28/1994
                                CBC-ADI License Agmt. -         0.00
                                2/28/1994
                                ADI-CBC License Agmt. -
                                2/28/1994


























* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 13
                                   EXHIBIT G
                                   (Assumed)

                                Description                     Cost to Cure*
Miscellaneous                   Date Signed                     Amount

Sepragen Corp.                  10/2/92                         0.00
Actigen Incorporated            9/7/93                          0.00
BioChem ImmunoSystems           3/25/93                         0.00
Children's Hospital             5/14/93                         0.00
CSL Limited                     3/18/93                         0.00
Diamond Associates              11/17/93                        0.00
Direct Access Diagnostics       11/10/93                        0.00
Empyrean Diagnostics, Inc.      11/29/93                        0.00
Hunneman Commercial Company     11/5/93                         0.00
Immunetics, Inc.                9/24/93                         0.00
NYU Medical Center              4/6/93                          0.00
Serex International, Inc.       4/30/93                         0.00
University of Alabama at        9/9/93                          0.00
Birmingham ("UAB Research
Foundation")
University of PA                2/24/93                         0.00
University of Pennsylvania      3/16/93                         0.00
Boston BioMedical Consultants   2/28/94                         0.00
Ciba Corning Diagnostics        2/9/94                          0.00
Corporation
Genelabs Diagnostics Ptd. Ltd   2/15/94                         0.00
Meridian Diagnostics, Inc.      6/27/94                         0.00
Riverside Partners              6/29/94                         0.00
Therion Biologics Corporation   4/15/94                         0.00
Tulane University Medical       6/22/94                         0.00
Center
Wampole Laboratories            6/27/94                         0.00

























* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 14
                                   EXHIBIT G
                                   (Assumed)

                                Description                     Cost to Cure*
Post Petition Agreements        Date Signed                     Amount

Alexon                          8/4/94                          0.00
Amvax, Inc.                     7/15/94                         0.00
Anonymous Test Services, Inc.   9/12/94                         0.00
BASF Bioresearch Corporation    12/13/94                        0.00
Becton Dickinson Microbilogy    11/1/94                         0.00
Systems (Div.of Bec. Dick. &
Co)
Biochem Pharma Inc.             8/30/94                         0.00
Bio-Rad Laboratories, Inc.,     10/17/94                        0.00
Boehringer Mannheim             9/23/94                         0.00
International SA
Boston Biomedica, Inc.          7/25/94                         0.00
Capricorn Products              7/14/94                         0.00
Capricorn Products              7/24/94                         0.00
ChemTrak                        9/20/94                         0.00
Ciba Corning Diagnostics        9/20/94                         0.00
Corporation
Department of Health & Human    8/30/94                         0.00
Services
Department of Health & Human    8/30/94                         0.00
Services
Department of The Army          11/10/94                        0.00
Dynagen, Inc.                   9/22/94                         0.00
F.J.D. Enterprises, Inc.        11/18/94                        0.00
Focus/MRL, Inc.                 9/28/94                         0.00
Genzyme Diagnostics             9/23/94                         0.00
Grayson & Associates            9/16/94                         0.00
Gull Laboratories               8/31/94                         0.00
Harvard University School of    11/14/94                        0.00
Public Health
Hemagen Diagnostics, Inc.       7/27/94                         0.00
Manuso, Alexander & Associates, 10/18/94                        0.00
Inc.
Medicorp Inc.                   7/26/94                         0.00
Dr. Frans W.H.M. Merkus         10/29/94                        0.00
Microcarb, Inc.                 10/7/94                         0.00
Microbiology Reference          9/6/94                          0.00
Laboratory
Organon Teknika Corporation     12/15/94                        0.00
Quidel                          8/30/94                         0.00
Roche Diagnostics               7/12/94                         0.00
Sanofi Diagnostics Pasteur,     10/13/94                        0.00
Inc.
S R Technologies, Inc.          9/26/94                         0.00
Syva Company                    7/22/94                         0.00
T. Cell Sciences, Inc.          8/9/94                          0.00
Allergenics, Inc.               12/19/95                        0.00
Alcon Laboratories, Inc.        7/21/95                         0.00
Allen & Company Incorporated    2/2/95                          0.00
Alza Corporation                7/10/95                         0.00
Alza Corporation                11/20/95                        0.00

* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 15
                                   EXHIBIT G
                                   (Assumed)

American Cyanamid Company       10/2/95                         0.00
American Standard Inc.          6/26/95                         0.00
Analytical Biosystems           1/25/95                         0.00
Auerbach, Pollak & Richardson,  7/17/95                         0.00
Inc.
BancBoston State Street         10/1/95                         0.00
Investor Services
Benchmark Consulting Group,     8/10/95                         0.00
Inc.
BioMerieux Vitek                5/3/95                          0.00
Booth, Melvin D.                2/9/95                          0.00
Boston Biomedica, Inc.          5/16/95                         0.00
Boston University School of     11/8/95                         0.00
Medicine
Calypte Biomedical              3/4/95                          0.00
Centers for Disease Control     4/17/95                         0.00
("CDC")
Chemsyn Science Laboratories    10/24/95                        0.00
Clinetics Corporation           9/29/95                         0.00
Clinetics Corporation           12/28/95                        0.00
Davos Chemical Corp. / Plasto   12/21/95                        0.00
SA (Synkem Division)
Davos Chemical Corp. / Separex  10/23/95                        0.00
Division Chromatographie
Diamedix Corporation            8/17/95                         0.00
Fox Chase Cancer Center         11/14/95                        0.00
Fox Chase Cancer Center         11/14/95                        0.00
Genzyme Diagnostics             2/1/95                          0.00
Great American Insurance Co.    3/15/95                         0.00
Intracel Corp.                  7/14/95                         0.00
Klaud, Stephen                  4/7/95                          0.00
Lane, Richard J.                2/9/95                          0.00
Levy, Nelson L.                 1/6/95                          0.00
Macrochen Corporation           12/12/95                        0.00
MedTech Capital                 8/10/95                         0.00
Mehta and Isaly                 9/22/95                         0.00
Michelene Powers                3/22/95                         0.00
MicroCarb, Inc.                 1/16/95                         0.00
National Cancer Institute       9/29/95                         0.00
National Institutes of Health   10/13/95                        0.00
Nelson, John                    4/5/95                          0.00
NERAC, Inc.                     12/19/95                        0.00
The Ohio State University       12/20/95                        0.00
Organon Teknika Corporation     1/24/95                         0.00
Pharmacia Inc.                  10/16/95                        0.00
Pharmakon Research              12/19/95                        0.00
INternational, Inc.
Pharm-Eco Laboratories, Inc.    11/15/95                        0.00
Poorman-Douglas                 9/20/95                         0.00
Presidio Life Sciences Group    8/31/95                         0.00
Prochrom Lab                    2/14/95                         0.00
REAADS Medical Products, Inc.   8/7/95                          0.00
SAF Bulk Chemicals              10/23/95                        0.00
Sanborn, Henry N.               4/7/95                          0.00

* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 16
                                   EXHIBIT G
                                   (Assumed)

Scheer Partners, Inc.           5/17/95                         0.00
Scheer Partners, Inc.           8/1/95                          0.00
Scumaci, Robert F.              2/22/95                         0.00
Selfcare, Inc.                  6/28/95                         0.00
Separex Division                10/23/95                        0.00
Chromatographie / Davos
Chemical Corp.
Seradyne, Inc.                  6/30/95                         0.00
Stanford University School of   6/23/95                         0.00
Medicine/Perimmune, Inc.
Strategic Diagnostics Inc.      9/5/95                          0.00
Statens Seruminstitut           11/30/95                        0.00
Statens Seruminstitut           11/30/95                        0.00
Sullivan, Charles               4/7/95                          0.00
Svrluga, Richard                1/6/95                          0.00
TM Capital Corp. (Michael       6/16/95                         0.00
Goldman)
TSI Washington Laboratories     3/13/95                         0.00
U.S. Army Medical Research      10/27/95                        0.00
Insitiute of Infectious
Diseases
University of Newcastle         12/7/95                         0.00
University of Newcastle         11/30/95                        0.00
University of Texas             8/23/95                         0.00
University of Texas             8/25/95                         0.00
Walter Reed Army Institute of   10/21/95                        0.00
Research
Whitlow, M. Blanton             1/6/95                          0.00
WHO Collaborative Center for    11/6/95                         0.00
Rickettsial Reference and
Research
WHO Collaborative Center for    10/31/95                        0.00
Rickettsial Reference and
Research
Willis Cornoon Corp. of Mass    3/15/95                         0.00
***Institut Pasteur             1/15/96                         0.00



















* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 17
                                   EXHIBIT G
                                   (Assumed)

Allergenics, Inc.               1/15/96                         0.00
Bayer Diagnastics               2/19/96                         0.00
Carter-Wallace, Inc./Immune     1/19/96                         0.00
Probe Inc.
Carter-Wallace, Inc./JDL        1/19/96                         0.00
Associates
IncStar Corporation             1/9/96                          0.00
Ohio State University           1/29/96                         0.00
Perlmmune, Inc.                 1/2/96                          0.00
Perlmmune, Inc.                 1/2/96                          0.00
Pharmakon Research              1/25/96                         0.00
International, Inc.
Remel Limited Partnership       1/19/96                         0.00
UF/USAD/SADC Heartwater         1/29/96
Research Project, Veterinary
Research Lab
UF/USAD/SADC Heartwater         1/24/96                         0.00
Research Project, Veterinary
Research Lab
Unisyn Technologies, Inc.       2/14/96
U.S. Naval Medical Research     2/21/96                         0.00
Unit, No. 3
U.S. Naval Medical Research     2/21/96                         0.00
Unit, No. 3
The University of Alabama at    1/19/96                         0.00
Birmingham
The University of Alabama at    1/19/96                         0.00
Birmingham
Viral and Rickettsial Disease   1/4/96                          0.00
Laboratory
Diatech Diagnostics             3/12/96                         0.00
Microbiological Associates,     Agmt. No. 2311 2/29/96          0.00
Inc.
Naples, John                    Letter Agmt. 1/23/96            0.00
Swigs Tropical Institute        Agmt. signed 1/19/96 and 2/22/
                                96
Carter-Wallace, Inc.            Asset Purchase Agreement dated
                                as of 5/1/96
                                and related Escrow Agreement    0.00
                                and Supply Agreement















* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 18
                                   EXHIBIT G
                                   (Assumed)

Employee                        Description                     Cost to Cure
Confidentiality Agmts           Date Signed                     Amount

Amsden, Jennifer A.             11/1/93                         0.00
Anderson, Christine A.          12/18/90                        0.00
Anderson, David A>              12/11/91                        0.00
Anderson, Robert C.             7/24/89                         0.00
Austin-Ritchie, Tammy L.        10/30/94                        0.00
Ayers, June G.                  9/17/90                         0.00
Balkovic, Edward S.             11/1/93                         0.00
Baronouskas, Loriann            8/14/95                         0.00
Barbon, Jeffrey                 9/26/95                         0.00
Barbosa, Arnoldo                3/13/95                         0.00
Barton, Sandra L.               8/3/92                          0.00
Beaver, Jeffrey T.              6/20/94                         0.00
Beltz, Gerald A.                8/18/83                         0.00
Bille, Curtis G.                1/14/93                         0.00
Bagosian, Laura A.              4/24/87                         0.00
Breen, Susan                    2/8/94                          0.00
Bulger, Patrice A.              11/2/87                         0.00
Caron, Jr., Kenneth A.          11/25/91                        0.00
Cassaneli, Paula A.             3/6/89                          0.00
Chan, Teresa H.                 6/24/91                         0.00
Chiavoloni, Jose R.             11/28/89                        0.00
Chin, Rena S.L.                 10/28/91                        0.00
Chioda, John P.                 10/31/89                        0.00
Cloufier, Penny A.              10/8/85                         0.00
Conrad, David I.                2/14/95                         0.00
Cooper, Jeff K.                 4/25/89                         0.00
Corbo, Joanne                   10/19/92                        0.00
Corey, Maria P.                 3/10/95                         0.00
Coughlin, Richard T.            4/11/87                         0.00
Cox, Daniel E.                  9/27/89                         0.00
Cusson, Nancy A.                8/8/88                          0.00
Davis, Kathryn R.               6/15/92                         0.00
Dean, Angela K.                 12/15/87                        0.00
Denogean, Luis Alex             3/14/95                         0.00
Dixson, Mark S.                  3/29/93                        0.00
Duncan, Cynthia E. Brown        3/1/95                          0.00
Dvorak, Gillian I.              6/29/87                         0.00
Ekinci, Fatma J.                4/1/92                          0.00
Enyim, Koff                     8/19/91                         0.00
Feigelman, Rhonda E.            12/7/92                         0.00
Finn, Mary                      2/1/90                          0.00
Foxhan, Daniel P.               3/10/94                         0.00
Foulkrod, Paul, M.              8/22/94                         0.00
Freeman, Bente                  7/24/89                         0.00
Fumonavicius, Maria C.          7/10/94                         0.00
Gagne, Linda L.                 11/17/89                        0.00
Ganley, Mellyn                  10/2/95                         0.00
Gallagher, Kathleen E.          2/28/94                         0.00
Gardner, Bonnie H.              9/18/89                         0.00
Gilles, David W.                1/14/94                         0.00
Gingrich-Hicker, Cindy A.       3/23/87                         0.00

* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 19
                                   EXHIBIT G
                                   (Assumed)

Grabbe, Deborah B.              4/14/93                         0.00
Green, Karen T.                 10/15/87                        0.00
Greer, Cynthia A.               9/24/87                         0.00
Hallaron, Paul F.               10/16/89                        0.00
Harte, Karen M.                 8/27/89                         0.00
Hawthorne, Rita L.              4/15/91                         0.00
Hay, Stephen                    10/23/95                        0.00
Hoang, Han Viet                 ????                            0.00
Hogan, Cheryl M.                2/28/94                         0.00
Hollender, Norma A.             1/3/95                          0.00
James, Duane L.                 5/30/91                         0.00
Kammer, Robert                  5/18/93                         0.00
Kashala, Lukemena O.            8/23/92                         0.00
Kelly, Jr., Thomas H.           1/31/92                         0.00
Kensil, Charlotte A.            12/5/85                         0.00
Kilmer, Richard H.              1/31/95                         0.00
Kissiday, Stephanie             5/4/87                          0.00
Kohl, John H.                   3/1/93                          0.00
Kozberg, Patricia M.            6/13/89                         0.00
Lachapelle, Nelson              12/26/95                        0.00
Larkham, Louie                  8/4/95                          0.00
Lazarus, Gary                   11/30/95                        0.00
Listenwilk, Suzel D.            8/13/93                         0.00
Li, Joice X.                    4/19/95                         0.00
Long, Gary E.                   3/23/89                         0.00
Lord, John A.                   8/29/92                         0.00
Mard, Shawn                     1/15/96                         0.00
Marshall, Jay R.                5/25/93                         0.00
Mason, Lori J.                  9/15/89                         0.00
Meenan, Karen F.                7/14/92                         0.00
Melady, Wendy A.                2/17/89                         0.00
Mesale, Jr., Albert D.          12/12/88                        0.00
Munroe, Kenneth J.              11/12/90                        0.00
Murphy, Cheryl J.               6/25/87                         0.00
Murphy, Matthew R.              3/23/93                         0.00
Nelson, Rosemary                7/6/95                          0.00
Obeg, Mark P.                   ??????                          0.00
Odom, Kevin A.                  4/14/93                         0.00
Osowski, Barbara J.             12/6/91                         0.00
Oslowski, Jean                  12/12/87                        0.00
Packard, Kevin M.               2/21/95                         0.00
Parousis, Christina             3/9/92                          0.00
Parousis, Christos              4/18/94                         0.00
Percorelli, Marlee              3/6/95                          0.00
Pelken, Loreta M.               ???                             0.00
Pelletier, James R.             4/1/91                          0.00
Plume, Sharry A.                6/13/88                         0.00
Quinn, William P.               3/23/92                         0.00
Radcliff, Wilfred               9/28/89                         0.00
Rarick, RIsa Marie              11/30/94                        0.00
Recchia, Joanne                 11/1/86                         0.00
Reidy, Thomas J.                11/22/93                        0.00
Richert, Linda A.               4/12/94                         0.00
Rich, Linda E.                  2/16/95                         0.00

* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 20
                                   EXHIBIT G
                                   (Assumed)

Robert, Roxanne M.              7/30/90                         0.00
Robinson, Lisa M.               11/10/93                        0.00
Seals, Jonathan R.              7/16/87                         0.00
Shaffer, Douglas J.             6/17/91                         0.00
Sillman, Deborah                3/3/93                          0.00
Simms, Karen E.                 9/27/89                         0.00
Soltysik, Sean                  9/13/90                         0.00
Stone, Carol A.                 4/6/87                          0.00
Storey, James R.                7/29/84                         0.00
Sullivan, Debra Lee             1/3/95                          0.00
Tounton-Rigby, Alison           4/6/95                          0.00
Warren, Susan P.                2/13/89                         0.00
Weissman, Bruce A.              3/14/95                         0.00
Wendler, Paul B.                9/6/90                          0.00
Wheeler, Deborah A.             8/14/91                         0.00
Wheeler, James J.               10/31/94                        0.00
White, Abbie C.                 5/23/89                         0.00
Wilson, Mary-Jane               8/12/87                         0.00
Wu, Jia-Yan                     7/22/89                         0.00




































* If Cost to Cure is listed at 0.00, there are no defaults;
if an amount greater than 0.00 is listed, such amount is maximum
amount due on account of any and all defaults.                         Page 21

                                     EXHIBIT H
                                    (Rejected)



        Employment                       Description
        Agreements                       Date Signed
        James C. Bass                    Employment Agmt. 7/20/93
        Thomas T. Broomall               Agmt.  3/16/94
        Patrick J. Leonard               Employment Agmt. 7/1/93
                                         Description
















































                                      Page 1
                                     EXHIBIT H
                                    (Rejected)


        *Consulting Agreement            Date Signed
        Thomas Li                        Employment Consulting Agmt.
                                         5/1/90
        Jack Cassorla                    Consulting Agmt. 12/4/92
        Jiri Vystyd                      Consulting Agmt. 10/4/93


















































                                      Page 2
                                     EXHIBIT H
                                    (Rejected)


        Diagnostic Agreements            Description
        General                          Date Signed
        Dynagen                          License & Supply - 12/14/92
        E.I. duPont deNemours and        Distribution Agmt. - 10/15/92
        Company
        Liveris, John                    Consulting Agmt.
        Murex Diagnostics Ltd.           HIV-1 AP Western Blot - 5/28/92
        Gary Pearson Letter Agreement    Gary Pearson Letter Agreement -
                                         11/3/91
        Saudi Arabia                     Distribution Agmt. 1/7/1994
                                         Contract of Agency
        Syva Company                     Dev./Supply Agmt. - 6/29/1992

        Swaebe International Corporation Consult., and Comp. Agmt.
                                         12/22/93
        Uganda Virus Research Institute  Memo of Understanding 3/20/1992
        Porex Technologies Corp. of      Confidentiality of Information
        Georgia                          Agmt.; Addendums 5/1/1989
        TSI Mason Laboratories           Terms and Conditions of Quotation
                                         Performance of Services Agmt.
                                         7/30/93 Description


































                                      Page 3
                                     EXHIBIT H
                                    (Rejected)


        Miscellaneous                    Date Signed
        Codiapharm, SA                   12/20/91
        Codiapharm, SA                   Cancellation Agmt.
                                         1/21/93
        Demetriou Realty, Inc.           11/15/90
        ABE Qjimica Internacional de     4/3/93
        Venezuela
        AHSECO Peru S.A.                 4/12/93
        Arquisa                          5/17/93
        Chem-Lab. S.A.                   4/12/93
        Commercial Mersal S.A.           4/12/93
        Daewong Pharmaceutical           4/13/93
        Daewong Pharmaceutical           Distribution and Sales
                                         Representation Agmt.  -
                                         4/13/1993
        First National Bank of Boston    Rights of Shareholder to purchase
                                         Common Stock prusuant to &
                                         subject to the conditions of the
                                         Shareholders Rights Agreement
                                         between CBC & The First National
                                         Bank of Boston, as Rights Agmt. -
                                         3/17/89
        H.S. Biosystem Produtos          6/9/93
        Hospitalares Ltda.
        Immunotech LTDA                  5/11/93
        Labhospy                         5/11/93
        Labtec Asociados Ltda.           5/17/93
        O.B.R.A 16 S.R.L.                6/9/93
        ADI                              Distribution Agmt 3/30/92


























                                      Page 4
                                     EXHIBIT H
                                    (Rejected)


        Capricorn Products               8/24/94
        Thomas LaMont, M.D.
        Thomas LaMont, M.D. / Harry      Letter dated 9/10/84
        Pothovlakis



















































                                      Page 5




                                     EXHIBIT I

                           Contracts Assigned to Aquila


        Employment                        Description
        Agreements                        Date Signed

        Alison Taunton-Rigby              Employment Agmt. 4/6/95

        Gerald A. Beltz                   Employment Agmt. 8/21/95

        Deborah Grabbe                    Employment Agmt. 8/21/95

        Robert Kammer                     Employment Agmt. 8/21/95

        Stephen J. DiPalma                Employment Agmt. 3/1/96


                                          Description
        Consulting Agreement              Date Signed

        Frederick Casselman               Consulting Agmt. 6/14/94

        Elliott Hillback                  Consulting Agmt. 11/10/95

        Keystone Consulting               Consulting Agmt. 11/9/95

        Science Regulatory Service Inter. Consulting Agmt. 10/29/92

        Arthur Hurvitz                    Consulting Agmt. 1/1/95

        John David                        Consulting Agmt. 1/1/95

        Takis Papas                       Consulting Agmt. 1/1/95

        Mary-Lou Clements                 Consulting Agmt. 1/1/95

        Richard J. Whitley                Consulting Agmt. 1/1/95

        Michael Hawkins                   Consulting Agmt. 1/1/95

        William Goodger                   Consulting Agmt. 1/27/95

        Edwin C. Allen                    Consulting Agmt. 11/1/94

        Musket Research Associates, Inc.  Consulting Agmt. 5/25/95




        Leases                            Description
        Real Estate & Equipment           Date Signed

        Worcester Business Development    Lease - 1/1/87, & all amendments
        Corporation                       (365 Plantation St. Worcester,
                                          MA)

        Shrewsbury Central Park Assoc.    Extension and Amendment of Lease
                                          for Unit 2 at 840 Boston
                                          Turnpike Road - 8/10/93

        Pitney Bowes Credit Corporation   Equipment Leasing

        AT&T Leasing                      Communication and Equip. Leasing

        3 Taft Court                      Lease between CBC and BTRL
        Rockville, MD                     Contracts& Services, Inc.
                                          6/30/92

        General DataCom Leasing           11/1/95 - 10/31/96
                                          Data Training Equipment
                                          (Worc. and Rockville)


                                       Description
        Insurance                      Date Signed

        Glen Falls Insurance           Property/Boiler
                                       11/1/95-11/1/96

        Glen Falls Insurance           Commercial General Liability
                                       11/1/95-11/1/96

        Glen Falls Insurance           Out of State Automobile
                                       11/1/95-11/1/96

        Glen Falls Insurance           Umbrella Liability
                                       11/1/95-11/1/96

        Glen Falls Insurance           Mass Auto
                                       11/1/95-11/1/96

        Fireman's Fund                 Inland Marine/Ocean Cargo
                                       11/1/95-11/1/96

        Chubb                          Crime/Kidnap & Ransom
                                       11/1/95-11/1/96

        Fidelity & Casualty Co. of     Foreign Liabilty/Foreign Auto/
        NY/Continental                 Foreign Workers Compensation
                                       11/1/95-11/1/96

        Continental/National Ben       Illinois Workers Compensation
        Franklin                       2/28/95-2/28/96





        Atlantic Employers             New Jersey Workers Compensation
                                       10/31/95-10/31/96

        Mass Biotech SIG c/o Chubb     Mass Workers Compensation
        Services                       1/1/95-1/1/96

        Continental                    Florida & Texas Workers Comp.
                                       6/4/95-6/4/96

        The Travelers                  Georgia Workers Compensation
                                       6/4/95-6/4/96

        State Compensation Insurance   California Workers Compensation
        Fund                           open effective 7/7/94

        U.S. Fire Ins. Co./Crum &      Excess Umbrella
        Forster                        11/1/95-11/1/96

        Pacific Ins. Co./Continental   Product Liability - Adjuvants
        Excess & Select                12/1/95-12/1/96

        Reliance Standard Life         Business Travel Accident
                                       2/11/95-2/11/96


                                       Description
        GRANTS                         Date Signed

        National Institute of Health   A135193
                                       7/1/95 - 6/30/96

        National Institute of Health   A130837
                                       9/1/95 - 8/31/96

        World Health Organization      EBA-175
                                       3/1/95-2/28/96


                                       Description
        BIOPHARM General               Date Signed

        American Cyanamid              Supply Agmt. - 4/27/93

        American Cyanamid License      License Agmt. - 4/27/93
        Agmt.

        AXIS Genetics Limited          Collaborative research and
                                       development agreement 3/28/94

        Bell Flavors and Fragrances,   Agmt. - 3/17/94
        Inc.

        Berghausen Corp                Agmt. - 3/2/94






        Genentech                      License Agmt. - 12/31/89

        Genentech                      License and Supply Agmt. - 6/29/92

        Immucell Corp.                 Research & Evaluation and Tech.
                                       Transfer Agmt. (7/22/92)

        Inserm                         Research Agmt.

        Leland Stanford Junior         License Agmt. - 8/1/88
        University

        Mallinckrodt Veterinary,       Agmt. - 10/16/91, all amendments
        Inc.                           and all agmts. referenced therein

        Mallinckrodt Veterinary, Inc.  Confidential Disclosure Agmt. -
                                       12/17/93 all amendments, and all
                                       agmts. referenced therein

        Mallinckrodt Veterinary, Inc.  Agmt. - 10/16/91

        Memorial Sloan Kettering       Research Agmts. - 9/24/92

        New York Medical College       Memorandum of Agmt. for Research
                                       Contract - 12/5/91, as amended

        Pasteur Merieux Serums &       Agmt. - 3/30/92, all amendments,
        Vaccins, S.A.                  and all agmts. referenced therein

        Pasteur Merieux Serums &       Agmt. - 9/28/92
        Vaccins, S.A.

        SmithKline Beecham, P.L.C.     License, Dvlp. and Supply Agmt. -
                                       9/11/92 as amended, and all
                                       associated agmts. referenced
                                       therein

        Univax Biologics, Inc.         License and Supply Agmt. - 4/20/93
                                       as amended and all associated
                                       Agmts. referenced therein

        The Regents of the University
        of California                  License - 10/5/92

        University of Wisconsin-       Standard Research Agmt. - 3/13/95,
        Madison                        as amended and all agmts.
                                       referenced therein

        Virbac S.A.                    Agmt. - 6/83, all amendments
                                       thereto and all associated agmts.
                                       referenced
                                       therein







        Virbac S.A.                    Agmt. - 6/91, all amendments
                                       thereto and all associated agmts.
                                       referenced therein

        Virbac Inc.                    Agmt. - 5/89, all amendments
                                       thereto and all associated agmts.
                                       referenced therein

        Alfa-Laval Agri International  Agmt. - 11/16/92, as amended and
        AB/CBC                         all associated agmts. referenced
                                       therein

        Virbac S.A.                    Agmt. - 9/30/93, as amended and all
                                       associated Agmts. referenced threin

        Walter Reed Army Instit.       Agmt. - 10/23/90
        of Research

        GRF Corporation                Joint Venture Agmt. - 7/23/92 among
                                       CBC, OT Company, BioNebraska, Inc.,
                                       and GRF Corporation and all
                                       asociated agmts. referenced therein


                                       Description
        SCIENTIFIC COOPERATION AGMTS.  Date Signed

        Affymax                        7/26/93

        British Bio-technology Ltd.    6/2/94

        Imclone                        6/23/93

        Inselburg, Joseph              5/23/94

        Max-Planch Institut for        5/19/94
        Biologic

        Medimmune                      2/2/94

        Therion Biologic Corporation   8/25/94

        University of California       10/5/94

        Johns Hopkin                   dated as of:
                                         a)   6/17/94
                                         b)   8/16/93

        University of Kentucky         5/13/94

        Ludwig Institute               5/25/94

        BioMira Inc.                   8/2/93






        BioMira Inc.                   8/2/93

        Escola Paulista De Medicina    11/30/93

        Leonard Wood Memorial American
        Leprosy Foundation             4/23/93

        Medical Universitats Klinik    7/9/93

        Perseptive Biosystems          2/22/93

        Pharmakon Research
        International Inc.             8/6/93

        The Wistar Institute           4/25/93

        U.S. Agency for International
        Dev./"NYU"/CBC                 11/24/93

        U.S. Army Medical Research
        Institute of Infectious
        Diseases                       6/30/93

        University of Rhode Island
        of Kingston                    8/26/93

        British Bio-technology Limited 6/3/94

        Lyophilization Technology      1/5/94

        St. Louis University           3/22/94

        Ulfik, Lawrence A.             2/16/94

        University of Connecticut
        Health Center                  4/5/94

        University of Kentucky         5/13/94

        University of Kentucky         5/13/94

        University of Oxford           1/7/94

        University of Oxford           3/1/94

        Cornell University School of
        Veterinary Medicine            1/18/90

        University of Washington
        School of Medicine             11/10/92

        University of Kentucky /
        Chandler Medical Ctr           5/13/94






        NCI, Frederick Cancer Research
        Ctr                            9/6/94

        Harvard University School of
        Public Health                  1/19/93

        Stanford University School of
        Medicine                       5/7/92

        Centers for Disease Control    7/13/93

        The Scripps Institute          6/3/92

        Dartmouth University Medical
        School                         7/14/93

        US Army Medical R&D Command    7/20/93

        Memorial Sloan-Kettering Cancer
        Center                         9/12/89

        Memorial Sloan-Kettering Cancer
        Center                         9/24/92

        University of Alabama at
        Birmingham                     6/24/92

        Johns Hopkins Univ. School
        of Medicine                    8/17/93

        Walter Reed Army Institute
        of Research                    6/7/91

        State Veterinary Inst. for Virus
        Research                       6/25/91

        MedImmune, Inc.                2/3/94

        Therion Biologics              8/26/94

        Max-Planck Institute           5/20/94

        Dartmouth Medical School       5/23/94

        Britsh Bio-Technology          6/6/94

        Novo Nordisk A/S               NDA - 10/29/92

        St. Louis University School
        of Medicine                    3/22/94

        New York Univ. School
        of Medicine                    5/11/95






        NCI-NIH                        9/12/94

        UCLA                           4/3/95

        US Army Inst. of Research      11/4/94

        New York Medical College       10/17/94

        NIAID-NIH                      4/6/95

        Newcastle Mater Hospital,
        Australia                      4/4/95

        Johns Hopkins Univ.            6/20/94

        Univ. of California - Irvine   6/14/94

        Roswell Park Cancer Institute  7/27/95

        Harvard School of Public
        Health                         11/14/94

        Thomas Jefferson Univ. Medical
        School                         3/21/95

        MD Anderson Cancer Ctr, Univ.
        of Texas                       12/20/95

        NIAID-NIH                      4/6/95

        Univ. of Rochester             4/6/95

        Univ. of Virginia              7/27/95

        Dana Farber Cancer Institute

        The Immune Response
        Corporation                    2/13/95

        Hawaii Biotechnology Group     3/17/95

        Georgia State University       3/30/95

        PHRI, New York, NY             6/29/95

        MicroCarb                      1/16/95

        National Cancer Institute-NIH  8/31/94

        Tulane Univ. Medical Center    11/28/94

        New Jersey Medical School      10/24/94

        Wishard Memorial Hospital      10/14/94





        Univ. of Tennessee Medical
        Center                         4/19/95

        Int'l Center for Med. Res. &
        Training - Columbia            11/2/95

        der Technischen Universitat
        Munchen - Germany              6/6/95

        National Institutes of Health  7/27/95

        Montana State Univ.            7/27/95

        Fox Chase Cancer Center        11/28/95

        University of London - England 10/18/95

        M. D. Anderson Cancer Center,
        Univ. of Texas                 8/25/95

        Statens Seruminstitut -
        Denmark                        12/7/95

        Frederick Cancer Research &
        Development Center - NCI       10/26/95

        Universidad Nacional de
        Colombia                       8/4/95

        Queen Elizabeth II Medical
        Center                         12/1/95

        Ludwig Institute for Cancer Research

        National Institute of Allergy &
        Infectious Diseases - NIH      8/24/95

        Yale University                8/9/95

        University of Newcastle        12/7/95


                                       Description
        DIAGNOSTIC AGREEMENTS          Date Signed

        Pasteur Merieux Serum and      Termination Agrmnt 12/14/90
        Vaccines S.A.












        Diagnostic Agreements          Description
        General                        Date Signed

        MIT Development Corporation    Nondisclosure Agmt. - 11/19/91

        Ortho/Chiron/CBC               Material Transfer Agmt. - 6/10/93
                                       and any amendts and all associated
                                       agmts. referrenced therein

        Gary Pearson and Biotech Research
        Laboratories, Inc.             Agreement - 9/20/87

        Sienna Biotech Inc.            Option Agmt. - 11/12/92

        Univ. of Alabama at            Contract Services Agmt. - 11/18/92
        Birmingham

        The Regents of the Univ.
        of California                  7/30/93

        The Regents of the Univ.
        of California                  10/26/84


                                       Description
        Miscellaneous                  Date Signed

        Sepragen Corp.                 10/2/92

        Actigen Incorporated           9/7/93

        BioChem ImmunoSystems          3/25/93

        Children's Hospital            5/14/93

        CSL Limited                    3/18/93

        Diamond Associates             11/17/93

        Direct Access Diagnostics      11/10/93

        Empyrean Diagnostics, Inc.     11/29/93

        Hunneman Commercial Company    11/5/93

        Immunetics, Inc.               9/24/93

        NYU Medical Center             4/6/93

        Serex International, Inc.      4/30/93

        University of Alabama at
        Birmingham                     9/9/93






        University of Pennsylvania     2/24/93

        University of Pennsylvania     3/16/93

        Boston BioMedical Consultants  2/28/94

        Ciba Corning Diagnostics
        Corporation                    2/9/94

        Genelabs Diagnostics Ptd. Ltd  2/15/94

        Meridian Diagnostics, Inc.     6/27/94

        Riverside Partners             6/29/94

        Therion Biologics Corporation  4/15/94

        Tulane University Medical
        Center                         6/22/94

        Wampole Laboratories           6/27/94


                                       Description
        ADI                            Date Signed

                                       Stock Purchase and Transfer
                                       Agreement btwn CBC and Bio Mira
                                       Inc.- 2/28/94
                                       Transfer Agmt. between CBC and
                                       ADI Diagnostics, Inc. - 2/28/94



        Post Petition Contracts
        SIGNED AGMTS FROM JULY 7, 1994 Description
        FORWARD                        Date Signed

        Alexon                         8/4/94

        Amvax, Inc.                    7/15/94

        Anonymous Test Services, Inc.  9/12/94

        BASF Bioresearch Corporation   12/13/94

        Becton Dickinson Microbilogy Systems
        (Div.of Bec. Dick. & Co)       11/1/94

        Biochem Pharma Inc.            8/30/94

        Bio-Rad Laboratories, Inc.,    10/17/94







        Boehringer Mannheim
        International SA               9/23/94

        Boston Biomedica, Inc.         7/25/94

        Capricorn Products             7/14/94

        Capricorn Products             7/24/94

        ChemTrak                       9/20/94

        Ciba Corning Diagnostics
        Corporation                    9/20/94

        Department of Health & Human
        Services                       8/30/94

        Department of Health & Human
        Services                       8/30/94

        Department of The Army         11/10/94

        Dynagen, Inc.                  9/22/94

        F.J.D. Enterprises, Inc.       11/18/94

        Focus/MRL, Inc.                9/28/94

        Genzyme Diagnostics            9/23/94

        Grayson & Associates           9/16/94

        Gull Laboratories              8/31/94

        Harvard University School of
        Public Health                  11/14/94

        Hemagen Diagnostics, Inc.      7/27/94

        Manuso, Alexander &
        Associates, Inc.               10/18/94

        Medicorp Inc.                  7/26/94

        Dr. Frans W.H.M. Merkus        10/29/94

        Microcarb, Inc.                10/7/94

        Microbiology Reference
        Laboratory                     9/6/94

        Organon Teknika Corporation    12/15/94

        Quidel                         8/30/94





        Roche Diagnostics              7/12/94

        Sanofi Diagnostics Pasteur,
        Inc.                           10/13/94

        S R Technologies, Inc.         9/26/94

        Syva Company                   7/22/94

        T. Cell Sciences, Inc.         8/9/94

        Allergenics, Inc.              12/19/95

        Alcon Laboratories, Inc.       7/21/95

        Allen & Company Incorporated   2/2/95

        Alza Corporation               7/10/95

        Alza Corporation               11/20/95

        American Cyanamid Company      10/2/95

        American Standard Inc.         6/26/95

        Analytical Biosystems          1/25/95

        Auerbach, Pollak & Richardson,
        Inc.                           7/17/95

        BancBoston State Street Investor
        Services                       10/1/95

        Benchmark Consulting Group,
        Inc.                           8/10/95

        BioMerieux Vitek               5/3/95

        Booth, Melvin D.               2/9/95

        Boston Biomedica, Inc.         5/16/95

        Boston University School of
        Medicine                       11/8/95

        Calypte Biomedical             3/4/95

        Centers for Disease Control    4/17/95

        Chemsyn Science Laboratories   10/24/95

        Clinetics Corporation          9/29/95

        Clinetics Corporation          12/28/95





        Davos Chemical Corp./
        Plasto SA (Synkem Division)    12/21/95

        Davos Chemical Corp./Separex
        Division Chromatographie       10/23/95

        Diamedix Corporation           8/17/95

        Fox Chase Cancer Center        11/14/95

        Fox Chase Cancer Center        11/14/95

        Genzyme Diagnostics            2/1/95

        Great American Insurance Co.   3/15/95

        Intracel Corp.                 7/14/95

        Klaud, Stephen                 4/7/95

        Lane, Richard J.               2/9/95

        Levy, Nelson L.                1/6/95

        Macrochen Corporation          12/12/95

        MedTech Capital                8/10/95

        Mehta and Isaly                9/22/95

        Michelene Powers               3/22/95

        MicroCarb, Inc.                1/16/95

        National Cancer Institute      9/29/95

        National Institutes of Health  10/13/95

        Nelson, John                   4/5/95

        NERAC, Inc.                    12/19/95

        The Ohio State University      12/20/95

        Organon Teknika Corporation    1/24/95

        Pharmacia Inc.                 10/16/95

        Pharmakon Research
        International, Inc.            12/19/95

        Pharm-Eco Laboratories, Inc.   11/15/95

        Poorman-Douglas                9/20/95





        Presidio Life Sciences Group   8/31/95

        Prochrom Lab                   2/14/95

        REAADS Medical Products, Inc.  8/7/95

        SAF Bulk Chemicals             10/23/95

        Sanborn, Henry N.              4/7/95

        Scheer Partners, Inc.          5/17/95

        Scheer Partners, Inc.          8/1/95

        Scumaci, Robert F.             2/22/95

        Selfcare, Inc.                 6/28/95

        Separex Division Chromatographie/
        Davos Chemical Corp.           10/23/95

        Seradyne, Inc.                 6/30/95

        Stanford University School of
        Medicine/Perimmune, Inc.       6/23/95

        Strategic Diagnostics Inc.     9/5/95

        Statens Seruminstitut          11/30/95

        Statens Seruminstitut          11/30/95

        Sullivan, Charles              4/7/95

        Svrluga, Richard               1/6/95

        TM Capital Corp.
        (Michael Goldman)              6/16/95

        TSI Washington Laboratories    3/13/95

        U.S. Army Medical Research Insitiute
        of Infectious Diseases         10/27/95

        University of Newcastle        12/7/95

        University of Newcastle        11/30/95

        University of Texas            8/23/95

        University of Texas            8/25/95

        Walter Reed Army Institute
        of Research                    10/21/95





        Whitlow, M. Blanton            1/6/95

        WHO Collaborative Center for
        Rickettsial Reference and
        Research                       11/6/95

        WHO Collaborative Center for
        Rickettsial Reference and
        Research                       10/31/95

        Willis Cornoon Corp. of Mass   3/15/95

        Allergenics, Inc.              1/15/96

        Bayer Diagnastics              2/19/96

        Carter-Wallace, Inc./Immune
        Probe Inc.                     1/19/96

        Carter-Wallace, Inc./JDL
        Associates                     1/19/96

        IncStar Corporation            1/9/96

        Ohio State University          1/29/96

        Perlmmune, Inc.                1/2/96

        Perlmmune, Inc.                1/2/96

        Pharmakon Research
        International, Inc.            1/25/96

        Remel Limited Partnership      1/19/96

        UF/USAD/SADC Heartwater Research
        Project, Veterinary Research
        Lab                            1/29/96

        UF/USAD/SADC Heartwater Research
        Project, Veterinary Research
        Lab                            1/24/96

        Unisyn Technologies, Inc.      2/14/96

        U.S. Naval Medical Research
        Unit, No. 3                    2/21/96

        U.S. Naval Medical Research
        Unit, No. 3                    2/21/96

        The University of Alabama at
        Birmingham                     1/19/96






        The University of Alabama at
        Birmingham                     1/19/96

        Viral and Rickettsial Disease
        Laboratory                     1/4/96

        Diatech Diagnostics            3/12/96

        Microbiological Associates,
        Inc.                           Agmt. No. 2311 2/29/96

        Naples, John                   Letter Agmt. 1/23/96

        Swigs Tropical Institute       Agmt. - 1/119/96 and 2/22/96

        Carter-Wallace, Inc.           Asset Purchase Agreement dated as
                                       of 5/1/96 and related Escrow
                                       Agreement and Supply Agt.

        Meridian Diagnostics, Inc.     Asset Purchase Agreement - 6/24/96
                                       and related Supply Agmt. and Escrow
                                       Agmt.

        Advanced BioScience
        Laboratories, Inc.             5/21/96

        Advanced BioScience
        Laboratories, Inc.             5/21/96

        Bergen Community Regional
        Blood Center                   4/25/96

        bioMerieux Vitek/Aquila
        Biopharmaceuticals             4/4/96

        bioMerieux Vitek, Inc.         5/23/96

        Calypte Biomedical
        Corporation                    4/12/96

        Calypte Biomedical
        Corporation                    4/12/96

        Carter-Wallace, Inc.           5/3/96

        Cottingham, Hugh               5/3/96

        Diatech Diagnostics, Inc.      3/12/96

        Eisenwinter, Ronald Keith      5/18/96

        Hale and Dorr                  4/11/96







        Institut Fur Med. Mikrobiologie
        and Hygiene, Der Technischen
        universitat Munchen            4/9/96

        Kemp Biotechnologies           5/20/96

        Knox College                   4/4/96

        Knox College                   4/4/96

        Mallinckrodt Veterinary, Inc.  3/20/96

        Mallinckrodt Veterinary, Inc.  5/15/96

        Mallinckrodt Veterinary, Inc.  5/15/96

        New York Medical College       5/3/96

        Prochrom, Inc.                 5/1/96

        Statistics Unlimited, Inc.     5/13/96

        Stroock & Stroock & Lavan      5/3/96

        Swiss Tropical Institute       3/18/96

        University of Massachusetts
        - Lowell                       5/16/96

        University of Washington       4/1/96

        Viral Technologies, Inc.       4/26/96



        Employmee                      Description
        Confidentiality Agreements     Date Signed

        Amsden, Jennifer A.            11/1/93

        Anderson, Christine A.         12/18/90

        Anderson, David A.             12/11/91

        Anderson, Robert C.            7/24/89

        Austin-Ritchie, Tammy L.       10/30/94

        Ayers, June G.                 9/17/90

        Balkovic, Edward S.            11/1/93

        Baronouskas, Loriann           8/14/95






        Barbon, Jeffrey                9/26/95

        Barbosa, Arnoldo               3/13/95

        Barton, Sandra L.              8/3/92

        Beaver, Jeffrey T.             6/20/94

        Beltz, Gerald A.               8/18/83

        Bille, Curtis G.               1/14/93

        Bagosian, Laura A.             4/24/87

        Breen, Susan                   2/8/94

        Bulger, Patrice A.             11/2/87

        Caron, Jr., Kenneth A.         11/25/91

        Cassaneli, Paula A.            3/6/89

        Chan, Teresa H.                6/24/91

        Chiavoloni, Jose R.            11/28/89

        Chin, Rena S.L.                10/28/91

        Chioda, John P.                10/31/89

        Cloufier, Penny A.             10/8/85

        Conrad, David I.               2/14/95

        Cooper, Jeff K.                4/25/89

        Corbo, Joanne                  10/19/92

        Corey, Maria P.                3/10/95

        Coughlin, Richard T.           4/11/87

        Cox, Daniel E.                 9/27/89

        Cusson, Nancy A.               8/8/88

        Davis, Kathryn R.              6/15/92

        Dean, Angela K.                12/15/87

        Denogean, Luis Alex            3/14/95

        Dixson, Mark S.                3/29/93






        Duncan, Cynthia E. Brown       3/1/95

        Dvorak, Gillian I.             6/29/87

        Ekinci, Fatma J.               4/1/92

        Enyim, Koff                    8/19/91

        Feigelman, Rhonda E.           12/7/92

        Finn, Mary                     2/1/90

        Foxhan, Daniel P.              3/10/94

        Foulkrod, Paul, M.             8/22/94

        Freeman, Bente                 7/24/89

        Fumonavicius, Maria C.         7/10/94

        Gagne, Linda L.                11/17/89

        Ganley, Mellyn                 10/2/95

        Gallagher, Kathleen E.         2/28/94

        Gardner, Bonnie H.             9/18/89

        Gilles, David W.               1/14/94

        Gingrich-Hicker, Cindy A.      3/23/87

        Grabbe, Deborah B.             4/14/93

        Green, Karen T.                10/15/87

        Greer, Cynthia A.              9/24/87

        Hallaron, Paul F.              10/16/89

        Harte, Karen M.                8/27/89

        Hawthorne, Rita L.             4/15/91

        Hay, Stephen                   10/23/95

        Hoang, Han Viet                ????

        Hogan, Cheryl M.               2/28/94

        Hollender, Norma A.            1/3/95

        James, Duane L.                5/30/91






        Kammer, Robert                 5/18/93

        Kashala, Lukemena O.           8/23/92

        Kelly, Jr., Thomas H.          1/31/92

        Kensil, Charlotte A.           12/5/85

        Kilmer, Richard H.             1/31/95

        Kissiday, Stephanie            5/4/87

        Kohl, John H.                  3/1/93

        Kozberg, Patricia M.           6/13/89

        Lachapelle, Nelson             12/26/95

        Larkham, Louie                 8/4/95

        Lazarus, Gary                  11/30/95

        Listenwilk, Suzel D.           8/13/93

        Li, Joice X.                   4/19/95

        Long, Gary E.                  3/23/89

        Lord, John A.                  8/29/92

        Mard, Shawn                    1/15/96

        Marshall, Jay R.               5/25/93

        Mason, Lori J.                 9/15/89

        Meenan, Karen F.               7/14/92

        Melady, Wendy A.               2/17/89

        Mesale, Jr., Albert D.         12/12/88

        Munroe, Kenneth J.             11/12/90

        Murphy, Cheryl J.              6/25/87

        Murphy, Matthew R.             3/23/93

        Nelson, Rosemary               7/6/95

        Obeg, Mark P.                  ??????

        Odom, Kevin A.                 4/14/93






        Osowski, Barbara J.            12/6/91

        Oslowski, Jean                 12/12/87

        Packard, Kevin M.              2/21/95

        Parousis, Christina            3/9/92

        Parousis, Christos             4/18/94

        Percorelli, Marlee             3/6/95

        Pelken, Loreta M.              ???

        Pelletier, James R.            4/1/91

        Plume, Sharry A.               6/13/88

        Quinn, William P.              3/23/92

        Radcliff, Wilfred              9/28/89

        Rarick, RIsa Marie             11/30/94

        Recchia, Joanne                11/1/86

        Reidy, Thomas J.               11/22/93

        Richert, Linda A.              4/12/94

        Rich, Linda E.                 2/16/95

        Robert, Roxanne M.             7/30/90

        Robinson, Lisa M.              11/10/93

        Seals, Jonathan R.             7/16/87

        Shaffer, Douglas J.            6/17/91

        Sillman, Deborah               3/3/93

        Simms, Karen E.                9/27/89

        Soltysik, Sean                 9/13/90

        Stone, Carol A.                4/6/87

        Storey, James R.               7/29/84

        Sullivan, Debra Lee            1/3/95

        Tounton-Rigby, Alison          4/6/95






        Warren, Susan P.               2/13/89

        Weissman, Bruce A.             3/14/95

        Wendler, Paul B.               9/6/90

        Wheeler, Deborah A.            8/14/91

        Wheeler, James J.              10/31/94

        White, Abbie C.                5/23/89

        Wilson, Mary-Jane              8/12/87

        Wu, Jia-Yan                    7/22/89








































                                      - 23 -





                                     EXHIBIT J

                              SUMMARY OF STOCK PLANS


             1996 Stock Award and Option Plan. The first plan is a new 1996 Stock Award and Option Plan (the "Employee Plan") to replace the previously existing CBC plan. The purposes of the 1996 Plan, which is substantially similar to the prior CBC plan, are to provide long-term incentives and rewards to those key employees of Aquila and its subsidiaries and any other persons who are in a position to contribute to the long-term success and growth of Aquila and its subsidiaries, to assist Aquila in retaining and attracting executives and key employees of requisite experience and ability and to associate more closely the interests of such executives and key employees with those of Aquila's stockholders.

             Under the Employee Plan, Aquila may grant (i) options intended to qualify under Section 422 of Code as incentive stock options, (ii) other options which are not qualified as incentive stock options ("nonqualified stock options"), (iii) Stock Appreciation Rights, either alone or in tandem with options ("SARs"), (iv) discounted stock options, (v) deferred stock awards, and (vi) restricted stock awards. Incentive stock options may only be granted to persons who are employees of Aquila at the time of grant, which may include officers who are also employees. All of the other types of options and awards may be granted to persons who are officers or employees of Aquila are eligible for incentive stock options and they are approximately fewer than 5 consultants are eligible for other options and awards under the Employee Plan.

             Administration of the Employee Plan will be delegated by the Board of Directors to the Compensation Committee. Subject to the terms of the Employee Plan, the Compensation Committee will determine the persons to whom options or awards are granted, the number of shares covered by the option or award, the term of any option or award and the time during which any option is exercisable. In the discretion of the Compensation Committee, options or shares acquired by exercise of an option may be forfeitable if the recipient does not continue as an employee of Aquila for a specified period.

             Incentive stock options under the Employee Plan may not be granted after ten years after the Consummation Date and may not be exercised subsequent to ten years from the date of grant (five years after the date of grant for incentive stock options granted to holders of more than 10% of Aquila's New Common Stock).

             No incentive stock option granted pursuant to the Employee
        Plan may be exercised more than three months after the option holder ceases to be an employee of Aquila, except that in the event of death or permanent and total disability of the option




        holder, the option may be exercised by the holder of his estate for a period of up to one year after the date of such death or permanent and total disability.

             Discounted stock options may be granted at an exercise price equal to a stated percentage of the fair market value of the New Common Stock on the date of the grant, in the discretion of the Compensation Committee. Incentive stock options and non-qualified stock options may not be granted at less than the fair market value of the New Common Stock, and incentive stock options may be granted to those persons holding more than 10% of the New Common Stock only at an exercise price of at least 110% of the fair market value of the New Common Stock on the date of grant.

             In order to assist an optionee in the acquisition of shares of New Common Stock pursuant to the exercise of an option granted under the Employee Plan, the Compensation Committee may authorize payment (i) in cash, (ii) by delivery of shares of New Common Stock having a fair market value equal to the purchase price of the shares, (iii) by the exercise of SARs, or (iv) any combination of the foregoing or any other means the Compensation Committee approves.

             A total of 2,000 shares of New Common Stock will be available for issuance under the Employee Plan (subject to adjustment for any recapitalization, reclassification, stock split, stock combination, stock dividend or certain other corporate reorganizations). The shares issued may include either authorized but unissued shares of New Common Stock or treasury shares.
        Shares subject to any option that ceases to be exercisable for any reason will be available for subsequent option grants. Options or awards that will be granted under the Employee Plan in the future are not presently determinable.

             The Board of Directors may amend, suspend or terminate the Employee Plan; provided, however, that without stockholder approval, neither the Board of Directors nor the Compensation Committee may modify the Employee Plan to increase the number of shares available for issuance, change the class of persons eligible to receive awards, or make any other modification requiring the approval of the stockholders under Section 424 of the Internal Revenue Code for incentive stock options or under Rule 16b-3 under the Securities Exchange Act of 1934 in order to continue to qualify for exemption under that rule.

             1996 Director Stock Award and Option Plan. The second plan in a 1996 Director Stock Award and Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to attract and retain the services of experienced and knowledgeable directors of Aquila for the benefit of Aquila and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of Aquila and its stockholders through continuing ownership of the New Common Stock.






             Under the Directors Plan, Aquila may grant the same types of awards, subject to the same limitations as are described above under the Employees Plan, except that SARs under the Directors Plan may only be granted during a ten day period beginning on the third business day following release of annual or quarterly earnings reports and SARs may not be settled earlier than six months after the date of grant.

             Each director of Aquila or any of its subsidiaries (presently four persons) will be eligible to receive awards under the Directors Plan, although only directors who are also employees (one person) will be eligible for incentive stock options.

             Under the Directors Plan, each eligible director will receive an initial grant on or about the Initial Distribution Date, one-fourth vesting on that date and an additional one-fourth vesting on each of the next three anniversaries thereafter. Directors will also receive an annual automatic grant of an option for up to 2,500 shares on the 1st day of July, at fair market value on the date of the grant.

             A total of 200,000 shares of New Common Stock has been reserved for issuance under the Directors Plan (subject to adjustment for any recapitalization, reclassification, stock split, stock combination, stock dividend or certain other corporate reorganizations). The shares issued may include treasury shares, authorized but unissued shares, and shares previously reserved for issuance upon exercise of options which have expired or terminated. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants.

             The Board of Directors may amend, suspend or terminate the Director Plan; provided, however, that without stockholder approval, neither the Board of Directors nor the Compensation Committee may modify the Directors Plan to increase the number of shares available for issuance, change the class of persons eligible to receive awards, decrease the exercise price of options, or materially increase benefits in any manner requiring the approval of the stockholders under Section 424 of the Internal Revenue Code for incentive stock options or under Rule 16b-3 under the Securities Exchange Act of 1934 in order to continue to qualify for exemption under that rule.

             1996 Employee Stock Purchase Plan. The third Plan is a 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is intended to provide employees of Aquila with additional incentives by permitting them to acquire a proprietary interest in Aquila through the purchase of shares of Aquila's New Common Stock. The Stock Purchase Plan will be administered by the Compensation Committee.

             The Stock Purchase Plan provides that all employees of Aquila (including officers and directors) who work more than twenty hours





        per week and more than five months in any calendar year who are employed on or before the first day of the applicable Purchase Period are eligible to participate. However, no employee who holds five percent (5%) or more of the total combined voting power of Aquila's capital stock will be eligible to participate. At present, approximately 56 persons are eligible to participate in the Stock Purchase Plan. Further, no employee may be granted an option pursuant to which the employee's right to purchase New Common Stock under the Stock Purchase Plan accrues at a rate which exceeds $25,000 of fair market value of such stock per year.

             An eligible employee of Aquila may elect to participate in the Stock Purchase Plan by giving notice to Aquila and instructing Aquila to withhold a specified amount equal to a whole percentage of his or her Compensation from the employee's salary during the following "Purchase Period", running from a date specified by the Compensation Committee within the first fifteen days of January and ending twelve months later. On the last business day of the Purchase Period, the amount withheld will be used to purchase New Common Stock at a price equal to the lesser of 85% of the fair market value of the New Common Stock on either the first day (the "Date of Offering") or on the last day of the Purchase Period, whichever is less (the "Option Exercise Price"). For this purpose, fair market value is the public market price, if any, or a value determined in good faith by the Board of Directors.
        Aquila technically will grant an option to each participant on the Date of Offering, to purchase, on the last day of the Purchase Period, at the Option Exercise Price, that number of shares of New Common Stock that his or her accumulated payroll deductions on the last day of the Purchase Period will pay for at such price with a maximum number of shares equal to three times the number of shares calculated by dividing the estimated contribution amounts during the Payment Period by fair market value of the New Common Stock on the first day of the Payment Period. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Purchase Period. Participation will end automatically on termination of employment with Aquila.

             A participating employee may authorize a payroll deduction of an even percent (i.e., 1%, 2%, etc.), equal to not more than ten percent (10%) of his or her Compensation (defined as the rate of salary in effect for an employee on the Date of Offering). Deductions from any employee's Compensation may not be increased or decreased during a Purchase Period.

             An employee may withdraw from the Stock Purchase Plan, and withdraw all of the payroll deductions credited to his or her account under the Stock Purchase Plan, at any time prior to the last regular payroll deduction of any Purchase Period. Aquila will refund without interest the entire remaining balance of the Employee's deductions.

             The maximum number of shares of New Common Stock which may be purchased by employees under the Stock Purchase Plan is 200,000





        shares (subject to adjustments for stock splits, stock dividends and similar transactions). Such shares may be authorized but unissued shares of New Common Stock or shares of New Common Stock reacquired by Aquila, including shares purchased in the open market.

             The Stock Purchase Plan may be amended by the Board of Directors from time to time in any respect; provided, however, that without stockholder approval no amendment shall be effective to increase the number of shares under the plan, decrease the purchase price per share other than as provided in the plan, withdraw administration from the Committee, or change the subsidiaries eligible to participate.

             The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Provided that certain conditions are met, an employee will not recognize income on the grant or exercise of an option under the Stock Purchase Plan, and Aquila will not have a deduction.



































                                       - 5 -




                          UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF MASSACHUSETTS


                                         )
        In re:                           )      Chapter 11
                                         )
        CAMBRIDGE BIOTECH CORPORATION,   )      Case No. 94-43054-JFQ
                                         )
             Debtor                      )
                                         )

                 MOTION OF CAMBRIDGE BIOTECH CORPORATION PURSUANT
                    TO SECTION 1127 OF THE BANKRUPTCY CODE AND
          FED. R. BANKR. PROC. 3019 FOR APPROVAL OF MODIFICATIONS TO PLAN

             Cambridge Biotech Corporation, debtor and debtor-in-

        possession ("CBC"), submits this motion with respect to certain modifications (as set forth below) (the "Modifications") to

        Amended (May 17, 1996) Reorganization Plan of Cambridge Biotech

        Corporation as Further Amended As of May 20, 1996 (the "Plan").

        Because the Modifications do not adversely change the treatment of the claim of any creditor or the interest of any equity security holder, CBC requests that the Court find and order the

        Modifications deemed accepted by all creditors and equity security holders who have previously accepted the Plan.  As grounds therefore and in support thereof, CBC states as follows:

             1.   CBC has filed the Plan with the Court, and the

        Disclosure Statement with respect to Amended (May 17, 1996)

        Reorganization Plan of Cambridge Biotech Corporation as Further

        Amended As of May 20, 1996 ( the "Disclosure Statement"), was

        approved by the Court in all respects on or about May 17, 1996

        (the "Disclosure Statement Approval Order").










             2.   Pursuant to the Disclosure Statement Approval Order, the

        Disclosure Statement (and Plan) were mailed to, among others, all holders of Claims and Interests.  The Plan was overwhelmingly accepted by all impaired Classes of creditors and equity security holders, with the exception of Class 4 (Non-Convenience Class

        General Unsecured Claims).  The Court has scheduled a confirmation hearing on the Plan for July 15, 1996.



             3.   Since the Disclosure Statement was mailed, CBC has had

        continuing negotiations with the Equity Committee in an effort to resolve the Equity Committee's objections to the Plan.  Moreover,

        CBC has reviewed the Plan and determined that certain

        modifications are necessary to correct scrivenor`s errors and clarify certain issues including, without limitation, in

        connection with corporate mechanics of the stock exchange between

        CBC and Aquila Biopharmaceuticals, Inc. ("Aquila") and the

        mechanics of the Rights Offering which is a part of the Plan.

        None of the Modifications modify the Plan so that it fails to meet the requirements of Sections 1122 and 1123 of the Bankruptcy Code.

        Accordingly, pursuant to Section 1127(a) of the Bankruptcy Code,

        upon CBC's filing of this motion (with the Modifications), the

        Plan, as modified, becomes the Plan.

             A.   Amendments to the Plan

                  Amend the Plan as follows:

             1.   Amend Article I.B.7 to read:

                  7.  "Aquila Certificate of Incorporation" means Aquila's

             amended and restated certificate of incorporation in effect






             under the laws of the State of Delaware substantially in the form attached as Exhibit B-1 hereto.

             2.   Amend Article I.B.32 to read:

                  32.  "Disbursing Agent" means the Person(s) designated

             by CBC to serve as Disbursing Agent under Section VII of the

             Plan.  CBC may designate Aquila as Disbursing Agent.  The

             Disbursing Agent shall be deemed to include The First

             National Bank of Boston in its capacity as the transfer

             agent, exchange agent, rights agent, warrant agent, registrar or any similar function for either CBC or Aquila.

             3.   Amend Article I.B.36 to read:

                  36. "Eligible Rights Holder" means a holder of Rights

             (or in the case of Rights held in street name, each

             beneficial owner) who has subscribed for all of the Units to which he is entitled under his basic Rights.

             4.   Amend Article I.B.67 to read:

                  67. "Record Date" means the record date for purposes of

             making distributions under the Plan to holders of Old Common

             Stock on account of Allowed Interests, which date shall be the Consummation Date.

             5.   Amend the third sentence of the first paragraph of

             Article IV.E.1 to read:

                  In addition, each holder of a Right (or in the case of

             securities held in street name, each beneficial owner) who has fully exercised his basic Right to purchase one Unit for each Right received (an "Eligible Rights Holder") also has the right to purchase any desired number of Units that have






             not been subscribed for by the holders of other Rights (the

             "Oversubscription Rights"), subject to proration if

             oversubscribed.

             6.   Amend Article IV.F by adding the following to the end

             thereof:

                  John Nelson and Elliot Hillback shall serve as Class I

             Directors; Alison Taunton-Rigby shall serve as a Class II

             Director; and Jeffrey Beaver shall serve as a Class III

             Director (as such Classes are described in the Aquila

             Certificate of Incorporation).  The Aquila Board of Directors

             shall appoint as a fifth director Mr. Keith J. Dorrington, a candidate nominated by the Equity Committee, who shall serve as a Class III Director.  Mr. Dorrington shall be one of the members of the Nominating Committee established under the

             Aquila By-Laws.

                  7.   Amend the second sentence of the second paragraph

             of Article IV.I to read:

                  On the Consummation Date, the Old Common Stock Interests

             shall be transferred to Aquila in exchange for the interests in Aquila to which Class VI Claimants are entitled under this

             Plan and Reorganized CBC shall issue a single certificate for

             100 shares of common stock (which shall constitute all

             outstanding capital stock of Reorganized CBC) to Aquila, and the stock certificates for the Old Common Stock shall be

             deemed canceled and of no force and effect without further action on the part of the Bankruptcy Court or any Person.








             8.   Amend the second sentence of the second paragraph of

             Article IV.I to read:

                  Pending such surrender, the certificates for the Old

             Common Stock shall be deemed canceled and shall represent

             only the right to receive the distributions to which the

             holder is entitled under the Plan.

             9.   Amend IV.I by adding the following to the end thereof:

                  On the Consummation Date, the certificates for the

             initial Aquila common stock held by CBC will be automatically canceled.

             B.   Certificate of Incorporation

                  Amend the Certificate of Incorporation of Aquila

             Biopharmaceuticals, Inc. which is Exhibit B-1 to the Plan as follows:

             10.  Amend Article FIFTH, Paragraph A, first paragraph, to change the number of shares of preferred or special stock

             authorized to be issued  from 1,500,000 to 5,000,000 shares.

             11.  Amend Article FIFTH, Paragraph C, the first clause of the first paragraph to read:

                  "Subject to any limitation prescribed by law or by

             Paragraph D of this Article FIFTHd Article FIFTH by adding a new Paragraph D to read as follows:

                  D.   Limitations on Issuance of Preferred Stock During

             Initial Period












                  The authority of the board of directors to establish a

             class or series of preferred stock under Paragraph C above is subject to the following limitations:

                  (a)  Prior to the conclusion of the Initial Special

             Meeting described in Paragraph E of Article SIXTH, no class or series of preferred stock shall be established or shares thereof issued unless approved either (i) by a unanimous vote of the board of directors, or (ii) by vote of a majority of the shares of capital stock represented in person or by proxy at a meeting of stockholders.

                  (b)  From the conclusion of the Initial Special Meeting

             until the conclusion of the corporation's 1997 annual

             meeting, no class or series of preferred stock shall be

             established or shares thereof issued unless (i) if there are then five directors, it was approved by at least three

             directors, and (ii) if there are then six or seven directors,

             it was approved by a majority of the directors present and voting, including a majority of all of the "approved

             directors."  For purposes of this Paragraph D, an approved director means any director who either (i) was elected at the

             Initial Special Meeting or (ii) was nominated for director pursuant to Section IV.F of the Reorganization Plan (as

             defined below) by the Equity Committee defined in the

             Reorganization Plan.  The Reorganization Plan means Cambridge

             Biotech Corporation's reorganization plan confirmed by the

             Bankruptcy Court in the Chapter 11 proceeding filed by

             Cambridge Biotech Corporation in the United States Bankruptcy






             Court for the District of Massachusetts, Case No. 94-43054-

             JFQ (the "Chapter 11 Case").

             13.  Amend the first sentence of Article SIXTH, Paragraph E,

             third paragraph, to read as follows:

                  The corporation shall call a special meeting of

             stockholders for the later of (i) December  15, 1996, or (ii)

             the  date which is  ninety (90) days after the Consummation

             Date  established pursuant to the Reorganization Plan, or if such date is not a business day, then on the next business day (the "Initial Special Meeting").

             14.  Amend the fourth paragraph of Article SIXTH, paragraph E by adding two additional sentences at the end thereof to read as follows:

                  The number of directors may not be increased to more

             than seven prior to the conclusion of the 1997 annual meeting of stockholders.  Any additional directors appointed by the board of directors or elected by stockholders prior to the

             1997 annual meeting of stockholders shall be "independent

             directors" as defined by the Council of Institutional

             Investors.

             15.  Amend the first line of Article SEVENTH, second

             paragraph, by adding the phrase "or Article SIXTH" after the word "law."

             16.  Amend Articles FIFTH, SIXTH, and NINTH to correct cross-

             references and conform defined terms as a result of the

             foregoing changes.








             C.   Amendments to Bylaws

                  Amend the Bylaws of Aquila which are Exhibit B-2 to the

             Plan as follows:

             17.  Amend Article I, Section 10 to read as follows:

                  Section 10.    Action at Meetings.  When a quorum is

             present at any meeting, a plurality of the votes properly

             cast for election to any office shall elect to such office,

             and a majority of the votes properly cast shall decide any other question brought before such meeting, unless the

             question is one upon which by express provision (whether of law, the certificate of incorporation or these by-laws) a

             different vote is required, in which case such express

             provision shall govern and control the decision of such

             question.

             18.  Amend Article II, Section 1 to read as follows:

                  Section 1.     Number, Election, Tenure and

             Qualification.  The number of directors which shall

             constitute the whole board shall be not less than one.

             Except as otherwise fixed pursuant to the provisions of

             Articles FIFTH or SIXTH of the certificate of incorporation,

             the number of directors of the corporation shall be fixed by resolution duly adopted from time to time by the board of

             directors.  The directors, other than those who may be

             elected by the holders of any class or series of preferred stock, shall be classified, with respect to the term for

             which they severally hold office, into three classes, as

             nearly equal in number as possible as determined by the board






             of directors.  Except as provided in Section 4 of this

             Article or Article SIXTH of the certificate of incorporation,

             the directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office

             until his successor is elected and qualified or until his

             earlier death, resignation or removal.  Directors need not be stockholders.

             19.  Amend Article II, Section 2 by adding to the beginning thereof the phrase, "Subject to the provisions of Article

             SIXTH of the Certificate of Incorporationd Article II,

             Section 3, first paragraph, first sentence, clause (a) by

             deleting the phrase "the board of directors or a subcommittee thereof" and inserting in lieu thereof the phrase "the

             nominating committee established pursuant to Section 14 of this Article II."

             21.  Amend Article II, Section 3, second paragraph, both the first and the last sentences thereof, by deleting the phrase

             "board of directors or a committee thereof" and inserting in lieu thereof the phrase "the nominating committee".

             22.  Amend Article II by renumbering Section 15 as Section 16 and inserting a new Section 15 to read as follows:

                  Section 15.    Nominating Committee.  The board of

             directors shall appoint a nominating committee which shall be responsible for selecting the nominees of the board of

             directors for election as directors of the corporation.  The nominating committee shall consist of not less than three nor more than five members.






             23.  Amend Exhibit F, the Rights and Warrants Agreement and

             the form of the Rights Certificate which is an exhibit

             thereto, to the extent required to conform to any of the

             foregoing amendments to the Plan.

             D.   Amendments to Plan Exhibits

                  Amend Exhibits G (Assumed Contracts) and I (Assumed and

             Assigned Contracts) to include those items listed on Exhibit

             A hereto (which generally represent additional post-petition contracts to be assumed by CBC and assigned to Aquila).

             4.   Because the Modifications do not adversely change the

        treatment of the claim of any creditor or the interests of any equity security holder, pursuant to Fed. R. Bankr. Proc. 3019, the

        Court should deem the Modifications accepted by all creditors and equity security holders who have previously accepted the Plan.

             WHEREFORE, CBC respectfully requests that the Court:

             1.   Enter an order in the form attached hereto finding that

        the Modifications do not adversely change the treatment of the claim of any creditor or the interest of any equity security holder and deeming the Modifications accepted by all creditors and equity security holders who have previously accepted the Plan; and

             2.   Grant to CBC such other relief as appropriate and just

        under the circumstances.
















        Dated:  July 15, 1996          Respectfully submitted,

                                       CAMBRIDGE BIOTECH CORPORATION,

                                       By its attorneys,



                                       Joseph F. Ryan
                                       Jeffrey L. Jonas
                                       Anthony L. Gray
                                       BROWN, RUDNICK, FREED & GESMER,
                                       P.C.
                                       One Financial Center
                                       Boston, MA  02111
                                       617-856-8200


        #497396 v1 - JONASJL - @nsk01!.DOC - 18017/1








































                                     EXHIBIT A

                      (Additions to Exhbiits G and I to Plan)


        Agreements                                         Date     Cost
        to Cure

        Advanced BioScience Laboratories, Inc.            5/21/96     0
        Advanced BioScience Laboratories, Inc.            5/21/96     0
        Bergen Community Regional Blood Center            4/25/96     0
        bioMerieux Vitek/Aquila Biopharmaceuticals        4/4/96      0
        bioMerieux Vitek, Inc.                            5/23/96     0
        Calypte Biomedical Corporation                    4/12/96     0
        Calypte Biomedical Corporation                    4/12/96     0
        Carter-Wallace, Inc.                              5/3/96      0
        Cottingham, Hugh                                  5/3/96      0
        Diatech Diagnostics, Inc.                         3/12/96     0
        Eisenwinter, Ronald Keith                         5/18/96     0
        Hale and Dorr                                     4/11/96     0
        Institut Fur Med. Mikrobiologie und Hygiene,      4/9/96      0
         Der Technischen universitat Munchen
        Kemp Biotechnologies                              5/20/96     0
        Knox College                                      4/4/96      0
        Knox College                                      4/4/96      0
        Mallinckrodt Veterinary, Inc.                     3/20/96     0
        Mallinckrodt Veterinary, Inc.                     5/15/96
        Mallinckrodt   Veterinary, Inc.                   5/15/96     0
        New York Medical College                          5/3/96      0
        Prochrom, Inc.                                    5/1/96      0
        Statistics Unlimited, Inc.                        5/13/96     0
        Stroock & Stroock & Lavan                         5/3/96      0
        Swiss Tropcial Institute                          3/18/96     0
        University of Massachusetts - Lowell              5/16/96     0
        University of Washington                          4/1/96      0
        Viral Technologies, Inc.                          4/26/96     0



        Any executory contracts entered into by CBC on or after 5/31/96 (except that certain Agreement dated 6/9/96 with Direct
        Diagnostics which will be assumed but not assigned).













                                       - 12 -




                          UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF MASSACHUSETTS


                                         )
        In re:                           )      Chapter 11
                                         )
        CAMBRIDGE BIOTECH CORPORATION,   )      Case No. 94-43054-JFQ
                                         )
             Debtor                      )
                                         )


                       ORDER APPROVING MODIFICATIONS TO PLAN
                          PURSUANT TO SECTION 1127 OF THE
                   BANKRUPTCY CODE AND FED. R. BANKR. PROC. 3019


             On the Motion of Cambridge Biotech Corporation Pursuant to

        Section 1127 of the Bankruptcy Code and Fed. R. Bankr. Proc. 3019.

        For Approval of Modifications to Plan (the "Modification Motion"),

        after notice and hearing as appropriate under the circumstances,

        it is hereby FOUND, ORDERED, ADJUDGED and DECREED that the

        Modifications (as defined (and described) in the Modification

        Motion) do not modify the Plan (as defined in the Modification

        Motion) so that it fails to meet the requirements of Sections 1122 and 1123 of the Bankruptcy Code and do not adversely change the treatment of the claim of any creditor or the interest of any equity security holder.  Accordingly, the Modifications are deemed accepted by all creditors and equity security holders who have previously accepted the Plan.



        Dated:                        July ____, 1996
                                      James F. Queenan
                                      United States Bankruptcy Judge




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